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                                                                     Exhibit 4.5

                          SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated October 6, 2004, is entered into by and among China Nepstar Chain Drugstore Ltd., an exempted company organized and existing in the Cayman Islands (the "COMPANY"), each of the parties set forth in Schedule A (the "COMPANY WARRANTORS"), GS Capital Partners 2000, L.P., a limited partnership organized and existing under the laws of the State of Delaware (the "LEAD INVESTOR"), and each of the parties set forth in Schedule B (together with the Lead Investor, the "INVESTORS").

                                    RECITALS

     WHEREAS the Company and its subsidiaries operate one of the leading pharmaceutical retail chains in the PRC (as defined below);

     WHEREAS the Company seeks expansion capital to grow its business and the business of its subsidiaries and, correspondingly, seeks to secure investment from the Investors on the terms and conditions set forth herein;

     WHEREAS the Investors seek to invest in the Company on the terms and conditions set forth herein;

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises set forth above, the mutual covenants and agreements set forth herein and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1 INTERPRETATION

     1.1 Definitions. Unless otherwise defined in this Agreement, capitalized terms used herein shall have the following meanings:

          "ACCOUNTING PRINCIPLES" shall mean International Financial Reporting Standards as promulgated from time to time by the IASB (including, without limitation, standards and interpretations approved by the IASB and International Accounting Principles issued under previous constitutions thereof), together with the IASB's pronouncements thereon from time to time.

          "ACT" has the meaning ascribed thereto in Section 6.5.

          "AFFILIATE" means, with respect to any given Person, a Person that Controls, is Controlled by, or is under common Control with the given Person.

          "AGREEMENT" has the meaning ascribed thereto in the preamble hereto.

          "AMENDED MEMORANDUM AND ARTICLES" has the meaning ascribed thereto in
     Section 8.1(n).

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          "ANCILLARY DOCUMENTS" means each Earnout Warrant and the NeptunusBVI
     Clawback Rights Agreement, ManagerCo Clawback Rights Agreement, Share Restriction Agreement, Investors' Rights Agreement, Voting Agreement and Redemption Agreement.

          "ANKEEN" means Ankeen Enterprises Limited, a company organized and existing under the laws of Hong Kong.

          "APPLICABLE LAW" means, with respect to any Person, any and all provisions of any constitution, treaty, statute, law, regulation, ordinance, code, rule, judgment, rule of common law, order, decree, award, injunction, governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Government Entity, whether in effect as of the date hereof or thereafter and in each case as amended, applicable to such Person or its subsidiaries or their respective assets.

          "AUDITORS" means Ernst & Young, or such successor thereto as may be from time to time duly appointed by the Company's Board of Directors to audit the Company's annual financial statements.

          "BUSINESS DAY" means any weekday that the banks in Hong Kong and the United States of America are generally open for business.

          "CENTRE" has the meaning ascribed thereto in Section 12.3(c).

          "COMMON SHARES" has the meaning ascribed thereto in Section 5.5(a).

          "COMPANY" has the meaning ascribed thereto in the preamble hereto.

          "COMPANY WARRANTORS" has the meaning ascribed thereto in the preamble hereto.

          "CONSENT" means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Government Entity.

          "CONSTITUTIONAL DOCUMENTS" means, with respect to any Person, the Certificate of Incorporation, Memorandum of Association, Articles of Association, Joint Venture Agreement, or similar constitutive documents for such Person.

          "CONTRACT" means any agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license or binding understanding, whether or not in writing.

          "CONTROL" means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" have meanings correlative to the foregoing.

          "DISCLOSURE SCHEDULE" means the Disclosure Schedule dated of even date herewith and delivered by the Company to the Investors.

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          "DISPUTE" has the meaning ascribed thereto in Section 12.3(a).

          "EARNOUT WARRANT" has the meaning ascribed thereto in Section 2.1.

          "EBIT" means, with reference to any year, net income (or net loss) for such year, less any amount credited in arriving at such net income amount in respect of any extraordinary gain, plus the sum of all amounts deducted in arriving at such net income amount in respect of (i) interest charges (net of interest income) accrued on any indebtedness for borrowed money at the rates applicable to such indebtedness for such year and (ii) Taxes accrued for such year, all as computed for the Company and the Group Companies on a consolidated basis in accordance with the Accounting Principles and as certified by the Auditors.

          "EBITDA" means, with reference to any year, net income (or net loss) for such year, less any amount credited in arriving at such net income amount in respect of any extraordinary gain, plus the sum of all amounts deducted in arriving at such net income amount in respect of (i) interest charges (net of interest income) accrued on any indebtedness for borrowed money at the rates applicable to such indebtedness for such year, (ii) depreciation of fixed assets and amortization of intangible assets for such year, and (iii) Taxes accrued for such year, all as computed for the Company and the Group Companies on a consolidated basis in accordance with the Accounting Principles and as certified by the Auditors.

          "ENCUMBRANCE" means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise.

          "GOVERNMENT ENTITY" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government.

          "GOVERNMENT OFFICIAL" means any officer or employee of a Government Entity (including, for purposes of this definition, any entity or enterprise owned or controlled by a government), or any Person acting in an official capacity for or on behalf of any such Government Entity.

          "GUARANTY AGREEMENT" has the meaning ascribed thereto in Section
     8.1(w).

          "GROUP COMPANY" means any Person that is not a natural person and that is Controlled by the Company.

          "HONG KONG" means the Hong Kong Special Administrative Region.

          "HQCO" means Shenzhen Nepstar Commercial Development Co., Ltd. (CHINESE CHARACTERS), a wholly foreign-owned enterprise organized and existing under the laws of the PRC.

          "IASB" means the International Accounting Standards Board.

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          "IMPROVEMENTS" has the meaning ascribed thereto in Section 5.15(c).

          "INDEMNIFIABLE LOSS" means, with respect to any Person, any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, other than consequential damages that a party in breach does not, and did not, have reason to foresee as a probable result of such breach. Notwithstanding anything to the contrary provided in the preceding sentence, "Indemnifiable Loss" shall include, but shall not be limited to,
     (i) interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses reasonably incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed or otherwise incurred or suffered by such Person and (ii) any Taxes that may be paya onble by such Person by reason of the indemnification of any Indemnifiable Loss hereunder, other than Taxes that would have been payable notwithstanding the event giving rise to indemnification.

          "INDEMNIFIED PARTY" has the meaning ascribed thereto in Section 10.2.

          "INDEMNIFYING PARTY" has the meaning ascribed thereto in Section 10.2.

          "INDEMNITY AGREEMENT" has the meaning ascribed thereto in Section 8.1(u).

          "INTANGIBLE PROPERTY" means any trade secret, secret process or other confidential information or know-how and any and all Intellectual Property.

          "INTELLECTUAL PROPERTY" means any brand name, domain name, copyright, patent, service mark, trademark or tradename, and all registrations or applications for registration of any of the foregoing.

          "INVESTOR" has the meaning ascribed thereto in the preamble hereto.

          "INVESTORS' RIGHTS AGREEMENT" has the meaning ascribed thereto in
     Section 8.1(o).

          "LAND USE RIGHTS" has the meaning ascribed thereto in Section 5.15(a).

          "LEAD INVESTOR" has the meaning ascribed thereto in the preamble hereto.

          "LEASE" has the meaning ascribed thereto in Section 5.15(b).

          "LIABILITIES" means, with respect to any Person, liabilities owing by such Person of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

          "MANAGERCO" means China Star Chain Ltd., an international business company organized and existing under the laws of the British Virgin Islands.

          "MATERIAL CONTRACT" means, with respect to any Person, any outstanding Contract material to the business of such Person as of or after the date hereof and includes, but is not limited to, those Contracts deemed material by Section 5.11(e).

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          "MINVAL" means the amount determined pursuant to Section 4.3.

          "MOFCOM" means the Ministry of Commerce or, with respect to any matter to be submitted for examination and approval by the Ministry of Commerce, any Government Entity which is similarly competent to examine and approve such matter under the laws of the PRC.

          "MORTGAGE" has the meaning ascribed thereto in Section 5.15(d).

          "NEPSTAR" means Shenzhen Nepstar Medical Co., Ltd., a limited liability company organized and existing under the laws of the PRC.

          "NEPTUNUS CHAIN STORE" means Shenzhen Neptunus Health Chain Store Co., Ltd. (CHINESE CHARACTERS), a limited liability company organized and existing under the laws of the PRC.

          "NEPTUNUS GROUP" means Shenzhen Neptunus Group Corporation (CHINESE CHARACTERS), a foreign invested company limited by shares organized and existing under the laws of the PRC.

          "NEPTUNUSBVI" China Neptunus Drugstore Holding Ltd., an international business company organized and existing under the laws of the British Virgin Islands.

          "NEPTUNUSBVI CLAWBACK RIGHTS AGREEMENT" has the meaning ascribed thereto in Section 8.1(r).

          "NET REVENUE" means, with respect to any year, revenues for such year, exclusive of any value-added Tax, less any returns, discounts or allowances for such year, all as computed for the Company and the Group Companies on a consolidated basis in accordance with the Accounting Principles and as certified by the Auditors.

          "PERSON" means any natural person, limited liability company, joint stock company, joint venture, partnership, enterprise, trust, unincorporated organization or any other entity or organization.

          "PRC" means the People's Republic of China, solely for purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and the islands of Taiwan.

          "REDEMPTION AGREEMENT" has the meaning ascribed thereto in Section 8.1(v).

          "RELATED PARTIES" has the meaning ascribed thereto in Section 5.12.

          "SAIC" means the State Administration of Industry and Commerce or, with respect to the issuance of any business license or filing or registration to be effected with or by the State Administration of Industry and Commerce, any Government Entity which is similarly competent to issue such business license or accept such filing or registration under the laws of the PRC.

          "SEC" has the meaning ascribed thereto in Section 6.5.

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          "SECURITIES" has the meaning ascribed thereto in Section 6.2.

          "SERIES A SHARES" has the meaning ascribed thereto in Section 4.1.

          "SERIES A-1 SHARES" has the meaning ascribed thereto in Section 2.1.

          "SERIES A-2 SHARES" has the meaning ascribed thereto in Section 4.1.

          "SERVICECo" means Shenzhen Neptunus Medical & Pharmaceutical Electronic Technology Co., Ltd. (CHINESE CHARACTERS), a wholly foreign-owned enterprise organized and existing under the laws of the PRC.

          "SHARE RESTRICTION AGREEMENT" has the meaning ascribed thereto in
     Section 8.1(p).

          "SPONSOR AGREEMENT" has the meaning ascribed thereto in Section 8.1(t). "Subsidiary" means, with respect to any given Person, any other Person that is not a natural person and that is Controlled by such given Person.

          "T2ADJ" means the amount determined pursuant to Section 3.3.

          "T2ADJA" means the amount determined pursuant to Section 3.3.

          "T2ADJB" means the amount determined pursuant to Section 3.3.

          "T2ADJC" means the amount determined pursuant to Section 3.3.

          "T3ADJ" means the amount determined pursuant to Section 4.3.

          "T3ADJA" means the amount determined pursuant to Section 4.3.

          "T3ADJB" means the amount determined pursuant to Section 4.3.

          "T3ADJC" means the amount determined pursuant to Section 4.3.

          "T3ADJD" means the amount determined pursuant to Section 4.3.

          "T3ADJE" means the amount determined pursuant to Section 4.3.

          "T3ADJF" means the amount determined pursuant to Section 4.3.

          "TAXES" means any national, provincial or local income, sales and use, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or any other type of tax, levy, assessment, custom duty or charge imposed by any Government Entity, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, and any loss or Tax Liability incurred in connection with the determination, settlement or litigation of any Liability arising therefrom.

          "TAX RETURN" means any tax return, declaration, reports, estimates, claim for refund, claim for extension, information returns, or statements relating to Taxes, including any schedule or attachment thereto.

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          "TRANCHE 1 ALLOCATION" means, with respect to each Investor, such number of Series A-1 Shares as is equal to the aggregate consideration to be paid by such Investor in the Tranche 1 Closing, as indicated opposite such Investor's name in Schedule C, divided by the Tranche 1 Per Share Price.

          "TRANCHE 1 CLOSING" has the meaning ascribed thereto in Section 2.2.

          "TRANCHE 1 PER SHARE PRICE" means an amount equal to US$0.50.

          "TRANCHE 2 ALLOCATION" means, with respect to each Investor, such number of Series A-1 Shares as is equal to the aggregate consideration to be paid by such Investor in the Tranche 2 Closing, as indicated opposite such Investor's name in Schedule C, divided by the Tranche 2 Per Share Price.

          "TRANCHE 2 CLOSING" has the meaning ascribed thereto in Section 3.4.

          "TRANCHE 2 FUNDING NOTICE" shall mean written notice delivered to the Company in substantially the form set forth in Exhibit A.

          "TRANCHE 2 PER SHARE PRICE" means the amount determined pursuant to
     Section 3.3.

          "TRANCHE 3 CLOSING" has the meaning ascribed thereto in Section 4.3.

          "TRANCHE 3 ALLOCATION" means, with respect to each Investor, such number of Series A-2 Shares as is equal to the aggregate consideration to be paid by such Investor in the Tranche 3 Closing, as indicated opposite such Investor's name in Schedule C, divided by the Tranche 3 Per Share Price.

          "TRANCHE 3 FUNDING NOTICE" shall mean written notice delivered to the Company in substantially the form set forth in Exhibit B.

          "TRANCHE 3 PER SHARE PRICE" means the amount determined pursuant to
     Section 4.3.

          "VOTING AGREEMENT" has the meaning ascribed thereto in Section 8.1(q).

          "YUNNAN ROC" means Yunnan Jianzhijia Chain Health Drugstore Co., Ltd. (CHINESE CHARACTERS), a limited liability company organized and existing under the laws of the PRC.

     1.2 Interpretation. For all purposes of this Agreement, except otherwise expressly provided, (i) the terms defined in the Section 1 shall have the meanings aasssigned to them in this Section 1 and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned under the Accounting Principles consistently applied, (iii) all references in this Agreement to designated "Sections" and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (v) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (vi) all references in this Agreement to designated

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Schedules, Exhibits and Annexes are to the Schedules, Exhibits and Annexes
attached to this Agreement unless explicitly stated otherwise, and (vii) any formula that purports to calculate the excess of one value over another shall be deemed to yield a value equal to zero if there is no excess.

SECTION 2 SALE AND PURCHASE OF THE TRANCHE 1 SHARES

     2.1 Sale and Purchase. Subject to the terms and conditions of this Agreement, at the Tranche 1 Closing, the Company agrees to sell and issue to each Investor, and each Investor (severally and not jointly) agrees to purchase, for the aggregate consideration indicated opposite such Investor's name in Schedule C, (i) the number of Series A-1 Preferred Shares, par value US$0.0001 per share (the "SERIES A-1 SHARES"), of the Company equal to such Investor's Tranche 1 Allocation and (ii) a warrant, issued by the Company in favor of the Investor in substantially the form attached hereto as Exhibit C (an "EARNOUT WARRANT").

     2.2 Tranche 1 Closing. The consummation of the transactions described in
Section 2.1 (the "TRANCHE 1 CLOSING") shall take place in the offices of O'Melveny & Myers, Suite 1905, Tower Two, Lippo Center, 89 Queensway, Central, Hong Kong at 10:00am on the date thirty (30) days after the satisfaction or waiver of each of the conditions precedent set forth in Section 8.1(i), Section 8.1(j), Section 8.1(k), Section 8.1(l), Section 8.1(m), Section 8.1(x), Section 8.1(y) and Section 7.10 (or in the event that such date is not a Business Day, the following Business Day) or at such other place or at such other time and date as the Investors and the Company may otherwise mutually agree.

     2.3 Company Deliveries at Tranche 1 Closing. At the Tranche 1 Closing, the Company shall cause to be delivered to each Investor:

          (i) a certificate or certificates, in form reasonably satisfactory to such Investor, evidencing such number of Series A-1 Shares as is equal to such Investor's Tranche 1 Allocation;

          (ii) a duly executed Earnout Warrant issued in such Investor's name;

          (iii) the Investors' Rights Agreement, duly executed by the Company, NeptunusBVI and ManagerCo;

          (iv) the Share Restriction Agreement, duly executed by each of the Company, NeptunusBVI and ManagerCo;

          (v) the Voting Agreement, duly executed by each of the Company, ManagerCo and NeptunusBVI;

          (vi) the NeptunusBVI Clawback Rights Agreement, duly executed by the Company, NeptunusBVI and Zhang Simin;

          (vii) the ManagerCo Clawback Rights Agreement, duly executed by the Company, ManagerCo and Zhu Dan;

          (viii) the Sponsor Agreement, duly executed by Neptunus Group;

          (ix) the Indemnity Agreement, duly executed by the Company, Neptunus

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     Group and each Group Company;

          (x) the Redemption Agreement, duly executed by the Company, Ankeen, ManagerCo and NeptunusBVI; and

          (xi) the Guarantee Agreement, duly executed by the Neptunus Group.

     2.4 Investor Deliveries at Tranche 1 Closing. At the Tranche 1 Closing, each Investor shall cause to be delivered to the Company:

          (i) the purchase price for the Series A-1 Shares to be purchased thereby at the Tranche 1 Closing;

          (ii) the Investors' Rights Agreement, duly executed by such Investor; and

          (iii) the Share Restriction Agreement, duly executed by such Investor.

SECTION 3 SALE AND PURCHASE OF THE TRANCHE 2 SHARES

     3.1 Tranche 2. Subject to the terms and conditions of this Agreement, at the Tranche 2 Closing, the Company agrees to sell and issue to each Investor, and each Investor (severally and not jointly) agrees to purchase, for the aggregate consideration indicated opposite such Investor's name in Schedule C, the number of Series A-1 Shares equal to such Investor's Tranche 2 Allocation.

     3.2 Tranche 2 Funding Notice. Any right or obligation on the part of the Investors' to acquire any Series A-1 Shares under this Section 3 is conditional on the Lead Investor timely delivering a Tranche 2 Funding Notice to the Company. The Lead Investor, in its sole discretion, may deliver a Tranche 2 Funding Notice at any time after December 31, 2004 and not later than the date 270 days after date of the Tranche 1 Closing.

     3.3 Tranche 2 Per Share Price. The Tranche 2 Per Share Price shall be determined according to the following formula:

                            (US$40,000,000 + T2adj) x Tranche 1 Per Share Price
Tranche 2 Per Share Price = ---------------------------------------------------
                                               US$60,000,000

          where:

          T2adj = the product of US$20,000,000 and the average of T2adjA, T2adjB and T2adjC;

          T2adjA = the lesser of (i) 1 and (ii) a fraction, where (x) the numerator is equal to the excess, if any, of Net Revenue for the year ending December 31, 2004, over RMBY540,000,000 and
                   (y) the denominator is RMBY225,000,000;

          T2adjB = the lesser of (i) 1 and (ii) a fraction, where (x) the numerator is equal to the excess, if any, of EBITDA for the year ending December 31, 2004, over RMBY18,600,000 and (y) the denominator is RMBY7,750,000; and

          T2adjC = the lesser of (i) 1 and (ii) a fraction, where (x) the numerator is equal to the excess, if any, of EBIT for the year ending December 31, 2004, over

                   RMBY5,100,000 and (y) the denominator is RMBY2,125,000.

The Company shall cause the Auditors to certify Net Revenue, EBITDA and EBIT for the year ending December 31, 2004 within ninety (90) days after the end of such year.

     3.4 Tranche 2 Closing. The consummation of the transactions described in
Section 3.1 (the "TRANCHE 2 CLOSING") shall take place in the offices of O'Melveny & Myers, Suite 1905, Tower Two, Lippo Centre, 89 Queensway, Central, Hong Kong at 10:00am on the date fifteen (15) days after timely delivery by the Lead Investor to the Company of a Tranche 2 Funding Notice (or in the event that such date is not a Business Day, the following Business Day) or at such other place or at such other time and date as the Investors and the Company may otherwise mutually agree.

     3.5 Company Deliveries at Tranche 2 Closing. At the Tranche 2 Closing, the Company shall cause to be delivered to each Investor a certificate or certificates, in form reasonably satisfactory to such Investor, evidencing such number of Series A-1 Shares as is equal to such Investor's Tranche 2 Allocation.

     3.6 Investor Deliveries at Tranche 2 Closing. At the Tranche 2 Closing, each Investor shall cause to be delivered to the Company the purchase price for the Series A-1 Shares to be purchased thereby at the Tranche 2 Closing.

SECTION 4 SALE AND PURCHASE OF THE TRANCHE 3 SHARES

     4.1 Tranche 3. Subject to the terms and conditions of this Agreement, at the Tranche 3 Closing, the Company agrees to sell and issue to each Investor, and each Investor (severally and not jointly) agrees to purchase, for the aggregate consideration indicated opposite such Investor's name in Schedule C, such number of Series A-2 Preferred Shares, par value US$0.0001 per share (the "SERIES A-2 SHARES", together with the Series A-1 Shares, the "SERIES A SHARES"), of the Company as is equal to such Investor's Tranche 3 Allocation.

     4.2 Tranche 3 Funding Notice. Any right or obligation on the part of the Investors' to acquire any Series A-2 Shares under this Section 4 is conditional on the Lead Investor timely delivering a Tranche 3 Funding Notice to the Company. The Lead Investor, in its sole discretion, may deliver a Tranche 3 Funding Notice at any time after December 31, 2005 and not later than June 30, 2006.

     4.3 Tranche 3 Per Share Price. The Tranche 3 Per Share Price shall be determined according to the following formula:

                                 (MinVal + T3adj) x Tranche 2 Per Share Price
     Tranche 3 Per Share Price = --------------------------------------------
                                                    MinVal

          where:

          MinVal =    the sum of US$65,000,000 and T2adj;

          T3adj = the sum of (i) the product of US$10,000,000 and the average of T3adjA, T3adjB and T3adjC and (ii) the product of US$30,000,000 and the average of T3adjD, T3adjE and T3adjF.

          T3adjA = the lesser of (i) 1 and (ii) a fraction, where (x) the numerator is equal to the excess, if any, of Net Revenue for the year ending December 31, 2005, over RMBY1,056,000,000 and
                   (y) the denominator is RMBY264,000,000;

          T3adjB = the lesser of (i) 1 and (ii) a fraction, where (x) the numerator is equal to the excess, if any, of EBITDA for the year ending December 31, 2005, over RMBY64,000,000 and (y) the denominator is RMBY16,000,000;

          T3adjC = the lesser of (i) 1 and (ii) a fraction, where (x) the numerator is equal to the excess, if any, of EBIT for the year ending December 31, 2005, over RMBY24,000,000 and (y) the denominator is RMBY6,000,000;

          T3adjD = the lesser of (i) 1 and (ii) a fraction, where (x) the numerator is equal to the excess, if any, of Net Revenue for the year ending December 31, 2005, over RMBY1,320,000,000 and
                   (y) the denominator is RMBY330,000,000;

          T3adjE = the lesser of (i) 1 and (ii) a fraction, where (x) the numerator is equal to the excess, if any, of EBITDA for the year ending December 31, 2005, over RMBY80,000,000 and (y) the denominator is RMBY20,000,000; and

          T3adjF = the lesser of (i) 1 and (ii) a fraction, where (x) the numerator is equal to the excess, if any, of EBIT for the year ending December 31, 2005, over RMBY30,000,000 and (y) the denominator is RMBY7,500,000.

The Company shall cause the Auditors to certify Net Revenue, EBITDA and EBIT for the year ending December 31, 2005 within ninety (90) days after the end of such year.

     4.4 Tranche 3 Closing. The consummation of the transactions described in
Section 4.1 (the "TRANCHE 3 CLOSING") shall take place in the offices of O'Melveny & Myers, Suite 1905, Tower Two, Lippo Centre, 89 Queensway, Central, Hong Kong at 10:00am on the date fifteen (15) days after timely delivery by the Lead Investor to the Company of a Tranche 3 Funding Notice (or in the event that such date is not a Business Day, the following Business Day) or at such other place or at such other time and date as the Investors and the Company may otherwise mutually agree.

     4.5 Company Deliveries at Tranche 3 Closing. At the Tranche 3 Closing, the Company shall cause to be delivered to each Investor a certificate or certificates, in form reasonably satisfactory to such Investor, evidencing such number of Series A-2 Shares as is equal to such Investor's Tranche 3 Allocation.

     4.6 Investor Deliveries at Tranche 3 Closing. At the Tranche 3 Closing, each Investor shall cause to be delivered to the Company the purchase price for the Series A-2 Shares to be purchased thereby at the Tranche 3 Closing.

SECTION 5 REPRESENTATIONS AND WARRANTIES OF THE COMPANY WARRANTORS

     The Company and each of the Company Warrantors jointly and severally represent, warrant and covenant to each of the Investors that, other than as set forth in the Disclosure Schedule with specific reference to the Section to which exception is being taken:

     5.1 Organization, Good Standing and Qualification.

          (a) The Company is an exempted company, duly organized, validly existing and in good standing under the laws of the Cayman Islands. The Company has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted and to perform each of its obligations hereunder and under any Ancillary Document which it may enter into pursuant to the terms hereof. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required. Since its establishment, the Company has carried on its business in compliance with Applicable Law.

          (b) The Company is a holding company and has no business activities other than the ownership of HQCo and ServiceCo. The Company has no Liabilities or obligations and is not party to any agreement, contract or commitment, other than (i) this Agreement and certain Ancillary Documents and (ii) any Liabilities or obligations relating solely to the transactions contemplated by this Agreement or by the Ancillary Documents.

          (c) Each Group Company is duly organized and validly existing under the laws of the PRC. Each of the HQCo and ServiceCo has secured all Consents required from any Government Entity for the formation and establishment thereof, including, without limitation, MOFCOM approval for such formation and establishment. Each Group Company has a valid business license issued by the SAIC and has the corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted and to perform each of its obligations under any Ancillary Document which it may enter into as contemplated hereunder. Each Group Company has, since its establishment, carried on its business in compliance with Applicable Law and within the business scope set forth in its business license. Each Group Company has passed its statutory annual inspection in the year 2003, as evidenced by an appropriate seal affixed to its current business license.

          (d) Each Corporate Warrantor (other than the Group Companies) is duly organized and validly existing under the laws of the jurisdiction where it was purportedly established. Each such Corporate Warrantor has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted and to perform each of its obligations hereunder and under any Ancillary Document which it may enter into pursuant to the terms hereof. Such Corporate Warrantor is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required.

          (e) The minute books for the Company and each Group Company contain complete and accurate records of all meetings conducted, resolutions adopted, and written consents entered into by the Company's or such Group Company's shareholders and board of directors (or committees thereof) since the date of its incorporation. A true and complete copy of the minute books for the Company and each Group Company have been provided to the Investors.

     5.2 Authorization.

          (a) All corporate action necessary on the part of the Company and its officers, directors and shareholders has been taken for the authorization, execution, and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder. As of the Tranche 1 Closing, all corporate action necessary on the part of the Company and its officers, directors and shareholders will have been taken for the authorization, execution and delivery by the Company of any Ancillary Document and any other agreements and/or instruments which it may execute or enter into pursuant to the terms hereof, for the performance by the Company of its obligations thereunder, and for the authorization, issuance (or reservation for issuance), sale and delivery of all Series A Shares to be sold hereunder or under any Earnout Warrant and of all Conversion Shares. This Agreement constitutes, and any Ancillary Document or other agreement and/or instrument, which the Company may become party to pursuant to the terms hereof will constitute, the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other remedies in the nature of equitable remedies.

          (b) All corporate action necessary on the part of any Group Company which is party hereto and its officers, directors and shareholders has been taken for the authorization, execution and delivery by such Group Company of this Agreement and the performance by such Group Company of its obligations hereunder. As of the Tranche 1 Closing, all corporate action necessary on the part of any Group Company and its officers, directors and shareholders will have been taken for the authorization, execution and delivery by such Group Company of any Ancillary Document and any other agreements and/or instruments which it may execute or enter into as contemplated hereunder and for the performance by such Group Company of its obligations thereunder. Any Ancillary Document or other agreement and/or instrument which any Group Company may become party to pursuant to the terms hereof will constitute the valid and legally binding obligation of such Group Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other remedies in the nature of equitable remedies.

          (c) All corporate action necessary on the part of any Corporate Warrantor (other than the Group Companies) and its officers, directors and shareholders has been taken for the authorization, execution and delivery by such Company Warrantor of this Agreement and the performance by such Company Warrantor of its obligations hereunder. As of the Closing, all corporate action necessary on the part of any such Company Warrantor and its officers, directors and shareholders will have been taken for the authorization, execution and delivery by such Company Warrantor of any Ancillary Document and any other agreements and/or instruments which it may execute or enter into as contemplated hereunder and for the performance by such Company Warrantor of its obligations thereunder. Any Ancillary Document or other agreement and/or instrument which any such Company Warrantor may become party to pursuant to the terms hereof will constitute the valid and legally binding obligation of such Company Warrantor, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other remedies in the nature of equitable remedies.

     5.3 Valid issuance of Securities. The Series A Shares being purchased by each Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully-paid and non-assessable, and will be free of restrictions on transfer and other Encumbrances, other than such restrictions on transfer or other Encumbrances as may be imposed by this Agreement, the Ancillary Documents or the Amended Memorandum and Articles. The Earnout Warrants being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued and will be free of restrictions on transfer and other Encumbrances, other than such restrictions on transfer or other Encumbrances as may be imposed by the terms thereof or the Ancillary Documents. On and after the Tranche 1 Closing, the Series A-1 Shares issuable upon exercise of any Earnout Warrant will have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of such Earnout Warrant and the Amended Memorandum and Articles of the Company, will be duly and validly issued, fully-paid, and non-assessable and will be free of restrictions on transfer and other Encumbrances, other than such restrictions on transfer or other Encumbrances as may be imposed by the Earnout Warrant, the Ancillary Documents or the Amended Memorandum and Articles. On and after the Tranche 1 Closing, the Conversion Shares will have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Amended Memorandum and Articles of the Company, will be duly and validly issued, fully-paid, and non-assessable and will be free of restrictions on transfer and other Encumbrances, other than such restrictions on transfer or other Encumbrances as may be imposed by this Agreement, the Earnout Warrants, the Ancillary Documents or the Amended Memorandum and Articles.

     5.4 Compliance; No Violations.

          (a) No Consent is required of any Government Entity on the part of the Company or any Group Company in connection with the consummation of the transactions contemplated by this Agreement or by the Ancillary Documents. Except such Consents as have been secured and as are described in Schedule 5.4(a) of the Disclosure Schedule, none of the Company or the Group Companies is required to obtain any Consent from any Government Entity or other Person in respect of its business as now conducted or as proposed to be conducted. All Consents described in Schedule 5.4(a) of the Disclosure Schedule have been duly secured and are in full force and effect, and the Company and each Group Company is in compliance with the terms of each such Consent. None of the Company or the Group Companies is in violation of any term or provision of its Constitutional Documents.

          (b) None of the Company or the Group Companies is in violation of any term or provision of any indebtedness, mortgage, Contract, or any Applicable Law, the violation of which could, whether individually or in the aggregate, have an adverse effect.

          (c) The execution, delivery, and performance by any of the Company or the Group Companies of this Agreement and any Ancillary Documents which it may enter into pursuant to the terms hereof requires no Consent of any third party and (i) will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice, any provision of its Constitutional Documents as in effect at the date hereof, any Applicable Law, or any material Contract or obligation to which it is a party or by which it is bound or (ii) accelerate or constitute an event entitling the holder of any indebtedness of the Company or any Group Company to accelerate the maturity of any such indebtedness or to increase the rate of interest presently in effect with respect to such indebtedness, or (iii) result in the creation of any Encumbrance upon any of the properties or assets of any of the Company or the Group Companies.

     5.5 Capitalization and Voting Rights.

          (a) As of the date hereof, the authorized capital of the Company consists of 150,000,000 common shares, par value US$0.0001 per share (the "COMMON SHARES"), of which

93,400,000 Common Shares are issued and outstanding. Immediately prior to the Tranche 1 Closing, the authorized capital of the Company will consist of 240,000,000 Common Shares, 93,400,000 of which will be issued and outstanding, 75,000,000 Series A-1 Shares, none of which will be issued and outstanding, and 45,000,000 Series A-2 Shares, none of which will be issued and outstanding. As of the Tranche 1 Closing, the Company shall have reserved 120,000,000 Common Shares for issuance upon the conversion of the Series A Shares and 15,000,000 Series A-1 Shares for issuance upon exercise of the Earnout Warrants.

          (b) Schedule 5.5(b) of the Disclosure Schedule shows an accurate and true list of all outstanding securities of the Company and their holders to be in effect on and immediately following the Tranche 1 Closing. All such securities will have been duly authorized and validly issued as of the Tranche 1 Closing, will be fully paid, non-assessable and free of preemptive rights (other than those preemptive rights imposed under the Ancillary Documents or the Amended Memorandum and Articles) and other Encumbrances, and will have been issued in compliance with all Applicable Laws, including those regulating the offer, sale or issuance of securities. Except as shown in Schedule 5.5(b) of the Disclosure Schedule, immediately following the Tranche 1 Closing there will be no securities of the Company outstanding or issued.

          (c) As of the date hereof, except for this Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholders agreements or agreements of any kind for the purchase or acquisition from the Company of any of its securities. As of the Tranche 1 Closing, except for (i) this Agreement, (ii) the Ancillary Documents, and (iii) the rights and privileges of the Series A Shares under the Amended Memorandum and Articles, there will be no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholders agreements or agreements of any kind for the purchase or acquisition from the Company of any of its securities.

          (d) Except as may be provided by the terms of the Series A Shares, the Company is not subject to any obligation (contingent or otherwise) to purchase or otherwise acquire or retire any equity interest held therein by its shareholders or to purchase or otherwise acquire or retire any of its other outstanding securities.

     5.6 Group Structure.

          (a) Schedule 5.6(a) of the Disclosure Schedule lists each Group Company, and correctly sets forth the capitalization of such Group Company, the Company's ownership interest therein, the interest of any other Person therein, the nature of legal entity which the Group Company constitutes, the jurisdiction in which the Group Company was organized, each jurisdiction in which the Group Company is required to be qualified or licensed to do business as a foreign Person and a brief summary of the Group Company's business.

          (b) Except in respect of any interest held in any Group Company, none of the Company or the Group Companies has any Subsidiaries or owns or controls, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association or other entity. Except as set forth in
Schedule 5.6(b) of the Disclosure Schedule, none of the Company or the Group Companies maintains any offices or any branches.

          (c) In respect of any ownership interest held in a Group Company by the Company or another Group Company described in Schedule 5.6(a) of the Disclosure Schedule, (i) the Company or such other Group Company holds good and valid title to such ownership interest free and clear of all restrictions on transfer or other Encumbrances, other than those restrictions on transfer or other Encumbrances created by the Ancillary Documents or the Constitutional Documents, (ii) such ownership interest was acquired in compliance with all Applicable Laws, including those regulating the offer, sale or issuance of securities, and (iii) there are no outstanding options or rights for the purchase or acquisition from the Company or such other Group Company of such ownership interest. There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholders agreements or agreements of any kind for the purchase or acquisition from any Group Company of any of its equity. None of the Group Companies is subject to any obligation (contingent or otherwise) to purchase or otherwise acquire or retire any interest held therein by its equityholders or to purchase or otherwise acquire or retire any of its securities.

          (d) In respect of each Group Company that is organized and existing under the laws of the PRC, the full amount of the registered capital thereof has been contributed, such contribution has been duly verified by a certified accountant registered in the PRC and the accounting firm employing such accountant, and the report of the certified accountant evidencing such verification has been registered with the SAIC.

     5.7 Offering. Subject in part to the truth and accuracy of each Investor's representations set forth in Section 6, the offer, sale and issuance pursuant hereto or any Ancillary Document of any Earnout Warrant or Series A Share and the issuance of Conversion Shares upon conversion of any Series A Share is exempt from the registration requirements of any applicable securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action that would cause the loss of such exemption.

     5.8 Financial Statements.

          (a) Each of the Investors has received consolidated balance sheets for Neptunus Chain Store and the Group Companies as at December 31, 2001, December 31, 2002 and August 31, 2003 and the related consolidated income statements and statements of changes in cash flow for the periods then ended. All such financial statements have been examined by Ernst & Young, whose reports thereon are included with such financial statements. All such financial statements have been prepared in conformity with the Accounting Principles applied on a consistent basis. Such income statements and statements of cash flows present fairly the results of operations and cash flows of Neptunus Chain Store and the Group Companies for the periods covered, and the balance sheets present fairly the financial condition of Neptunus Chain Store and the Group Companies as of their respective dates. Since December 31, 2001, there has been no change in any of the significant accounting policies, practices or procedures of Neptunus Chain Store and/or any of the Group Companies.

          (b) Each of the Investors has received the unconsolidated balance sheets for each of the Company and the Group Companies as at August 31, 2004 and the related unconsolidated income statements then ended. Such interim financial statements have been certified by the chief financial officer of the Person to which they relate. All such interim financial statements have been prepared in conformity with generally accepted accounting principles in the PRC applied on a consistent basis. Such income statement presents fairly the results of operations of the Company and the Group Companies for the period covered, and the balance sheet presents fairly the financial condition of the Company and the Group Companies as of its date. All such interim financial statements reflect all adjustments (which consist only of normal recurring adjustments not material in amount and include, but are not limited to, estimated provisions for year-end adjustments) necessary for a fair presentation.

          (c) None of the Company or the Group Companies has any outstanding Liabilities, except Liabilities that (i) are reflected or disclosed in the most recent balance sheet therefor delivered to the Investors under Section 5.8(b),
(ii) were incurred on or after the date of such balance sheet in the normal course of business and in the aggregate do not exceed the equivalent of RMBY5,000,000 or (iii) are set forth in Schedule 5.8(c) of the Disclosure Schedule.

          (d) All receivables of each of the Company and the Group Companies, are reflected in the most recent balance sheet therefor delivered to the Investors under Section 5.8(b), and represent sales or loans actually made in the ordinary course of business, and are current and fully collectible net of any reserves shown on the balance sheet, and, except for those receivables listed on Schedule 5.8(d), have not been due for more than sixty . (60) days.

     5.9 Absence of Change. Since the most recent balance sheet delivered to the Investors under Section 5.8(b),

          (a) None of the Company or the Group Companies has entered into any transaction in an amount in excess of RMBY2,000,000 which has not been in the ordinary course of business consistent with past practice;

          (b) there has been no material adverse change in or affecting the business, financial condition, results, operations or prospects of any of the Company or the Group Companies;

          (c) there has been no damage to, destruction or loss of physical property (whether or not covered by insurance) materially affecting the business or operations of the Company or any Group Company;

          (d) none of the Company or any Group Company has declared or paid any dividend or made any distribution on its shares or registered capital, or redeemed, purchased or otherwise acquired any of its shares or registered capital;

          (e) none of the Company or any Group Company has increased the compensation of any of its officers, or the rate of pay of its employees as a group, except as part of regular compensation increases in the ordinary course of business;

          (f) there has been no waiver of any material right or claim of the Company or any Group Company, or the cancellation of any debt or claim held by the Company or any Group Company; and

          (g) there has been no sale, assignment or transfer of any tangible or intangible assets of the Company or the Group Companies except in the ordinary course of business consistent with past practice.

     5.10 Taxes.

          (a) Except as set forth in Schedule 5.10(a) of the Disclosure Schedules, each of the Company and the Group Companies (i) has timely filed all Tax Returns that are required to have been filed by it with any Government Entity, (ii) has timely paid all Taxes owed by it which are due and payable or withheld and remitted to the appropriate Governmental Entity all Taxes which it is obligated to withhold and remit from amounts owing to any employee, creditor, customer or third party, and (iii) has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (b) Each Tax Return referred to in paragraph (a) above was properly prepared in compliance with Applicable Law and was (and will be) true, correct and complete in all material respects. None of such Tax Returns contains a statement that is false or misleading in any material respect or omits any matter that is required to be included or without which the statement would be false or misleading in any material respect. No reporting position was taken on any such Tax Return which has not been disclosed to the appropriate tax authority or in such Tax Return, as may be required by Applicable Law. All records relating to such Tax Returns or to the preparation thereof required by Applicable Law to be maintained by each of the Company and the Group Companies have been duly maintained.

          (c) The assessment of any additional Taxes with respect to the Company or any Group Company for periods for which Tax Returns have been filed is not expected to exceed the recorded Liability therefor in the most recent balance sheet for the Company or such Group Company delivered to the Investors under
Section 5.8(b), and except as disclosed in Schedule 5.10(a) of the Disclosure Schedules, there are no material unresolved questions or claims concerning any Tax Liability of the Company or any Group Company. There is no pending dispute with, or notice from, any taxing authority relating to any of the Tax Returns filed by the Company or any Group Company which, if determined adversely to the Company or such Group Company, would result in the assertion by any taxing authority of any valid deficiency in a material amount for Taxes, and to the best knowledge of the Company and the Company Warrantors, there is no proposed Liability for a deficiency in any Tax to be imposed upon the properties or assets of the Company or any Group Company. None of the Company or the Group Companies has been the subject of any examination or investigation by any tax authority relating to the conduct of its business or the payment or withholding of Taxes that has not been resolved or is currently the subject of any examination or investigation by any tax authority relating to the conduct of its business or the payment of withholding of Taxes. None of the Company or the Group Companies are responsible for the Taxes of any other Person by reason of contract, successor liability or otherwise.

          (d) Within thirty (30) days after the date of the Tranche 1 Closing, the Company shall have elected to be treated as a corporation under United States Treasury Regulation Section 301.7701-3, and each of the Group Companies shall have elected to be treated as a partnership or disregarded entity for U.S. tax purposes under United States Treasury Regulation Section 301.7701-3.

     5.11 Material Contracts. Schedule 5.11 of the Disclosure Schedule lists each outstanding Contract to which the Company or any Group Company is a party or to which the Company, any Group Company or any of their respective properties is subject or by which any thereof is bound that is deemed a Material Contract under this Agreement.

          (a) True and complete copies of the Material Contracts, including any amendments and supplements to such Contracts, have been delivered to each of the Investors.

          (b) Unless otherwise noted on Schedule 5.11(b) of the Disclosure Schedule, each of the Material Contracts was entered into in the ordinary course of business.

          (c) Each Material Contract is valid and subsisting, enforceable by the parties thereto in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief or other remedies in the nature of equitable remedies. The Company and each Group Company, as applicable, have duly performed all their obligations under each Material Contract to the extent that such obligations to perform have accrued. No breach or default, alleged breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default under any of the Material Contracts by the Company or any Group Company, as the case may be, or any other party or obligor with respect thereto, has occurred, or as a result of this Agreement or any Ancillary Document, or the performance hereof or thereof, will occur.

          (d) Consummation of the transactions contemplated by this Agreement and the Ancillary Documents will not (and will not give any Person a right to) terminate or modify any rights of, or accelerate or augment any obligation of, the Company or any Group Company under any Material Contract.

          (e) Notwithstanding anything to the contrary provided herein, each of the following Contracts is deemed to be a Material Contract and has been identified in Schedule 5.11 of the Disclosure Schedule: (i) any Contract that, after the date reflected in the most recent balance sheet for the Company and the Group Companies delivered to the Investors under Section 5.8(b), obligates the Company or any Group Company to pay an amount in excess of RMBY2,000,000,
(ii) any Contract that has an unexpired term in excess of one year, (iii) any Contract on which the business of the Company or any of the Group Companies is substantially dependent or which is otherwise material to the business of any of the Company or the Group Companies, (iv) any loan agreement, indenture, letter of credit, security agreement, mortgage pledge agreement, deed of trust, bond, note, or other agreement relating to the borrowing of money or to the mortgaging, pledging, transferring of a security interest, or otherwise placing an Encumbrance on any material asset or material part of the assets of the Company or any Group Company; (v) any Contract involving a guarantee of performance by any Person or involving any agreement to indemnify or act as surety for any Person, or any other Contract to be contingently or secondarily liable for the obligations of any Person, (vi) any Contract that limits or restricts the ability of the Company or any Group Company to compete or otherwise to conduct its business in any manner or place; (vii) any joint venture, partnership, alliance or similar Contracts involving a sharing of profits or expenses (including joint development and joint marketing contracts);
(viii) any asset purchase agreement, share purchase agreement or other Contract for acquisition or divestiture of any assets by or of the Company and/or any Group Company for consideration in excess of RMBY2,000,000; (ix) any material sales agency, marketing or distributorship Contract; (x) any Contract requiring performance in any country other than the PRC; (xi) any Contract that grants a power of attorney, agency or similar authority to another Person or entity, agency or similar authority to another Person or entity, (xii) any Contract that contains a right of first refusal; (xiii) any brokerage or finder's agreements, and (xiv) any other Contract that was not made in the ordinary course of business.

     5.12 Certain Transactions. Except as set forth in Schedule 5.12 of the Disclosure Schedule, none of the Company or the Group Companies, on the one hand, is indebted, either directly or indirectly, to any of the officers, directors, supervisory board members, or equityholders of Neptunus Group or its Affiliates (other than the Company and the Group Companies), the Company or the Group Companies or to any Affiliates of such officers, directors, supervisory board members, or equityholders (collectively, "RELATED PARTIES"), on the other hand, in any amount whatsoever, other than for payment of salary for services rendered and reasonable expenses. No Related Party is indebted to any of the Company or the Group Companies or, to the best knowledge of the Company and the Company Warrantors, has any direct or indirect ownership interest (other than as a result of any ownership interest held in the Company) in any of the Group Companies. To the best knowledge of the Company and the Company Warrantors, no Related Party has any direct or indirect ownership interest, or contractual relationship, with any Person with which any of the Company or the Group Companies has a business relationship or any Person which, directly or indirectly, competes with any of the Company or the Group Companies. Except as set forth in the Schedule 5.12 of the Disclosure Schedule, no Related Party is, directly or indirectly, a party to or otherwise an interested party with respect to any Contract with the Company or any Group Company.

     5.13 Litigation. There is no litigation, proceedings, investigations (civil, criminal, regulatory or otherwise), arbitration claims, demands, grievances or inquiries pending (or, to the knowledge of any of the Company or the Company Warrantors, any basis therefor or threat thereof) against or affecting the Company or any Group Company, or any of their assets or properties, nor are there any facts which are likely to give rise to any such litigation. There are no judgments unsatisfied against the Company or any Group Company or consent decrees or injunctions to which the Company, any Group Company or any assets of the foregoing are subject.

     5.14 Compliance with Laws.

          (a) Except as set forth in Schedule 5.14(a) of the Disclosure Schedules, each of the Company and the Group Companies are, and at all times have been, in full compliance with all Applicable Laws.

          (b) No event has occurred or circumstance exists that (with or without notice or lapse of time) (i) may constitute or result in a violation by any of the Company or the Group Companies of, or a failure on the part thereof to comply with, any Applicable Law, or (ii) may give rise to any obligation on the part of any of the Company or the Group Companies to undertake, or to bear all or any portion of the cost of, any remedial action of any nature. None of the Company or the Group Companies has received any notice or other communication (whether oral or written) from any Government Entity regarding (x) any actual, alleged, possible, or potential violation of, or failure to comply with, any Applicable Law, or (y) any actual, alleged, possible, or potential obligation on the part of the Company or any Group Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

          (c) None of the Company, the Group Companies or any director, officer, agent, employee, or any other Person associated with or acting for or on behalf of the foregoing, has offered, paid, promised to pay, or authorized the payment of any money, or offered, given a promise to give, or authorized the giving of anything of value, to any Government Official, to any political party or official thereof or to any candidate for political office (or to any Person where the Company, such Group Company, director, officer, agent, employee or other Person knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, political party, party official, or candidate for political office) for the purposes of:

          (i) (x) influencing any act or decision of such Government Official, political party, party official, or candidate in his or its official capacity, (y) inducing such Government Official, political party, party official or candidate to do or omit to do any act in violation of the lawful duty of such Government Official, political party, party official or candidate, or (z) securing any improper advantage, or

          (ii) inducing such Government Official, political party, party official, or candidate to use his or its influence with any Government Entity to affect or influence any act or decision of such Government Entity, in order to assist the Company or such Group Company in obtaining or retaining business for or with, or directing business to the Company or any Group Company.

          (d) None of the Company, the Group Companies or any of the respective officers, employees, directors, representatives, or agents of the foregoing has, within the past five years, (i) taken any action in furtherance of any boycott not sanctioned by the United States; (ii) engaged in transactions with any Government Entity, agent, representative or resident of, or any entity based or resident in, any of the following countries: North Korea, Iraq, Libya, Cuba, Iran, Myanmar or Sudan; or (iii)otherwise engaged in transactions with any entity or person that is the target of U.S. economic sanctions, as designated by the U.S.Treasury Department Office of Foreign Assets Control on its list of Specially Designated Nationals and Blocked Persons; or (iv) received unlicensed donations or engaged in financial transactions with respect to which the Company or any Group Companies knows or has reasonable cause to believe that the financial transaction poses a risk of furthering terrorist attacks anywhere in the world.

     5.15 Real Property.

          (a) None of the Company or the Group Companies owns or has legal or equitable title or other right or interest in any real property other than the land use rights (the "LAND USE RIGHTS") held by the Group Companies as set forth in Schedule 5.15(a) of the Disclosure Schedule or as held pursuant to Lease. True and complete copies of the certificates evidencing the Land Use Rights have been delivered to each of the Investors or their agents or professional advisers and any land grant premium required under Applicable Law in connection with securing such Land Use Rights has been fully paid. None of the land with respect to which the Land Use Rights relate constitute arable land that has been converted to other uses. The particulars of the Land Use Rights as set out in
Schedule 5.15(a) of the Disclosure Schedule are true and complete.

          (b) Schedule 5.15(b) of the Disclosure Schedule sets forth each leasehold interest pursuant to which the Company or any Group Company holds any real property (a "LEASE"), indicating the parties to such Lease, the address of the property demised under the Lease, the rent payable under the Lease and the term of the Lease. Each Lease constitutes the entire agreement to which the Company or any Group Company is party with respect to the property demised thereunder, and a true and complete copy of each such Lease has been delivered to the Investors, together with all amendments, modifications, alterations and other changes thereto. Each Lease is valid and subsisting, enforceable against the parties thereto in accordance with its terms. As of the date hereof, all conditions precedent to the enforceability of each Lease have been satisfied and there exists no breach or default, nor state of facts which, with the passage of time, notice, or both, would result in a breach or default on the part of any party to the Lease. The Company or a Group Company has accepted possession of the property demised pursuant to each Lease and is in actual possession thereof and has not sublet, assigned or hypothecated its leasehold interest except as set forth on Schedule 5.15(b) of the Disclosure Schedule. The particulars of the Leases as set out in Schedule 5.15(b) of the Disclosure Schedule are true and complete.

          (c) Except as set forth in Schedule 5.15(c) of the Disclosure Schedule, each of the Company and the Group Companies has obtained property ownership certification for the plants, buildings and improvements located on land with respect to which it holds Land Use Rights (collectively, the "IMPROVEMENTS"). The Improvements and the operation thereof are part of a construction project plan approved by the applicable construction commission for the jurisdiction where the Improvements are located and do not (i) contravene any Applicable Law relating to zoning or building or (ii) violate any restrictive covenant or any provision, in the case of either (i) or (ii), the effect of which could interfere with or prevent the continued use of such Improvements for the purpose for which they are now being used. All of the Improvements are in good operating condition and in a state of reasonable maintenance and repair (except for ordinary wear and tear) and are adequate for the conduct of the business of the Company and the Group Companies as currently conducted.

          (d) Each of the Land Use Rights and the Improvements is free and clear of any and all Encumbrances except for those identified in Schedule 5.15(d) of the Disclosure Schedule. A true and complete copy of each of the agreements relating to the Encumbrances identified in Schedule 5.15(d) of the Disclosure Schedule (the "MORTGAGES") has been delivered to each of the Investors or their agents or professional advisors.

          (e) Except as set forth in Schedule 5.15(e), none of the Company or the Group Companies uses any real property in the conduct of its business except insofar as it holds valid Land Use Rights or has secured a Lease with respect thereto. No default or event of default on the part of the Company or any Group Company or event which, with the giving of notice or passage of time or both, would constitute a default or event of default has occurred and is continuing unremedied or unwaived under the terms of any of the Land Use Rights, the Leases or Mortgages. There exists no pending or threatened condemnation, confiscation, dispute, claim, demand or similar proceeding with respect to, or which could materially and adversely affect, the continued use and enjoyment of any Land Use Right, Lease or Improvement. The Land Use Rights, Leases and Mortgages are valid and subsisting and are enforceable in accordance with the terms contained therein in all material respects.

     5.16 Personal Property.

          (a) The personal property of each of the Company and the Group Companies is sufficient for the conduct of its business as currently conducted.

          (b) All personal property of each of the Company and the Group Companies which is reflected in the most recent balance sheet therefor delivered to the Investors under Section 5.8(b) or which has been acquired by the Company or any Group Company since the date of such balance sheet and which has not been disposed of in the ordinary course of the Company's or such Group Company's business is owned by the Company or such Group Company free and clear of any Encumbrances.

          (c) All machinery, tools and equipment of any of the Company or the Group Companies (other than inventories) which are reflected in the most recent balance sheet therefor delivered to the Investors under Section 5.8(b) or which have been acquired thereby since the date of such balance sheet are in a state of reasonable maintenance and repair (except for ordinary wear and tear) and are adequate for the conduct of the business thereof as currently operated.

          (d) The inventories of any of the Company or the Group Companies which are reflected in the most recent balance sheet therefor delivered to the Investors under Section 5.8(b) were, on the date of such balance sheet, in good condition, and any inventories produced or acquired thereby after such date (to the extent not sold or otherwise disposed of in the ordinary course of business), are in good condition, are useable or useful in the ordinary course of the business thereof and are not in excess of reasonable requirements.

     5.17 Intangible Property. Schedule 5.17 of the Disclosure Schedule lists any and all Intellectual Property and other material items of Intangible Property material to the business of the Company and the Group Companies. Such Intangible Property includes all Consents or other rights with respect to any of the foregoing. Except as otherwise disclosed in Schedule 5.17 of the Disclosure Schedule, each of the Company and the Group Companies (i) has legally valid rights to and ownership of all Intangible Property required for use in connection with its business, (ii) does not use any Intangible Property by consent of any other Person and is not required to and does not make any payments to others with respect thereto, and (iii) does not license any Intangible Property to any other Person. Except as otherwise disclosed in
Schedule 5.17 of the Disclosure Schedule, the Intangible Property of the Company and the Group Companies is fully assignable free and clear of any Encumbrances. Each of the Company and the Group Companies have in all material respects performed all obligations required to be performed by it, and is not in default in any material respect, under any Contract relating to any of the foregoing. None of the Company or the Group Companies has received any notice to the effect (or is otherwise aware) that the Intangible Property or any use there of by any of the Company or the Group Companies conflicts with or allegedly conflicts with or infringes the rights of any Person.

     5.18 No State Assets. None of the assets of the Company or the Group Companies constitute state-owned assets and, inasmuch, are not required to undergo any form of valuation under Applicable Law in the PRC governing the transfer of state-owned assets prior to the consummation of the transactions contemplated herein or in any of the Ancillary Documents.

     5.19 Entire Business. There are no material facilities, services, assets or properties shared (i) by the Company with any other Person that is not a Group Company or (ii) by any Group Company with any other Person that is not the Company or another Group Company.

     5.20 Insurance. Each of the Company and the Group Companies maintains (i) adequate insurance on all assets and activities of a type customarily insured, covering property damage and loss of income by fire or other casualty and (ii) adequate insurance protection against all Liabilities (including products Liability), claims and risks against which it is customary for companies similarly situated to insure.

     5.21 Officers, Employees and Labor.

          (a) Each of the Company and the Group Companies has complied with all Applicable Laws relating to the employment of labor, including provisions thereof relating to wages, hours, social welfare, equal opportunity and collective bargaining. There is no organized labor strike, dispute, slowdown or claim pending, or to the best knowledge of the Company and the Company Warrantors threatened, against or affecting any of the Company or the Group Companies. None of the Company or the Group Companies has any contract with any labor union.

          (b) Schedule 5.21(b) of the Disclosure Schedule sets forth a list of all officers of the Company and the Group Companies and all other employees and consultants whose current annual salary or rate of compensation (including bonuses, commissions and inventive compensation) is in excess of RMBY800,000 (or equivalent in a different currency), together with their current job titles or relationship to the Company and the Group Companies. None of the Persons referred to above, nor any other key employee or consultant of any of the Company or the Group Companies, has notified the Company or the Group Companies that such Person will cancel or otherwise terminate such Person's relationship with the Company or the Group Companies, or is being terminated by the Company or the Group Companies.

          (c) To the best knowledge of the Company and the Company Warrantors, none of the employees of the Company or the Group Companies is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company and the Group Companies or that would conflict with the business of the Company or the Group as proposed to be conducted. To the best knowledge of the Company and the Company Warrantors, the following will not conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated: (i) the execution, delivery and performance of any of this Agreement or the Ancillary Documents; (ii) the adoption by the Company of the Amended Memorandum and Articles, (iii) the carrying on of the Company's or any Group Company's business by the employees thereof; and (iv) the conduct of the business of the Company or any Group Company as currently conducted or as proposed to be conducted. The Company has no reason to believe it is or will be necessary to utilize any inventions of any employees of the Company or the Group Companies (or people the Company or the Group Companies currently intend to hire) made prior to or outside the scope of their employment by the Company or the Group Companies. None of the execution, delivery and performance of this Agreement or the Ancillary Documents or the adoption of the Amended Memorandum and Articles will (either alone or upon the occurrence of any additional or subsequent event) constitute an event under any benefit plan or individual agreement that will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in material benefits with respect to any employee, former employee, consultant, agent or director of the Company or the Group Companies.

          (d) Except as set forth on Schedule 5.21(d) of the Disclosure Schedule, none of the Company or the Group Companies has any pension, profit sharing, stock option, employee stock purchase or other plan providing for incentives or other compensation to employees (aside from any salary payable in thereto in the ordinary course), or any other employee benefit plan. The Company has delivered to the Investors true, correct and complete copies of all documents, summary plan descriptions, insurance contracts, third party administration contracts and all other documentation created to embody all benefit plans, plus descriptions of any benefit plans that have not been reduced to writing. Except for required contributions or benefit accruals for the current plan year, no material Liability has been or is expected to be incurred by any of the Company or Group Companies under or pursuant to any Applicable Law relating to benefit plans and, to the best knowledge of the Company and the Company Warrantors, no event, transaction or condition has occurred or exists that could result in any such Liability to any of the Company or the Group Companies. Each of the benefit plans listed in Schedule 5.21(d) is and has at all times been in compliance in all material respects with all applicable provisions of Applicable Law.

     5.22 Brokers. No finder, broker, agent, financial advisor or other intermediary has acted on behalf of the Company, the Group Companies or any of their respective Affiliates in connection with the offering of the Series A Shares or the Earnout Warrants or the negotiation or consummation of this Agreement or the Ancillary Documents or any of the transactions contemplated hereby or thereby. All such negotiations or the consummation of this Agreement or the Ancillary Documents or any of the transactions contemplated hereby or thereby will not give rise to any valid claim against the Company, any Group Company or any of the Investors for any brokerage or finder's commission, fee or similar compensation.

     5.23 Disclosure. The Company has fully provided the Investors with all the information that the Investors have requested for deciding whether to purchase the Series A Shares and the Earnout Warrants and all information that the Company believes is materially necessary to enable the Investors to make such decision. None of this Agreement or any other statements or certificates or other materials made or delivered, or to be made or delivered to any of the Investors in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading. Each of the Investors, severally and not jointly, represents, warrants and covenants to the Company that:

SECTION 6 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each of the Investors, severally and not jointly, represents, warrants and covenants to the Company that:

     6.1 Authorization. Such Investor has full power and authority to enter into this Agreement, and, assuming due and valid execution and delivery hereof, the Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     6.2 Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Earnout Warrant to be acquired hereunder, the Series A Shares to be acquired hereunder and under the Earnout Warrant and the Conversion Shares (collectively, the "SECURITIES") will be acquired by the Investor for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities.

     6.3 Disclosure of Information. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series A Shares and Earnout Warrant. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series A Shares and Earnout Warrant and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 5 of this Agreement or the right of the Investors to rely thereon.

     6.4 Investment Experience. Such Investor acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series A Shares and Earnout Warrant. Such Investor also represents it has not been organized for the purpose of acquiring the Series A Shares and Earnout Warrant.

     6.5 Status of Investor. Such Investor (i) is purchasing the Securities outside the United States in compliance with Regulation S under the Securities Act of 1933, as amended (the "Act") and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction or (ii) is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect, under the Act.

     6.6 Restricted Securities. Such Investor understands that the Securities it is purchasing are characterized as "restricted securities" under U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

SECTION 7 ADDITIONAL COVENANTS

     7.1 Use of Proceeds. The Company will use the proceeds from the sale of Series A Shares and Earnout Warrants hereunder for business expansion, capital expenditures, marketing and general working capital for its business of drug retailing.

     7.2 Pre-Closing Actions. As promptly as practicable, each of the parties to this Agreement will: (i) use reasonable best efforts to take all actions required of such party and to do all other things reasonably necessary, proper or advisable to consummate the transactions contemplated hereby and by the Ancillary Documents; (ii) file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by such party pursuant to Applicable Law in connection with this Agreement, the Ancillary Documents and the issuance of the Series A Shares and the Earnout Warrants pursuant hereto and the consummation of the other transactions contemplated hereby and by the Ancillary Documents; (iii) use reasonable best efforts to obtain, or cause to be obtained, all Consents (including any Consents required under any contract) necessary to be obtained by such party in order to consummate the transactions contemplated pursuant to this Agreement and the Ancillary Documents; and (iv) coordinate and cooperate with the other parties in exchanging such information and supplying such assistance as may be reasonably requested by the other parties in connection with any filings and other actions to be made or taken in order to consummate the transactions contemplated pursuant to this Agreement and the Ancillary Documents.

     7.3 Conduct of Business. Except as otherwise permitted by this Agreement or with the written consent of the Lead Investor, from the date hereof to the date of the Tranche 1 Closing, the Company shall and shall cause each Group Company to:

          (a) carry on its business in the ordinary course consistent with past practice and in substantially the same manner as conducted prior to the date hereof and use reasonable best efforts to preserve its relationships with customers, suppliers and others having business dealings with the Company and any Group Company;

          (b) not create, issue or sell any securities, or grant or otherwise issue any options or purchase rights with respect thereto, or enter into any contract or commitment to do any of the foregoing;

          (c) not repay or prepay any Liability or obligation in excess of RMBY5,000,000 in the aggregate prior to its stated maturity;

          (d) not declare or make any dividend, payment or distribution to its shareholders or purchase, retire, acquire or redeem any of its shares or any part of its registered capital or other securities;

          (e) not mortgage, pledge or subject to lien or any other Encumbrance, any of its material assets, tangible or intangible;

          (f) not sell, assign, license, transfer or otherwise dispose of any of its assets having a fair market value of more than RMBY2,000,000 in aggregate, or incur any Liabilities or obligations (including Liabilities with respect to indebtedness, capital leases or guarantees thereof) in excess of RMBY5,000,000 in the aggregate, other than in the ordinary course of business;

          (g) not grant (or commit to grant) any increase in compensation (including incentive or bonus compensation) to any officer or any general increase in compensation (including incentive or bonus compensation) to its employees other than, in each case, normal merit and cost-of-living increases, or enter into any new, or amend or alter (or commit to enter into, amend or alter) in any material respect any existing, employment or consulting agreements or any bonus, incentive compensation, profit sharing, retirement, pension, group insurance, death benefit or other fringe benefit plan, collective bargaining agreement or commitment (including any commitment to pay retirement or other benefits) trust agreement or similar arrangement adopted by it with respect to its own employees;

          (h) not amend its Constitutional Documents except as provided herein or as required by Applicable Law;

          (i) not merge or consolidate with or into any other Person, or make any acquisition of all or substantially all of the stock, assets or business of any other Person;

          (j) maintain in full force and effect existing insurance to the extent available on commercially reasonable terms;

          (k) not make any capital expenditure or capital commitment (other than in an emergency) which exceeds RMBY5,000,000 in a single transaction or a series of related transactions or which exceeds RMBY15,000,000 where taken together with all other capital expenditures or capital commitments undertaken by the Company and the Group Companies within the immediately preceding twelve-month period;

          (l) not make any Tax elections (other than those provided for in Section 5.10(d), settle any Tax disputes or make any changes to any accounting methods;

          (m) other than as may be reasonably required to consummate the transactions contemplated hereby, not make any modifications of or changes in or terminate any existing Contract set forth on Schedule 5.11 of the Disclosure Schedule; or

          (n) except as expressly required by this Agreement, enter into or assume any material contract, agreement, obligation lease, license or commitment which involves an aggregate monetary commitment or exposure for all such contracts in excess of RMBY5,000,000 other than in the ordinary course of business.

     7.4 Non-Violation. Pending the Tranche 1 Closing, neither the Company nor any Group Company will, without the prior written consent of the Lead Investor, take any action which (i) would render any of the representations or warranties made by the Company or the Company

Warrantors in this Agreement untrue in any material respect if given with reference to the facts and circumstances then existing, or (ii) would result in any of the covenants contained in this Agreement becoming incapable of performance. The Company and each of the Company Warrantors will promptly advise the Investor of any action or event of which the Company or such Company Warrantor becomes aware which would have the effect of making incorrect in any material respect any such representations or warranties if given with reference to facts and circumstances then existing or which has the effect of rendering any such covenants incapable of performance.

     7.5 Certain Business Practices. The Company and each Group Company will (i) pay and/or fund all social benefits which it is required by Applicable Law to pay or fund to or on behalf of any of the prior or continuing employees thereof,
(ii) will timely and accurately declare all taxable revenues and pay all Taxes required by Applicable Law, and (iii) will not enter into multiple lease contracts with concurrent terms for a single business premise.

     7.6 Confidentiality. Each party hereto shall keep confidential, and shall cause its officers, directors, and employees to keep confidential, the terms and conditions hereof, of any predecessor agreement and of any Ancillary Document (collectively, the "CONFIDENTIAL INFORMATION") except as the Lead Investor and the Company mutually agree otherwise; provided that any party may disclose Confidential Information (i) to the extent required by Applicable Law so long as, where such disclosure is to a Government Entity, such party shall use all reasonable efforts to obtain confidential treatment of the Confidential Information so disclosed, (ii) to the extent required by the rules of any stock exchange, (iii) to its officers, directors, employees and professional advisors as necessary to the performance of its obligations in connection herewith and with the Ancillary Documents so long as such party advises each Person to whom the Confidential Information is so disclosed as to the confidential nature thereof, (iv) to its investors and any Person otherwise providing substantial debt or equity financing to such party so long as the party advises each Person to whom the Confidential Information is so disclosed as to the confidential nature thereof, and (v) to any Person that enters into bona fide negotiations to acquire such party or such party's interest in the Company so long as such Person has agreed to maintain the confidentiality of the Confidential Information.

     7.7 Acquisition of Remaining Minority Interests. With the exception of the Yunnan ROC, within three (3) months after the date hereof, the Company agrees to acquire all equity interests in each Group Company which are not currently held either by the Company or another Group Company. The Company further covenants that the cost to acquire such equity interests will not exceed RMBY500,000 in aggregate.

     7.8 Service Agreements. Within three (3) months after the date hereof, the Company agrees to cause HQCo and ServiceCo to enter into service agreements with each other Group Company, pursuant to which HQCo and ServiceCo will take on a central management and support function for such other Group Company in return for a fee charged at market rates. The service agreements will be in form and substance reasonably satisfactory to the Lead Investor.

     7.9 Sale of Receivables. Neptunus Group shall pay Nepstar RMBY522,174.00 within fifteen (15) days after the date of the Tranche 1 Closing to acquire certain account receivables outstanding at August 31, 2003, as required by that certain letter agreement, dated August 31, 2003, among Neptunus Group, Shenzhen Neptunus Health Chain Stores Co. Ltd. and Nepstar.

     7.10 Employment Agreements. Within thirty (30) days after the date of the Tranche 1

Closing, the Company shall procure each of the individuals listed in Schedule D to enter into an employment agreement (or a supplemental agreement to his/her existing

SECTION 8 CONDITIONS TO CLOSING BY INVESTORS

     8.1 Conditions Precedent to Tranche 1 Closing. The obligations of each Investor at the Tranche 1 Closing are subject to the fulfillment on or before the Tranche 1 Closing of each of the following conditions, unless waived by the Lead Investor in writing:

          (a) Representations and Warranties. The representations and warranties of the Company and the Company Warrantors contained or referred to herein shall be true and correct as of the date of the Tranche 1 Closing, in all material respects as though made at such date with reference to the facts and circumstances existing at such time (except to the extent that a representation and warranty speaks as of an earlier date, in which case such representation and warranty shall be true as of such earlier date), and each of the Company and the Company Warrantors shall have delivered a certificate to such effect, dated the date of the Tranche 1 Closing, signed by a director or officer thereof.

          (b) Performance. Each other party to this Agreement shall have materially performed and complied with all agreements, obligations and conditions contained in this Agreement or the Ancillary Documents which such party is required to perform or comply with on or before the Tranche 1 Closing.

          (c) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Tranche 1 Closing, and all documents incident thereto, shall be in form and substance reasonably satisfactory to the Lead Investor, and each Investor shall have received all such counterpart original and certified or other copies of such documents as such Investor may reasonably request.

          (d) Qualifications. All Consents of any competent Government Entity that are required in connection any of the transactions contemplated hereunder, under any of the Ancillary Documents or under other agreements to be entered into in connection herewith shall have been duly obtained and shall continue to be in effect.

          (e) No Orders; Legal Proceedings. There shall be no Applicable Law in effect which prohibits or restricts the transactions contemplated by this Agreement or the Ancillary Documents which is not waived by a competent Government Entity.

          (f) No Material Adverse Change. There shall not have been any material adverse change in or affecting the business, financial condition, results, operations or prospects of any of the Company or the Group Companies since the date of the most recent balance sheets therefor delivered to the Investors under
Section 5.8(b).

          (g) Compliance Certificate. A director of the Company shall deliver to each Investor at the Tranche 1 Closing a certificate stating that the conditions specified in Section 8.1(b), Section 8.1(d), Section 8.1(e) and Section 8.1(f) have been fulfilled.

          (h) Legal Opinions. The Investors shall have each received from Conyers Dill & Pearman, Cayman, Cayman Islands counsel for the Company, Gallant Y.T. Ho & Co., Hong Kong counsel for the Company, and Kangda Law Office, PRC counsel for the Company, written opinions dated and delivered as of the date of the date of the Tranche 1 Closing, in form and substance satisfactory to the Lead Investor.

          (i) Due Diligence. The Investors shall have completed financial, business and legal due diligence on the Company and the Group Companies to their satisfaction.

          (j) Investment Committee Approval. The Lead Investor shall have received approval from its Investment Committee for the consummation of the transactions contemplated herein.

          (k) MOFCOM. The Company shall have arranged for the Lead Investor to receive such comfort as the Lead Investor shall request to demonstrate that the Ministry of Commerce will not raise objections or take any action against the Investors, the Company or the Group Companies as a result of the transactions contemplated herein, the reorganization of the Group Companies under the Company prior to the date hereof or the conduct of business by any of the Company or the Group Companies in the ordinary course following the consummation of any of the transactions contemplated herein.

          (l) Sale of Receivables. Neptunus Group shall have paid Nepstar RMBY4,661,770.35 to acquire certain account receivables outstanding at August 31, 2003, as required by that certain letter agreement, dated August 31, 2003, among Neptunus Group, Shenzhen Neptunus Health Chain Stores Co. Ltd. and Nepstar.

          (m) Discharge of Intercompany Debt. Neptunus Group and any Affiliates thereof (other than the Company and the Group Companies) (i) shall have repaid all amounts owing thereby to the Company and the Group Companies and (ii) shall have forgiven all amounts owing by the Company and the Group Companies thereto.

          (n) Memorandum and Articles. The Amended and Restated Memorandum and Articles of Association, in substantially the form attached hereto as Exhibit D (the "Amended Memorandum and Articles", shall have been adopted and shall remain in effect.

          (o) Investors Rights Agreement. The Company shall have entered into an Investors' Rights Agreement in substantially the form attached hereto as Exhibit E (the "INVESTORS RIGHTS AGREEMENT"), and such agreement shall be in full force and effect.

          (p) Share Restriction Agreement. Each of NeptunusBVI, ManagerCo and the Company shall have entered into a Share Restriction Agreement (the "SHARE RESTRICTION AGREEMENT") in substantially the form attached hereto as Exhibit F, and such agreement shall be in full force and effect.

          (q) Voting Agreement. Each of NeptunusBVI, ManagerCo and the Company shall have entered into a Voting Agreement (the "Voting Agreement") in substantially the form attached hereto as Exhibit G, and such agreement shall be in full force and effect.

          (r) NeptunusBVI Clawback Rights Agreement. Each of NeptunusBVI, the Company and Zhang Simin shall have entered into a Clawback Rights Agreement, in substantially the form attached hereto as Exhibit H (the "NeptunusBVI Clawback Rights Agreement"), and such agreement shall be in full force and effect.

          (s) ManagerCo Clawback Rights Agreement. Each of ManagerCo, the Company and Zhu Dan shall have entered into a Clawback Rights Agreement, in substantially the form attached hereto as Exhibit I (the "ManagerCo Clawback Rights Agreement") and such

Agreement shall be in full force and effect.

          (t) Sponsor Agreement. Neptunus Group shall have entered into a Sponsor Agreement, in substantially the form attached hereto as Exhibit J ("Sponsor Agreement"), and such agreement shall be in full force and effect.

          (u) Indemnity Agreement. The Company, Neptunus Group and each Group Company shall have entered into an Indemnity Agreement, in substantially the form attached hereto as Exhibit K ("Indemnity Agreement"), and such agreement shall be in full force and effect.

          (v) Redemption Agreement. The Company, Ankeen, ManagerCo and NeptunusBVI shall have entered into a Redemption Agreement, in substantially the form attached hereto as Exhibit L ("Redemption Agreement"), such agreement shall be in full force and effect, and the Company shall have registered such agreement on the Register of Mortgages and Charges of the Company.

          (w) Guarantee Agreement. Neptunus Group shall have entered into a Guarantee Agreement, in substantially the form attached hereto as Exhibit M (the "Guarantee Agreement"), and such agreement shall be in full force and effect.

          (x) Medicine Shoppe Master License Agreement. The Master License Agreement, dated June 27, 2002, between Medicine Shoppe International, Inc. and Medicine Shoppe Medical Chains Management Consulting (Shenzhen) Co., Ltd. shall have been ratified by Medicine Shoppe Medical Chains Management Consulting (Shenzhen) Co., Ltd. such that the agreement shall be a valid and binding agreement, enforceable against each of the parties thereto.

          (y) Lease of Office Space. Nepstar shall have entered into a lease, in form and substance reasonably satisfactory to the Lead Investor, with respect to the use of its current offices.

     8.2 Conditions Precedent to Tranche 2 Closing. The obligations of each Investor at the Tranche 2 Closing are subject to the fulfillment on or before the Tranche 2 Closing of each of the following conditions, unless waived by the Lead Investor in writing:

          (a) epresentations and Warranties. The representations and warranties of the Company and the Company Warrantors previously given hereunder shall have been true and correct as of the date given and each of the representations and warranties of the Company and the Company Warrantors set forth in Section 5.1,
Section 5.2, Section 5.3, Section 5.4, Section 5.7, Section 5.10(a), Section 5.12, Section 5.13, Section 5.14, Section 5.15(e), Section 5.16(a), Section 5.20, Section 5.21(a), Section 5.21(b), Section 5.22, Section 5.23 shall be true and correct as of the date of the Tranche 2 Closing, in all material respects as though made at such date with reference to the facts and circumstances existing at such time (except to the extent that a representation and warranty speaks as of an earlier date, in which case such representation and warranty shall be true as of such earlier date), and each of the Company and the Company Warrantors shall have delivered a certificate to such effect, dated the date of the Tranche 2 Closing, signed by a director or officer thereof.

          (b) Performance. Each other party to this Agreement shall have materially performed and complied with all agreements, obligations and conditions contained in this Agreement or the Ancillary Documents which such party is required to perform or comply with on or before the Tranche 2 Closing.

          (c) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Tranche 2 Closing, and all documents incident thereto, shall be in form and substance reasonably satisfactory to the Lead Investor, and each Investor shall have received all such counterpart original and certified or other copies of such documents as such Investor may reasonably request.

          (d) Qualifications. All Consents of any competent Government Entity that are required in connection any of the transactions contemplated hereunder, under any of the Ancillary Documents or under other agreements to be entered into in connection herewith shall have been duly obtained and shall continue to be in effect.

          (e) No Orders; Legal Proceedings. There shall be no Applicable Law in effect which prohibits or restricts the transactions contemplated by this Agreement or the Ancillary Documents which is not waived by a competent Government Entity.

          (f) No Material Adverse Changes. There shall not have been any material adverse change in or affecting the business, financial condition, results, operations or prospects of any of the Company or the Group Companies since the date of the Tranche 1 Closing.

          (g) Legal Opinions. The Investors shall have each received from Conyers Dill & Pearman, Cayman, Cayman Islands counsel for the Company, Gallant Y.T. Ho & Co., Hong Kong counsel for the Company, and Kangda Law Office, PRC counsel for the Company, written opinions dated and delivered as of the date of the Tranche 2 Closing, in form and substance satisfactory to the Lead Investor.

          (h) Tranche 2 Funding Notice. The Lead Investor shall have delivered a Tranche 2 Funding notice to the Company on or prior to the date 270 days after the date of the Tranche 1 Closing.

          (i) Compliance Certificate. A director of the Company shall deliver to each Investor at the Tranche 1 Closing a certificate stating that the conditions specified in Section 8.2(b), Section 8.2(d), Section 8.2(e) and Section 8.2(f) have been fulfilled.

     8.3 Conditions Precedent to Tranche 3 Closing. The obligations of each Investor at the Tranche 3 Closing are subject to the fulfillment on or before the Tranche 3 Closing of each of the following conditions, unless waived by the Lead Investor in writing:

          (a) Representations and Warranties. The representations and warranties of the Company and the Company Warrantors previously given hereunder shall have been true and correct as of the date given and each of the representations and warranties of the Company and the Company Warrantors set forth in Section 5.1,
Section 5.2, Section 5.3, Section 5.4, Section 5.7, Section 5.10(a), Section 5.12, Section 5.13, Section 5.14, Section 5.15(e), Section 5.16(a), Section 5.20, Section 5.21(a), Section 5.21(b), Section 5.22, Section 5.23 shall be true and correct as of the date of the Tranche 3 Closing, in all material respects as though made at such date with reference to the facts and circumstances existing at such time (except to the extent that a representation and warranty speaks as of an earlier date, in which case such representation and warranty shall be true as of such earlier date) , and each of the Company and the Company Warrantors shall have delivered a certificate to such effect, dated the date of the Tranche 3 Closing, signed by a director or officer thereof.

          (b) Performance. Each other party to this Agreement shall have materially performed and complied with all agreements, obligations and conditions contained in this Agreement or the Ancillary Documents which such party is required to perform or comply with on or before the Tranche 3 Closing.

          (c) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Tranche 3 Closing, and all documents incident thereto, shall be in form and substance reasonably satisfactory to the Lead Investor, and each Investor shall have received all such counterpart original and certified or other copies of such documents as such Investor may reasonably request.

          (d) Qualifications. All Consents of any competent Government Entity that are required in connection any of the transactions contemplated hereunder, under any of the Ancillary Documents or under other agreements to be entered into in connection herewith shall have been duly obtained and shall continue to be in effect.

          (e) No Orders; Legal Proceedings. There shall be no Applicable Law in effect which prohibits or restricts the transactions contemplated by this Agreement or the Ancillary Documents which is not waived by a competent Government Entity.

          (f) No Material Adverse Changes. There shall not have been any material adverse change in or affecting the business, financial condition, results, operations or prospects of any of the Company or the Group Companies since the date of the Tranche 2 Closing.

          (g) Legal Opinions. The Investors shall have each received from Conyers Dill & Pearman, Cayman, Cayman Islands counsel for the Company, Gallant Y.T. Ho & Co., Hong Kong counsel for the Company, and Kangda Law Office, PRC counsel for the Company, written opinions dated and delivered as of the date of the Tranche 3 Closing, in form and substance satisfactory to the Lead Investor.

          (h) Tranche 3 Funding Notice. The Lead Investor shall have delivered a Tranche 3 Funding notice to the Company on or prior to June 30, 2006.

          (i) Compliance Certificate. A director of the Company shall deliver to each Investor at the Tranche 1 Closing a certificate stating that the conditions specified in Section 8.3(b), Section 8.3(d), Section 8.3(e) and Section 8.3(f) have been fulfilled.

SECTION 9 CONDITIONS TO CLOSING BY COMPANY

     9.1 Conditions Precedent to Tranche 1 Closing. The obligations of the Company at the Tranche 1 Closing are subject to the fulfillment on or before the Tranche 1 Closing of each of the following conditions, unless waived by the Company in writing:

          (a) Representations and Warranties. The representations and warranties of the Investors contained in Section 6 of this Agreement shall be true and correct as of the date of the Tranche 1 Closing, in all material respects as though made at such date with reference to the facts and circumstances existing at such time (except to the extent that a representation and warranty speaks as of an earlier date, in which case such representation and warranty shall be true as of such earlier date).

          (b) Performance. Each Investor shall have materially performed and complied with all agreements, obligations and conditions contained in this Agreement or the Ancillary Documents which such Investor is required to perform or comply with on or before the Tranche 1 Closing.

          (c) No Orders; Legal Proceedings. There shall be no Applicable Law in effect which prohibits or restricts the transactions contemplated by this Agreement or the Ancillary Documents which is not waived by a competent Government Entity.

          (d) Investors' Rights Agreement. The Investors shall have entered into the Investors' Rights Agreement in substantially the form attached hereto as Exhibit E, and such agreement shall be in full force and effect.

          (e) Share Restriction Agreement. Each of the Investors shall have entered into a Share Restriction Agreement in substantially the form attached hereto as Exhibit F, and such agreement shall be in full force and effect.

     9.2 Conditions Precedent to Tranche 2 Closing.

          (a) Representations and Warranties. The representations and warranties of the Investors contained in Section 6 of this Agreement shall be true and correct as of the date of the Tranche 2 Closing, in all material respects as though made at such date with reference to the facts and circumstances existing at such time (except to the extent that a representation and warranty speaks as of an earlier date, in which case such representation and warranty shall be true as of such earlier date).

          (b) Performance. Each Investor shall have materially performed and complied with all agreements, obligations and conditions contained in this Agreement or the Ancillary Documents which such Investor is required to perform or comply with on or before the Tranche 2 Closing.

          (c) No Orders; Legal Proceedings. There shall be no Applicable Law in effect which prohibits or restricts the transactions contemplated by this Agreement or the Ancillary Documents which is not waived by a competent Government Entity.

          (d) Tranche 2 Funding Notice. The Lead Investor shall have timely delivered a Tranche 2 Funding notice to the Company pursuant to Section 3.2.

     9.3 Conditions Precedent to Tranche 3 Closing.

          (a) Representations and Warranties. The representations and warranties of the Investors contained in Section 6 of this Agreement shall be true and correct as of the date of the Tranche 3 Closing, in all material respects as though made at such date with reference to the facts and circumstances existing at such time (except to the extent that a representation and warranty speaks as of an earlier date, in which case such representation and warranty shall be true as of such earlier date).

          (b) Performance. Each Investor shall have materially performed and complied with all agreements, obligations and conditions contained in this Agreement or the

Ancillary Documents which such Investor is required to perform or comply with on or before the Tranche 3 Closing.

          (c) No Orders; Legal Proceedings. There shall be no Applicable Law in effect which prohibits or restricts the transactions contemplated by this Agreement or the Ancillary Documents which is not waived by a competent Government Entity.

          (d) Tranche 3 Funding Notice. The Lead Investor shall have timely delivered a Tranche 3 Funding notice to the Company pursuant to Section 4.2.

SECTION 10 INDEMNITY; OTHER REMEDIES

     10.1 Indemnity.

          (a) Each of the Company and the Company Warrantors hereby agrees to indemnify and hold harmless each Investor, and such Investor's employees, Affiliates, agents and assigns, from and against any and all Indemnifiable Losses suffered by such Investor, or such Investor's employees, Affiliates, agents and assigns, directly or indirectly, as a result of, or based upon or arising from any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by the Company or such Company Warrantor in or pursuant to this Agreement or any of the Ancillary Documents.

          (b) Each Investor, severally and not jointly, hereby agrees to indemnify and hold harmless the Company, and the Company's employees, Affiliates, agents and assigns, from and against any and all Indemnifiable Losses suffered by the Company, or the Company's employees, Affiliates, agents and assigns, directly or indirectly, as a result of, or based upon, or arising from any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by such Investor in or pursuant to this Agreement.

     10.2 Procedure.

          (a) Any party seeking indemnification with respect to any Indemnifiable Loss (an "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnity hereunder (the "INDEMNIFYING PARTY").

          (b) If any claim, demand or Liability is asserted by any third party against any Indemnified Party, the Indemnifying Party shall upon the written request of the Indemnified Party, defend any actions or proceedings brought against the Indemnified Party in respect of matters embraced by the indemnity under this Section 10. If, after a request to defend any action or proceeding, the Indemnifying Party neglects to defend the Indemnified Party, a recovery against the Indemnified Party suffered by it in good faith, shall be conclusive in its favor against the Indemnifying Party, provided, however, that, if the Indemnifying Party has not received reasonable notice of the action or proceeding against the Indemnified Party or is not allowed to control its defense, judgment against the Indemnified Party shall only constitute presumptive evidence against the Indemnifying Party.

     10.3 Not Exclusive Remedy. This Section 10 shall not be deemed to preclude or otherwise limit in any way the exercise of any other rights or pursuit of other remedies for the breach of this Agreement or with respect to any misrepresentation.

SECTION 11 TERMINATION

     11.1 Termination of Agreement. This Agreement and the transactions contemplated by this Agreement shall terminate:

          (a) in the event the Tranche 1 Closing does not take place prior to December 31, 2004;

          (b) upon the mutual consent in writing of the parties hereto;

          (c) in the event of any misrepresentation or other breach under this Agreement which materially affects any party hereto, such breach is not remedied within thirty (30) days after written notice thereof is given to the breaching party by the affected party; or

          (d) upon notice from the Lead Investor given to the other parties if there shall be any Applicable Law that makes consummation of the transactions hereunder illegal or otherwise prohibited which is not waived or repealed by a competent Government Entity within one (1) month of first becoming known to any party hereto.

     11.2 Effect of Termination. If this Agreement is terminated pursuant to the provisions of this Section 11, then this Agreement shall become void and have no further effect, provided that no party shall be relieved of any liability for a breach of this Agreement or for any misrepresentation hereunder, nor shall such termination be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.

     11.3 Survival. The provisions of Section 5, Section 6, Section 10, Section 11.2, this Section 11.3 and Section 12 shall survive the expiration or early termination of this Agreement.

SECTION 12 MISCELLANEOUS

     12.1 Binding Effect; Assignment. This Agreement shall be binding upon and shall be enforceable by each party, its successors and permitted assigns. Each of the Investors shall have the right to assign all or part of its rights under this Agreement to any of its Affiliates. Except as provided in the preceding sentence, no party may assign any of its rights or obligations hereunder without the prior written approval of the other party.

     12.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of Hong Kong, without regard to conflicts of laws principles thereunder; provided that Section 10 shall be governed by, and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereunder.

     12.3 Dispute Resolution.

          (a) Any dispute, controversy or claim (each, a "DISPUTE") arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved at the first instance through consultation between the parties to such Dispute. Such consultation shall begin immediately after any party has delivered written notice to any other party to the Dispute requesting such consultation.

          (b) If the Dispute is not resolved within sixty (60) days following the date on which such notice is given, the Dispute shall be submitted to arbitration upon the request of any party to the Dispute with notice to each other party to the Dispute (the "ARBITRATION NOTICE").

          (c) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the "CENTRE"). There shall be three (3) arbitrators. The claimants in the Dispute shall collectively choose one arbitrator, and the respondents shall collectively choose one arbitrator. The Secretary General of the Centre shall select the third arbitrator, who shall be qualified to practice law in the Hong Kong Special Administrative Region. If any of the members of the arbitral tribunal have not been appointed within thirty (30) days after the Arbitration Notice is given, the relevant appointment shall be made by the Secretary General of the Centre.

          (d) The arbitration proceedings shall be conducted in English and Chinese. The arbitration tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law, as in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 12.3, including the provisions concerning the appointment of arbitrator, the provisions of this Section 12.3 shall prevail.

          (e) Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

          (f) The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

          (g) The arbitrators shall decide any dispute submitted by the parties to the arbitration tribunal strictly in accordance with the substantive law of Hong Kong and shall not apply any other substantive law; provided that the arbitrators shall decide any dispute submitted by the parties to the arbitration tribunal with respect to Section 10 strictly in accordance with the substantive law of the State of New York and shall not apply any other substantive law.

          (h) Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

          (i) During the course of the arbitration tribunal's adjudication of the dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

     12.4 Language. The governing version of this Agreement is the English language version; provided that the Disclosure Schedules have been prepared in the Chinese language. Any translation of this Agreement into any other language is for the convenience of the parties only.

     12.5 Amendments. Except as otherwise permitted herein, this Agreement and its provisions may be amended, changed, waived, discharged or terminated only by a writing signed by each of the parties.

     12.6 Notices. All notices, claims, certificates, requests, demands and other communications under this Agreement shall be made in writing and shall be delivered to any party hereto by hand or sent by facsimile, or sent, postage prepaid, by reputable overnight courier services at the address given for such party on the signature pages hereof (or at such other address for such party as shall be specified by like notice), and shall be deemed given when so delivered by hand, or if sent by facsimile, upon receipt of a confirmed transmittal receipt, or if sent by overnight courier, five (5) calendar days after delivery to or pickup by the overnight courier service.

     12.7 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party may reasonably request to give effect to the terms and intent of this Agreement.

     12.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior written or oral understandings or agreements.

     12.9 Severability. If any provision of this Agreement shall be held invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     12.10 Remedies Cumulative. The rights and remedies available under this Agreement or otherwise available shall be cumulative of all other rights and remedies and may be exercised successively.

     12.11 Counterpart Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     12.12 No Third Party Beneficiary. Except to the extent expressly stated otherwise, nothing in this Agreement is intended to confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights, benefits, or obligations hereunder.

     12.13 Knowledge. In this Agreement, any reference to a Person's "knowledge" means the actual knowledge of such Person and that knowledge which should have been acquired by such Person after making such due inquiry and exercising such due diligence as a prudent business person would have made or exercised in the management of his or her business affairs, including due inquiry of those officers, directors, key employees and professional advisers (including attorneys, accountants and consultants) of the Person and its Affiliates who could reasonably be expected to have knowledge of the matters in question.

     IN WITNESS WHEREOF the parties hereto have caused their duty authorized representatives to execute this Agreement as of the first date written above.

                                        CHINA NEPSTAR CHAIN DRUGSTORE LTD.


                                        By: /s/ Zhang Simin
                                            ------------------------------------
                                        Name: Zhang Simin (CHINESE CHARACTERS)
                                        Capacity: Director

                                        Address for notice:

                                        15th Floor, Tower A, Neptunus Building
                                        Nanyou Avenue, Nanshan District
                                        Shenzhen, Guangdong Province
                                        PRC 518054
                                        Attn: Zhang Simin (CHINESE CHARACTERS)
                                        Tel: 86-755-2664-9838-2801
                                        Fax: 86-755-2664-9547

                                        CHINA NEPSTUNUS DRUGSTORE HOLDING LTD.


                                        By: /s/ Zhang Simin
                                            ------------------------------------
                                        Name: Zhang Simin (CHINESE CHARACTERS)
                                        Capacity: Director

                                        Address for notice:

                                        27th Floor, Tower A, Neptunus Building
                                        Nanyou Avenue, Nanshan District
                                        Shenzhen, Guangdong Province
                                        PRC 518054
                                        Attn: Zhang Simin (CHINESE CHARACTERS)
                                        Tel: 86-755-2664-9838-2801
                                        Fax: 86-755-2664-9547

                                        GS CAPITAL PARTNERS 2000, L.P.

                                        By: GS Advisors 2000, L.L.C.,
                                            Its general partner


                                        By: /s/ David T. Y. Chou
                                            ------------------------------------
                                        Name: David T. Y. Chou
                                        Capacity: Power of Attorney

                                        Address for notice:

                                        68th Floor, Cheung Kong Center,
                                        2 Queen's Road Central
                                        Hong Kong PRC
                                        Attn: David T. Y. Chou
                                        Tel: 852-2978-1151
                                        Fax: 852-2978-0440

                                        GS CAPITAL PARTNERS 2000
                                        OFFSHORE, L.P.

                                        By: GS Advisors 2000, L.L.C.,
                                            Its general partner


                                        By: /s/ David T. Y. Chou
                                            ------------------------------------
                                        Name: David T. Y. Chou
                                        Capacity: Power of Attorney

                                        Address for notice:

                                        68th Floor, Cheung Kong Center,
                                        2 Queen's Road Central
                                        Hong Kong PRC
                                        Attn: David T. Y. Chou
                                        Tel: 852-2978-1151
                                        Fax: 852-2978-0440

                                        GS CAPITAL PARTNERS 2000,
                                        GMBH & CO. BETEILIGUNGS KG

                                        By: Goldman Sachs Management GP
                                            GmbH
                                            Its general partner


                                        By: /s/ David T. Y. Chou
                                            ------------------------------------
                                        Name: David T. Y. Chou
                                        Capacity: Power of Attorney

                                        Address for notice:

                                        68th Floor, Cheung Kong Center,
                                        2 Queen's Road Central
                                        Hong Kong PRC
                                        Attn: David T. Y. Chou
                                        Tel: 852-2978-1151
                                        Fax: 852-2978-0440

                                        GS CAPITAL PARTNERS 2000,
                                        EMPLOYEE FUND, L.P.

                                        By: GS Employee Funds 2000 GP, L.L.C.
                                            Its general partner


                                        By: /s/ David T. Y. Chou
                                            ------------------------------------
                                        Name: David T. Y. Chou
                                        Capacity: Power of Attorney

                                        Address for notice:

                                        68th Floor, Cheung Kong Center,
                                        2 Queen's Road Central
                                        Hong Kong PRC
                                        Attn: David T. Y. Chou
                                        Tel: 852-2978-1151
                                        Fax: 852-2978-0440

                                        GOLDMAN SACHS DIRECT INVESTMENT FUND
                                        2000, L.P.

                                        By: GS Employee Funds 2000 GP, L.L.C.
                                            Its general partner


                                        By: /s/ David T. Y. Chou
                                            ------------------------------------
                                        Name: David T. Y. Chou
                                        Capacity: Power of Attorney

                                        Address for notice:

                                        68th Floor, Cheung Kong Center,
                                        2 Queen's Road Central
                                        Hong Kong PRC
                                        Attn: David T. Y. Chou
                                        Tel: 852-2978-1151
                                        Fax: 852-2978-0440

                                        SHENZHEN NEPSTAR
                                        COMMERCIAL DEVELOPMENT CO., LTD.

                                        (CHINESE CHARACTERS)


                                        By: /s/ Zhang Simin
                                            ------------------------------------
                                        Name: Zhang Simin (CHINESE CHARACTERS)
                                        Capacity: Legal Representative

                                        Address for notice:

                                        15A, Tower A, Neptunus Building
                                        Nanyou Avenue, Nanshan District
                                        Shenzhen, Guangdong Province
                                        PRC 518054
                                        Attn: Qian Shunyao (CHINESE CHARACTERS)
                                        Tel: 86-755-2652-2420
                                        Fax: 86-755-2640-1549

                                        SHENZHEN NEPSTAR MEDICAL &
                                        PHARMACEUTICAL ELECTRONIC TECHNOLOGY
                                        CO., LTD.

                                        (CHINESE CHARACTERS)


                                        By: /s/ Zhang Simin
                                            ------------------------------------
                                        Name: Zhang Simin (CHINESE CHARACTERS)
                                        Capacity: Legal Representative

                                        Address for notice:

                                        15B, Tower A, Neptunus Building
                                        Nanyou Avenue, Nanshan District
                                        Shenzhen, Guangdong Province
                                        PRC 518054
                                        Attn: Qian Shunyao (CHINESE CHARACTERS)
                                        Tel: 86-755-2652-2420
                                        Fax: 86-755-2640-1549

                                        ANKEEN ENTERPRISES LIMITED

                                        (CHINESE CHARACTERS)


                                        By: /s/ Zhang Simin
                                            ------------------------------------
                                        Name: Zhang Simin (CHINESE CHARACTERS)
                                        Capacity: Authorized Representative

                                        Address for notice:

                                        Flat / RM 509 BLK 5/F Slivercord
                                        30, CANTON Road, TST
                                        Attn: Zhang Simin (CHINESE CHARACTERS)
                                        Tel: 86-755-2664-9838-2801
                                        Fax: 86-755-2664-9547

                                        SHENZHEN NEPSTUNUS GROUP CORPORATION

                                        (CHINESE CHARACTERS)


                                        By: /s/ Zhang Simin
                                            ------------------------------------
                                        Name: Zhang Simin (CHINESE CHARACTERS)
                                        Capacity: Legal Representative

                                        Address for notice:

                                        27th Floor, Tower A, Neptunus Building
                                        Nanyou Avenue, Nanshan District
                                        Shenzhen, Guangdong Province
                                        PRC 518054
                                        Attn: Zhang Simin (CHINESE CHARACTERS)
                                        Tel: 86-755-2664-9838-2801
                                        Fax: 86-755-2664-9547

                                        SHENZHEN NEPSTAR MEDICAL CO., LTD.

                                        (CHINESE CHARACTERS)


                                        By: /s/ Zhu Dan
                                            ------------------------------------
                                        Name: Zhu Dan (CHINESE CHARACTERS)
                                        Capacity: Legal Representative

                                        Address for notice:

                                        15th Floor, Tower A, Neptunus Building
                                        Nanyou Avenue, Nanshan District
                                        Shenzhen, Guangdong Province
                                        PRC 518054
                                        Attn: Qian Shunyao (CHINESE CHARACTERS)
                                        Tel: 86-755-2652-2420
                                        Fax: 86-755-2640-1549

                                        SHENZHEN NEPSTAR HEALTH DRUGSTORE CHAIN
                                        CO., LTD.

                                        (CHINESE CHARACTERS)


                                        By: /s/ Wu Zhiyu
                                            ------------------------------------
                                        Name: Wu Zhiyu (CHINESE CHARACTERS)
                                        Capacity: Director

                                        Address for notice:

                                        6th Floor, Tower B, New Energy Building
                                        Nanyou Avenue, Nanshan District
                                        Shenzhen, Guangdong Province
                                        PRC 518054
                                        Attn: Zhang Fuxiang (CHINESE CHARACTERS)
                                        Tel: 86-755-2640-3886
                                        Fax: 86-755-2643-0889

                                        SHANGHAI NEPSTAR DRUGSTORE CO., LTD.

                                        (CHINESE CHARACTERS)


                                        By: /s/ Wu Zhiyu
                                            ------------------------------------
                                        Name: Wu Zhiyu (CHINESE CHARACTERS)
                                        Capacity: Director

                                        Address for notice:

                                        3rd Floor, Xinguang Building
                                        417 Julu Road, Shanghai
                                        PRC 200020
                                        Attn: Liu Jingnan (CHINESE CHARACTERS)
                                        Tel: 86-21-6272-2199
                                        Fax: 86-21-6272-4861

                                        SICHUAN NEPSTAR HEALTH DRUGSTORE CO.,
                                        LTD.

                                        (CHINESE CHARACTERS)


                                        By: /s/ Wu Zhiyu
                                            ------------------------------------
                                        Name: Wu Zhiyu (CHINESE CHARACTERS)
                                        Capacity: Director

                                        Address for notice:

                                        4th Floor, 122 Shuanglin Road,
                                        Chengdu, Sichan Province
                                        PRC 610066
                                        Attn: Yang Fei (CHINESE CHARACTERS)
                                        Tel: 86-28-8434-6118
                                        Fax: 86-28-8434-6158

                                        YUNAN JIANZHIJIA CHAIN HEALTH DRUGSTORE
                                        CO., LTD.

                                        (CHINESE CHARACTERS)


                                        By: /s/ Zhu Dan
                                            ------------------------------------
                                        Name: Zhu Dan (CHINESE CHARACTERS)
                                        Capacity: Legal Representative

                                        Address for notice:

                                        1039, Yanchangxian, Beijing Road,
                                        Kunming, Yunnan Province
                                        Attn: Lan Bo (CHINESE CHARACTERS)
                                        Tel: 86-871-5711-920
                                        Fax: 86-871-5711-330

                                        JIANGSU NEPSTAR HEALTH DRUGSTORE CHAIN
                                        CO., LTD.

                                        (CHINESE CHARACTERS)


                                        By: /s/ Zhu Dan
                                            ------------------------------------
                                        Name: Zhu Dan (CHINESE CHARACTERS)
                                        Capacity: Legal Representative

                                        Address for notice:

                                        46, Xialu Lane, Lindun Road
                                        Suzhou, Jiangsu Province
                                        PRC 215002
                                        Attn: Chen Dongning (CHINESE CHARACTERS)
                                        Tel: 86-512-6272-1051
                                        Fax: 86-512-6272-1068

                                        DALIAN NEPSTAR MEDICAL CO., LTD.

                                        (CHINESE CHARACTERS)


                                        By: /s/ Wu Zhiya
                                            ------------------------------------
                                        Name: Wu Zhiyu (CHINESE CHARACTERS)
                                        Capacity: Director

                                        Address for notice:

                                        2nd Floor, Gongjian Building
                                        95, Nansha Street, Shahekou District
                                        Dalian, Liaoning Province
                                        PRC 116021
                                        Attn: Mou Liangping (CHINESE CHARACTERS)
                                        Tel: 86-411-8465-788
                                        Fax: 86-411-8465-838

                                        NINGBO HUAMEI STAR HEALTH DRUGSTORE CO.,
                                        LTD.

                                        (CHINESE CHARACTERS)


                                        By: /s/ Zhu Dan
                                            ------------------------------------
                                        Name: Zhu Dan (CHINESE CHARACTERS)
                                        Capacity: Legal Representative

                                        Address for notice:

                                        2nd Floor, No.6, Lane 68
                                        Liuzhuang Street, Haishu District
                                        Ningbo, Zhejiang Province
                                        PRC 315016
                                        Attn: Dai Jing (CHINESE CHARACTERS)
                                        Tel: 86-574-8736-1559
                                        Fax: 86-574-8736-1757

                                        HANGZHOU NEPSTAR HEALTH DRUGSTORE CO.,
                                        LTD.

                                        (CHINESE CHARACTERS)


                                        By: /s/ Wu Zhiyu
                                            ------------------------------------
                                        Name: Wu Zhiyu (CHINESE CHARACTERS)
                                        Capacity: Director

                                        Address for notice:

                                        377 South Zhongshan Road
                                        Shangcheng District
                                        Hangzhou Zhejiang Province
                                        PRC 310002
                                        Attn: Shen Yudong (CHINESE CHARACTERS)
                                        Tel: 86-571-8681-8100
                                        Fax: 86-571-8681-6176

                                       GUANGZHOU NEPSTAR MEDICAL CHAIN STORE
                                       CO., LTD.

                                       (CHINESE CHARACTERS)


                                       By: /s/ Wu Zhiyu
                                           ------------------------------------
                                       Name: Wu Zhiyu (CHINESE CHARACTERS)
                                       Capacity: Director

                                       Address for notice:

                                       4th Floor, Nanya Building,
                                       97, South Siyou Road, Dongshan District
                                       Guangzhou, Guangzhou Province
                                       PRC 510600
                                       Attn: Zhao Dongqiang (CHINESE CHARACTERS)
                                       Tel: 86-20-8736-2223
                                       Fax: 86-20-8736-3220

                                        CHANGZHOU NEPSTAR HEALTH DRUGSTORE CO.,
                                        LTD.

                                        (CHINESE CHARACTERS)


                                        By: /s/ Zhu Dan
                                            ------------------------------------
                                        Name: Zhu Dan (CHINESE CHARACTERS)
                                        Capacity: Legal Representative

                                        Address for notice:

                                        118, Chengzhong Road
                                        Changzhou, Jiangsu Province
                                        PRC 213003
                                        Attn: Chen Dongning (CHINESE CHARACTERS)
                                        Tel: 86-519-6800-157
                                        Fax: 86-519-6800-336

                                        SUZHOU NEPSTAR HEALTH DRUGSTORE CO.,
                                        LTD.

                                        (CHINESE CHARACTERS)


                                        By: /s/ Zhu Dan
                                            ------------------------------------
                                        Name: Zhu Dan (CHINESE CHARACTERS)
                                        Capacity: Legal Representative

                                        Address for notice:

                                        46, Luxia Lane, Lindun Road
                                        Suzhou, Jiangsu Province
                                        PRC 215002
                                        Attn: Chen Dongning (CHINESE CHARACTERS)
                                        Tel: 86-512-6272-1051
                                        Fax: 86-512-6272-1068

                                        WUXI NEPSTAR DRUG RETAIL CO., LTD.

                                        (CHINESE CHARACTERS)


                                        By: /s/ Zhu Dan
                                            ------------------------------------
                                        Name: Zhu Dan (CHINESE CHARACTERS)
                                        Capacity: Legal Representative

                                        Address for notice:

                                        88-2 New Jiangnan Guarden,
                                        Wuxi, Jiangsu Province
                                        PRC 214000
                                        Attn: Chen Dongning (CHINESE CHARACTERS)
                                        Tel: 86-510-5051-845
                                        Fax: 86-510-5043-957

                                        MEDICINE SHOPPE MEDICAL CHAINS
                                        MANAGEMENT CONSULTING (SHENZHEN) CO.,
                                        LTD.

                                        (CHINESE CHARACTERS)


                                        By: /s/ Zhu Dan
                                            ------------------------------------
                                        Name: Zhu Dan (CHINESE CHARACTERS)
                                        Capacity: Legal Representative

                                        Address for notice:

                                        11th Floor, Tower B, New Energy Building
                                        Nanyou Avenue, Nanshan District
                                        Shenzhen, Guangdong Province
                                        PRC 518054
                                        Attn: Zhu Dan (CHINESE CHARACTERS)
                                        Tel: 86-755-2643-3798
                                        Fax: 86-755-2641-8438

                                        CHINA STAR CHAIN LTD.


                                        By: /s/ Zhu Dan
                                            ------------------------------------
                                        Name: Zhu Dan (CHINESE CHARACTERS)
                                        Capacity: Legal Representative

                                        Address for notice:

                                        15th Floor, Tower A, New Energy Building
                                        Nanyou Avenue, Nanshan District
                                        Shenzhen, Guangdong Province
                                        PRC 518054
                                        Attn: Zhu Dan (CHINESE CHARACTERS)
                                        Tel: 86-755-2643-3798
                                        Fax: 86-755-2641-8438

                         Schedule A - Company Warrantors

1. Shenzhen Nepstar Commercial Development Co., Ltd. (CHINESE CHARACTERS), a wholly foreign-owned enterprise organized and existing under the laws of the People's Republic of China

2. Shenzhen Neptunus Medical & Pharmaceutical Electronic Technology Co., Ltd. (CHINESE CHARACTERS), a wholly foreign-owned enterprise organized and existing under the laws of the People's Republic of China

3. Shenzhen Neptunus Group Corporation (CHINESE CHARACTERS), a joint stock company organized and existing under the laws of the People's Republic of China

4. Shenzhen Nepstar Medical Co., Ltd. (CHINESE CHARACTERS), a limited liability company organized and existing under the laws of the People's Republic of China

5. Ankeen Enterprises Limited (CHINESE CHARACTERS), a company organized and existing under the laws of the Hong Kong Special Administrative Region

6. China Neptunus Drugstore Holding Ltd., an international business company organized and existing under the laws of the British Virgin Islands

7. China Star Chain Ltd., an international business company organized and existing under the laws of the British Virgin Islands.

8. Shenzhen Nepstar Health Chain Stores Co., Ltd. (CHINESE CHARACTERS), a limited liability company organized and existing under the laws of the People's Republic of China

9. Shanghai Nepstar Drugstore Co., Ltd. (CHINESE CHARACTERS), a limited liability company organized and existing under the laws of the People's Republic of China

10. Sichuan Nepstar Health Drugstore Co., Ltd. (CHINESE CHARACTERS), a limited liability company organized and existing under the laws of the People's Republic of China

11. Yunnan Jianzhijia Chain Health Drugstore Co., Ltd. (CHINESE CHARACTERS), a limited liability company organized and existing under the laws of the People's Republic of China

12. Jiangsu Nepstar Health Drugstore Chain Co., Ltd. (CHINESE CHARACTERS), a limited liability company organized and existing under the laws of the People's Republic of China

13. Dalian Nepstar Medical Co., Ltd. (CHINESE CHARACTERS), a limited liability company organized and existing under the laws of the People's Republic of China

14. Ningbo Huamei Star Health Drugstore Co., Ltd. (CHINESE CHARACTERS), a limited liability company organized and existing under the laws of the People's Republic of China

15. Hangzhou Nepstar Health Drugstore Co., Ltd. (CHINESE CHARACTERS), a limited liability company organized and existing under the laws of the People's Republic of China

16. Guangzhou Nepstar Medical Chain Co., Ltd. (CHINESE CHARACTERS), a limited liability company organized and existing under the laws of the People's Republic of China

17. Changzhou Nepstar Health Drugstore Co., Ltd. (CHINESE CHARACTERS), a limited liability company organized and existing under the laws of the People's Republic of China

18. Suzhou Nepstar Health Drugstore Co., Ltd. (CHINESE CHARACTERS), a limited liability company organized and existing under the laws of the People's Republic of China

19. Wuxi Nepstar Drug Retail Co., Ltd. (CHINESE CHARACTERS), a limited liability company organized and existing under the laws of the People's Republic of China

20. Medicine Shoppe Medical Chains Management Consulting (Shenzhen) Co., Ltd. (CHINESE CHARACTERS), a Sino-foreign equity joint venture organized and existing under the laws of the People's Republic of China

                          Schedule B - Other Investors

1. GS Capital Partners 2000 Offshore, L.P., a limited partnership organized and existing under the laws of the Cayman Islands.

2. GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, an entity organized and existing under the laws of Germany.

3. GS Capital Partners 2000 Employee Fund, L.P., a limited partnership organized and existing under the laws of the State of Delaware.

4. Goldman Sachs Direct Investment Fund 2000, L.P., a limited partnership organized and existing under the laws of the State of Delaware.

                        Schedule C - Subscription Amounts

     1. 1. Tranche 1 Closing. Set forth below is the aggregate consideration to be paid by each Investor in the Tranche 1 Closing:

Investor Name                              Aggregate Consideration
-------------                              -----------------------
GS Capital Partners 2000, L.P.                 US$8,270,994.50
GS Capital Partners 2000                       US$3,005,361.00
Offshore, L.P.
GS Capital Partners 2000                       US$  345,709.00
GmbH & Co. Beteiligungs KGGS
Capital Partners 2000                          US$2,627,935.50
Employee Fund, L.P. Goldman
Sachs Direct                                   US$  750,000.00
Investment Fund 2000, L.P.

     2. Tranche 2 Closing. Set forth below is the aggregate consideration to be paid by each Investor in the Tranche 2 Closing:

Investor Name                              Aggregate Consideration
-------------                              -----------------------
GS Capital Partners 2000, L.P.                   US$5,513,996.36
GS Capital Partners 2000                         US$2,003,573.93
Offshore, L.P.
GS Capital Partners 2000                    2000 US$  230,472.57
GmbH & Co. Beteiligungs KGGS
Capital Partners 2000                            US$1,751,957.14
Employee Fund, L.P. Goldman
Sachs Direct                                     US$  500,000.00
Investment Fund 2000, L.P.

     3. Tranche 3 Closing. Set forth below is the aggregate consideration to be paid by each Investor in the Tranche 3 Closing:

Investor Name                              Aggregate Consideration
-------------                              -----------------------
GS Capital Partners 2000, L.P.                 US$8,270,994.54
GS Capital Partners 2000                       US$3,005,360.89
Offshore, L.P.
GS Capital Partners 2000                       US$  345,708.86
GmbH & Co. Beteiligungs KGGS
Capital Partners 2000                          US$2,627,935.71
Employee Fund, L.P. Goldman
Sachs Direct                                   US$  750,000.00
Investment Fund 2000, L.P.

                           Schedule D - Key Employees

Nepstar

(CHINESE CHARACTERS)

     1.   Acting General Manager - QIAN Shunyao
          (CHINESE CHARACTERS)

     2. Deputy General Manager and Chief Finance Officer - SHAO Zixin (CHINESE CHARACTER)

     3.   Deputy General Manager and North Regional General Manager - MOU
          Liangping
          (CHINESE CHARACTERS)

     4.   Assistant General Manager - JIANG Hao (to be confirmed)
          (CHINESE CHARACTERS)

     5. Director of Investment Management (concurrent) - FENG Jiaxin (CHINESE CHARACTERS)

     6.   Director of Merchandizes - ZHAN Yonghong
          (CHINESE CHARACTERS)

     7.   Director of Marketing - QIAN Ranting
          (CHINESE CHARACTERS)

     8.   Director of Office of General Manager - ZHOU Liping
          (CHINESE CHARACTERS)

     9.   Manager of Information Center - FAN Guowei
          (CHINESE CHARACTERS)

     10. Manager of Investment Management and Manager of Auditing - TU Feng (CHINESE CHARACTERS)

     11.  Manager of Human Resources - GONG Keyu
          (CHINESE CHARACTERS)

     12.  Manager of Quality and Technology - HAN Shaojie
          (CHINESE CHARACTERS)

REGIONAL OPERATING COMPANIES

(CHINESE CHARACTERS)

     13.  General Manager of Shenzhen ROC - ZHANG Fuxiang
          (CHINESE CHARACTERS)

     14.  General Manager of Guangzhou ROC - ZHAO Dongqiang
          (CHINESE CHARACTERS)

     15. Deputy General Manager of Guangzhou ROC - ZHENG Xiangdong (CHINESE CHARACTER)

     16. General Manager of Dalian ROC (concurrent) - MOU Liangping (CHINESE CHARACTERS)

     17.  General Manager of Hangzhou ROC - SHEN Yudong
          (CHINESE CHARACTERS)

     18.  General Manager of Ningbo ROC - DAI Jing
          (CHINESE CHARACTERS)

     19.  General Manager of Jiangsu ROC - CHEN Dongning
          (CHINESE CHARACTERS)

     20.  Deputy General Manager of Jiangsu ROC - YANG Jianguo
          (CHINESE CHARACTERS)

     21.  General Manager of Shanghai ROC - LIU Jingnan
          (CHINESE CHARACTERS)

     22.  General Manager of Yunnan ROC - LAN Bo
          (CHINESE CHARACTERS)

     23.  Deputy General Manager of Yunnan ROC - WANG Bing
          (CHINESE CHARACTERS)

     24.  General Manager of Sichuan ROC - YANG Fei
          (CHINESE CHARACTERS)

                  Exhibit A - Form of Tranche 2 Funding Notice

[Date]

China Nepstar Chain Drugstore Ltd. (the "COMPANY")

Attention: ____________

                          RE: TRANCHE 2 FUNDING NOTICE

          Reference is made to that certain Securities Purchase Agreement, dated September __, 2004, among the Company, GS Capital Partners 2000, L.P., certain affiliates of the Company, and certain other Investors (the "SECURITIES PURCHASE AGREEMENT"). Capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Securities Purchase Agreement.

          THE UNDERSIGNED, as Lead Investor, does hereby deliver this notice pursuant to Section 3.2 of the Securities Purchase Agreement to notify the Company that each Investor shall, subject to the terms and conditions of the Securities Purchase Agreement, at the Tranche 2 Closing, purchase the number of Series A-1 Preferred Shares equal to such Investor's Tranche 2 Allocation for the aggregate consideration indicated opposite such Investor's name in Schedule A of the Securities Purchase Agreement.

                                        Very truly yours,


                                        for and on behalf of GS Capital Partners
                                        2000, L.P.

                  Exhibit B - Form of Tranche 3 Funding Notice

[Date]

China Nepstar Chain Drugstore Ltd. (the "COMPANY")

Attention: ____________

                          RE: TRANCHE 3 FUNDING NOTICE

          Reference is made to that certain Securities Purchase Agreement, dated September __, 2004, among the Company, GS Capital Partners 2000, L.P., certain affiliates of the Company, and certain other Investors (the "SECURITIES PURCHASE AGREEMENT"). Capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Securities Purchase Agreement.

          THE UNDERSIGNED, as Lead Investor, does hereby deliver this notice pursuant to Section 4.2 of the Securities Purchase Agreement to notify the Company that each Investor shall, subject to the terms and conditions of the Securities Purchase Agreement, at the Tranche 3 Closing, purchase the number of Series A-2 Preferred Shares equal to such Investor's Tranche 3 Allocation for the aggregate consideration indicated opposite such Investor's name in Schedule A of the Securities Purchase Agreement.

                                        Very truly yours,


                                        for and on behalf of
                                        GS Capital Partners 2000, L.P.

                       Exhibit C - Form of Earnout Warrant

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY OTHER SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

                                     WARRANT

          FOR VALUE RECEIVED, THIS WARRANT (this "WARRANT") is issued on October 6, 2004 to ______________ (together with its successors, and permitted transferees and assigns, the "HOLDER"), by China Nepstar Chain Drugstore Ltd., an exempted company organized and existing under the laws of the Cayman Islands (the "COMPANY"). This Warrant is issued pursuant to the terms of that certain Securities Purchase Agreement, dated as of October 6, 2004 (the "SECURITIES PURCHASE AGREEMENT"), among the Company, the Holder and certain other parties.

SECTION 1 INTERPRETATION

     1.1 Definitions. Unless otherwise defined in this Warrant, capitalized terms used herein shall have the following meanings:

          "ACCOUNTING PRINCIPLES" shall mean International Financial Reporting Standards as promulgated from time to time by the IASB (including, without limitation, standards and interpretations approved by the IASB and International Accounting Principles issued under previous constitutions thereof), together with the IASB's pronouncements thereon from time to time.

          "AGGREGATE CONSIDERATION" means the amount equal to US$________, which reflects the aggregate consideration paid by the Holder in the Tranche 1 Closing.

          "AUDITORS" means Ernst & Young, or such successor thereto as may be from time to time duly appointed by the Company's Board of Directors to audit the Company's annual financial statements.

          "COMMON SHARES" means the Common Shares, par value US$0.0001 per share, of the Company.

          "CONTROL" means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

          "DILUTED PER SHARE PRICE" means the amount determined according to the following formula:

                               (US$40,000,000 + Adj) x Tranche 1 Per Share Price
     Diluted Per Share Price = -------------------------------------------------
                                                 US$60,000,000

     where:

     Adj  = the product of US$20,000,000 and the average of AdjA, AdjB and AdjC;

     AdjA = the lesser of (i) 1 and (ii) a fraction, where (x) the numerator is equal to the excess, if any, of Net Revenue for the year ending December 31, 2004, over RMBY540,000,000 and (y) the denominator is RMBY225,000,000;

     AdjB = the lesser of (i) 1 and (ii) a fraction, where (x) the numerator is equal to the excess, if any, of EBITDA for the year ending December 31, 2004, over RMBY18,600,000 and (y) the denominator is RMBY7,750,000; and

     AdjC = the lesser of (i) 1 and (ii) a fraction, where (x) the numerator is equal to the excess, if any, of EBIT for the year ending December 31, 2004, over RMBY5,100,000 and (y) the denominator is RMBY2,125,000.

          "EBIT" means, with reference to any year, net income (or net loss) for such year, less any amount credited in arriving at such net income amount in respect of any extraordinary gain, plus the sum of all amounts deducted in arriving at such net income amount in respect of (i) interest charges (net of interest income) accrued on any indebtedness for borrowed money at the rates applicable to such indebtedness for such year and (ii) Taxes accrued for such year, all as computed for the Company and the Group Companies on a consolidated basis in accordance with the Accounting Principles and as certified by the Auditors.

          "EBITDA" means, with reference to any year, net income (or net loss) for such year, less any amount credited in arriving at such net income amount in respect of any extraordinary gain, plus the sum of all amounts deducted in arriving at such net income amount in respect of (i) interest charges (net of interest income) accrued on any indebtedness for borrowed money at the rates applicable to such indebtedness for such year, (ii) depreciation of fixed assets and amortization of intangible assets for such year, and (iii) Taxes accrued for such year, all as computed for the Company and the Group Companies on a consolidated basis in accordance with the Accounting Principles and as certified by the Auditors.

          "EFFECTIVE DATE" means such date as the Auditors shall certify the Company's Net Revenue, EBIT and EBITDA for the year ending December 31, 2004 under Section 6.1.

          "EXERCISE PRICE" means an amount equal to US$0.0001, as adjusted from time to time pursuant to Section 4.

          "GOVERNMENT ENTITY" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government.

          "GROUP COMPANY" means any Person that is not a natural person and that is Controlled by the Company.

          "IASB" means the International Accounting Standards Board.

          "LIABILITIES" means, with respect to any Person, liabilities owing by such Person of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

          "NET REVENUE" means, with respect to any year, revenues for such year, exclusive of any value-added Tax, less any returns, discounts or allowances for such year, all as computed for the Company and the Group Companies on a consolidated basis in accordance with the Accounting Principles and as certified by the Auditors.

          "PERSON" means any natural person, limited liability company, joint stock company, joint venture, partnership, enterprise, trust, unincorporated organization or any other entity or organization.

          "SERIES A-1 PREFERRED SHARES" means the Series A-1 Preferred Shares, par value US$0.0001 per share, of the Company.

          "TAXES" means any national, provincial or local income, sales and use, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or any other type of tax, levy, assessment, custom duty or charge imposed by any Government Entity, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, and any loss or Tax Liability incurred in connection with the determination, settlement or litigation of any Liability arising therefrom.

          "TRANCHE 1 CLOSING" has the meaning ascribed thereto in the Securities Purchase Agreement.

          "TRANCHE 1 PER SHARE PRICE" means the amount equal to US$0.50.

          "WARRANT EXERCISE AMOUNT" means, as adjusted from time to time pursuant to Section 4, such number of Series A-1 Preferred Shares, rounded to the nearest whole number, as equals the excess, if any, of (i) the Aggregate Consideration divided by the Diluted Per Share Price over (ii) the aggregate number of Series A-1 Preferred Shares which, under the Securities Purchase Agreement, the Holder agreed to purchase at the Tranche 1 Closing.

     1.2 Interpretation. For all purposes of this Warrant, except as otherwise herein expressly provided, (i) the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular, (ii) all references in this Warrant to designated "Sections" and other subdivisions are to the designated Sections and other subdivisions of the body of this Warrant, (iii) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (iv) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Warrant as a whole and not to any particular Section or other subdivision, (v) all references in this Warrant to designated Schedules, Exhibits and Annexes are to the Schedules, Exhibits and Annexes attached to this Warrant, and (vi) any formula that purports to calculate the excess of one value over another shall be deemed to yield a value equal to zero if there is no excess.

SECTION 2 WARRANT GRANT

     2.1 Grant. Subject to the terms and conditions hereof, the Holder is hereby entitled to purchase from the Company, at a price per share equal to the Exercise Price, up to the number of Series A-1 Preferred Shares of the Company (the "WARRANT SHARES") as equal the Warrant Exercise Amount.

     2.2 Exercise Period. This Warrant shall be exercisable, in whole or in part, from time to time and at any time, during the term commencing on the Effective Date and ending at 5:00 p.m. on October 5, 2014.

SECTION 3 EXERCISE

     3.1 Surrender of Warrant. This Warrant may be exercised by the Holder, in whole or in part, by surrendering this Warrant, accompanied by the purchase form appended hereto as Exhibit A duly executed by the Holder, at the principal office of the Company, or at such other office or agency as the Company may designate by notice to the Holder in writing, accompanied by payment in full of the Exercise Price payable in respect of the number of Warrant Shares purchased upon such exercise. The Exercise Price may be paid by cash, check or wire transfer.

     3.2 Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section
3.1 above. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in Section 3.3 below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

     3.3 Company Deliveries. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder (or as such Holder may otherwise direct):

          (a) a certificate or certificates for the number of Warrant Shares to which the Holder shall be entitled, and

          (b) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, exercisable for the balance of any Warrant Shares purchasable under this Warrant.

     3.4 Issuance of Shares. The Company covenants that, subject to the Holder paying the Exercise Price as provided in Section 2.1, when issued pursuant to the exercise of this Warrant, the Warrant Shares will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

     3.5 No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor, proportional to the fair value of a share, as determined by the Company's Board of Directors in good faith.

SECTION 4 ANTI-DILUTION PROVISIONS

     4.1 Share Splits and Dividends. If outstanding Series A-1 Preferred Shares shall be subdivided into a greater number of shares, a dividend in Series A-1 Preferred Shares shall be paid in respect of Series A-1 Preferred Shares, or the Company shall issue bonus Series A1 Preferred Shares to the holders of Series A-1 Preferred Shares, then the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend or bonus issuance shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend or bonus issuance, be proportionately reduced. If outstanding Series A-1 Preferred Shares shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the full exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

     4.2 Redemption or Conversion of Series A-1 Preferred Shares. If all of the Series A-1 Preferred Shares are redeemed or converted into Common Shares, then this Warrant shall automatically become exercisable for that number of Common Shares equal to the number of Common Shares that would have been received if this Warrant had been exercised in full and the Series A-1 Preferred Shares received thereupon had been simultaneously converted into Common Shares immediately prior to such event, and the Exercise Price per share shall be automatically adjusted to equal the number obtained by dividing (i) the aggregate purchase price of the Series A-1 Preferred Shares for which this Warrant was exercisable immediately prior to such redemption or conversion, by
(ii) the number of Common Shares for which this Warrant is exercisable immediately after such redemption or conversion.

     4.3 Reclassification, etc. In the event of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, or reorganization shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 4.

     4.4 Other Dilutive Events. In case any event shall occur as to which the other provisions of this Section 4 are not strictly applicable, but the failure to make any adjustment to the Exercise Price would not fairly protect the exercise rights under this Warrant in accordance with the essential intent and principles hereof (including, without limitation, if there shall be any issuance of securities by a Group Company which has the effect of diluting the value of the Warrant Shares), then, in each such case, the Company, in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in this Section 4, necessary to preserve, without dilution, the exercise rights of this Warrant.

     4.5 No Adjustment Above Net Exercise Price. Notwithstanding anything to the contrary herein, in no event shall the Exercise Price be adjusted to an amount which would result in the

Holder being required to pay aggregate consideration in respect of the purchase of all Warrant Shares hereunder that is greater than the product of (i) the number of Warrant Shares purchasable hereunder at the Effective Date (without giving effect to any adjustment under this Section 4) and (ii) the Exercise Price at the Effective Date (without giving effect to any adjustment under this Section 4).

     4.6 Adjustment Certificate. When any adjustment is required to be made pursuant to this Section 4 to the number of Warrant Shares issuable hereunder or to the Exercise Price, the Company shall promptly mail to the Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Exercise Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

SECTION 5 TRANSFERABILITY

     5.1 Unregistered Security. The Holder acknowledges that this Warrant, the Warrant Shares and the Common Shares of the Company have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant, any Warrant Shares issued upon its exercise, or any Common Shares issued upon conversion of the Warrant Shares in the absence of (i) an effective registration statement under the Securities Act as to this Warrant, such Warrant Shares or such Common Shares and registration or qualification of this Warrant, such Warrant Shares or such Common Shares under any applicable U.S. federal or state securities law then in effect or (ii) an opinion of counsel that such registration and qualification are not required. Each certificate or other instrument for Warrant Shares issued upon the exercise of this Warrant or Common Shares issued upon conversion of the Warrant Shares shall bear a legend substantially to the foregoing effect.

     5.2 Obligations of Transferees. Each Holder agrees that it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 5.

     5.3 Transferability. Subject to the provisions of this Section 5, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company, or at such other office or agency as the Company may designate by notice in writing to the Holder.

     5.4 Exchange of Warrants. Upon surrender by the Holder of this Warrant, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of this Section 5, issue and deliver to or upon the order of such Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder may direct, which Warrant or Warrants, when taken together, shall be exercisable for aggregate Warrant Shares equal to the number of Warrant Shares for which this Warrant was exercisable.

     5.5 No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

SECTION 6 OTHER COVENANTS

     6.1 Certification of Financial Results. The Company shall cause the Auditors to certify Net Revenue, EBITDA and EBIT for the year ending December 31, 2004 on or prior to the earlier of (i) such date as the Auditors shall complete their audit report in respect of the Company's financial statements for such year, as required by Article 72(3) of the Company's Articles of Association, and (ii) such date as is ninety (90) days after the end of such year.

     6.2 Notices of Certain Transactions. In each of the following cases, the Company shall deliver written notice to the Holder:

          (a) the Company shall take a record of the holders of its Series A-1 Preferred Shares (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification of the capital shares of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

          (c) the voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

          (d) any redemption of the Series A-1 Preferred Shares or mandatory conversion of the Series A-1 Preferred Shares into Common Shares of the Company, Such notice shall specify, as applicable, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Series A-1 Preferred Shares (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion) are to be determined. Such notice shall be mailed at least thirty
(30) days prior to the record date or effective date for the event specified in such notice.

     6.3 Reservation of Shares. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such number of Series A-1 Preferred Shares and other shares, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

     6.4 Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an agreement reasonably satisfactory to the Company to indemnify the Company for any loss incurred by it in connection therewith or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu of this Warrant, a new Warrant of like tenor.

     6.5 No Shareholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder with respect to the Warrant Shares, including (without limitation) the right to vote such Warrant Shares, receive dividends or other distributions thereon, or exercise preemptive rights.

SECTION 7 MISCELLANEOUS

     7.1 Assignment. The terms and conditions of this Warrant shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the Holder and the Company. Except as provided in Section 5.3, neither the Company nor the Holder shall assign any of their rights or obligations hereunder without the mutual written consent of the other.

     7.2 Amendments and Waivers. Any term of this Warrant may be amended, and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the mutual written consent of the Company and the Holder.

     7.3 Notices. All notices, claims, certificates, requests, demands and other communications under this Warrant shall be made in writing and shall be delivered to any party hereto by hand or sent by facsimile, or sent, postage prepaid, by reputable overnight courier services at the address specified below (or at such other address for such party as shall be specified by like notice), and shall be deemed given when so delivered by hand, or if sent by facsimile, upon receipt of a confirmed transmittal receipt, or if sent by overnight courier, five (5) calendar days after delivery to or pickup by the overnight courier service. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).

     7.4 Captions. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

     7.5 Governing Law. This Warrant shall be governed by the laws of the Hong Kong Special Administrative Region, without giving effect to principles of conflicts of law thereunder.

     7.6 Dispute Resolution.

          (a) Any dispute, controversy or claim (each, a "DISPUTE") arising out of or relating to this Warrant, or the interpretation, breach, termination or validity hereof, shall be resolved at the first instance through consultation between the parties to such Dispute. Such consultation shall begin immediately after any party has delivered written notice to any other party to the Dispute requesting such consultation.

          (b) If the Dispute is not resolved within sixty (60) days following the date on which such notice is given, the Dispute shall be submitted to arbitration upon the request of any party to the Dispute with notice to each other party to the Dispute (the "Arbitration Notice").

          (c) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the "Centre"). There shall be three (3) arbitrators. Each party to the Dispute shall choose one arbitrator. The Secretary General of the Centre shall select the third arbitrator, who shall be qualified to practice law in the Hong Kong Special Administrative

Region. If any of the members of the arbitral tribunal have not been appointed within thirty (30) days after the Arbitration Notice is given, the relevant appointment shall be made by the Secretary General of the Centre.

          (d) The arbitration proceedings shall be conducted in English and Chinese. The arbitration tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law, as in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 7.6, including the provisions concerning the appointment of arbitrator, the provisions of this Section 7.6 shall prevail.

          (e) Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

          (f) The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

          (g) The arbitrators shall decide any dispute submitted by the parties to the arbitration tribunal strictly in accordance with the substantive law of the Hong Kong Special Administrative Region and shall not apply any other substantive law.

          (h) Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

          (i) During the course of the arbitration tribunal's adjudication of the dispute, this Warrant shall continue to be performed except with respect to the part in dispute and under adjudication.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized representative.

                                        CHINA NEPSTAR CHAIN DRUGSTORE LTD.


                                        By: /s/ Zhang Simin
                                            ------------------------------------
                                        Name: Zhang Simin (CHINESE CHARACTERS)
                                        Capacity: Director

                            EXHIBIT A - PURCHASE FORM

     The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase _______ Series A-1 Preferred Shares covered by such Warrant and herewith makes payment of US$_________, representing the full purchase price for such shares at the price per share provided for in such Warrant.

     The securities to be acquired by the undersigned will be acquired for investment for the undersigned's own account, not as a nominee or agent, and the undersigned has no present intention of selling, granting any participation in or otherwise distributing the same. The undersigned has not been formed for the specific purpose of acquiring any of the securities.

                                        [Print Name of Holder]


                                        By:
                                        Name:
                                        Capacity:

Dated:

                           EXHIBIT B - ASSIGNMENT FORM

     FOR VALUE RECEIVED, _________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Series A-1 Preferred Shares covered thereby set forth below, unto:

NAME OF ASSIGNEE   ADDRESS/FACSIMILE NUMBER   NO. OF SHARES
----------------   ------------------------   -------------


                                        [Print Name of Holder]


                                        By:
                                            ------------------------------------
                                        Name:
                                        Capacity:

Dated:

       EXHIBIT D - FORM OF AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF
                                   ASSOCIATION

          [Please refer to Exhibit 3.1 of this Registration Statement.]

                 EXHIBIT E - FORM OF INVESTORS' RIGHTS AGREEMENT

          [Please refer to Exhibit 4.4 of this Registration Statement.]

                 EXHIBIT F - FORM OF SHARE RESTRICTION AGREEMENT

                           SHARE RESTRICTION AGREEMENT

     THIS SHARE RESTRICTION AGREEMENT (this "AGREEMENT"), dated October 6, 2004, is entered into by and among China Nepstar Chain Drugstore Ltd., an exempted company organized and existing under the laws of the Cayman Islands (the "COMPANY"), each of the parties set forth in Schedule A (the "NEPTUNUS PARTIES"), and each of the investors set forth in Schedule B (the "INVESTORS").

                                    RECITALS

     WHEREAS the Company and the Investors are parties to a Securities Purchase Agreement, dated October 6, 2004 (the "SECURITIES PURCHASE AGREEMENT");

     WHEREAS it is a condition precedent under the Securities Purchase Agreement that the Company, the Investors and the Neptunus Parties enter into this Agreement;

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises set forth above, the mutual covenants and agreements set forth herein and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1 INTERPRETATION

     1.1 Definitions. Unless otherwise defined in this Agreement, capitalized terms used herein shall have the following meanings:

          "COMMON SHARES" means the Company's common shares, par value US$0.0001 per share.

          "COMMON SHARE EQUIVALENTS" means warrants, options and rights exercisable for Common Shares and instruments convertible or exchangeable for Common Shares.

          "EARNOUT WARRANT" means those certain warrants issued by the Company pursuant to the Securities Purchase Agreement and any succeeding warrant of like tenor issued pursuant to any Earnout Warrant.

          "EQUITY SECURITIES" means any Common Shares or Common Share
     Equivalents.

          "HOLDERS" means the Investors, together with the permitted transferees and assigns of any Holder's rights hereunder.

          "HOLDER MAJORITY" means, for any given time, Holders representing a majority in voting power of the Equity Securities then held by all Holders.

          "HONG KONG" means the Hong Kong Special Administrative Region.

          "IPO" means a firm-commitment underwritten initial public offering of the Company's Common Shares on the New York Stock Exchange, the Nasdaq Stock Market's National Market System, the Main Board of the Hong Kong Stock Exchange or any other exchange of the recognized international reputation and standing duly approved by the Company's Board of Directors.

          "MANAGERCO" means China Star Chain Ltd., an international business company organized and existing in the British Virgin Islands.

          "NEPTUNUS GROUP" means Shenzhen Neptunus Group Corporation (CHINESE CHARACTERS), a foreign invested company limited by shares organized and existing under the laws of the People's Republic of China.

          "NEPTUNUSBVI" means China Neptunus Drugstore Holding Ltd., an international business company organized and existing under the laws of the British Virgin Islands.

          "NEW SECURITIES" means any Equity Securities of the Company; provided that the term "New Securities" does not include (i) securities issued upon conversion of the Series A Preferred Shares; (ii) securities issued to employees, professional consultants, officers or directors of the Company pursuant to any share option, share purchase or share bonus plan, agreement or arrangement approved by the Board of Directors of the Company; (iii) securities issued in a Qualified IPO; (iv) securities issued in connection with any share split, share dividend or re-capitalization of the Company;
     (v) securities to be purchased under the Securities Purchase Agreement, any Earnout Warrant or the True-up Subscription Agreement; and (vi) as may otherwise be consented to in writing by a Holder Majority.

          "QUALIFIED IPO" means an IPO that values the Company at no less than US$250,000,000 immediately prior to the IPO and that results in aggregate proceeds to the Company of US$50,000,000, net of Selling Expenses.

          "REDEMPTION AGREEMENT" means that certain Redemption Agreement, of even date herewith, among the Company, the Holders and certain other parties.

          "SELLING EXPENSES" means, with respect to the issue or sale of any securities, any expenses payable directly or indirectly by the Company and any underwriting, brokerage or similar commissions, compensation, discounts or concessions paid or allowed by the Company in connection with such issue or sale.

          "SERIES A PREFERRED SHARES" means the Company's Series A-1 Preferred Shares, par value US$0.0001 per share, and Series A-2 Preferred Shares, par value US$0.0001 per share, issued pursuant to the Securities Purchase Agreement.

          "TRUE-UP SUBSCRIPTION AGREEMENT" means that certain Subscription Agreement, of even date herewith, between the Company and NeptunusBVI.

          "VOTING AGREEMENT" means that certain Voting Agreement, of even date herewith, among the Company, the Holders and the Neptunus Parties.

     1.2 Interpretation. For all purposes of this Agreement, except as otherwise herein expressly provided, (i) the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular, (ii) all references in this Agreement to designated "Sections" and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iii) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (iv) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, and
(v) all references in this Agreement to designated Schedules, Exhibits and Annexes are to the Schedules, Exhibits and Annexes attached to this Agreement.

SECTION 2 RESTRICTIONS ON SHARE TRANSFER BY NEPTUNUS PARTIES

     2.1 Prohibition on Transfer of Shares. Except as otherwise provided in this Agreement, the Neptunus Parties will not sell, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of in any way, all or any part of any interest in the Equity Securities now or hereafter owned or held by the Neptunus Parties. Any sale, assignment, transfer, pledge, hypothecation or other encumbrance or disposition of the Equity Securities not made in conformance with this Agreement shall be null and void, shall not be recorded on the books of the Company, and shall not be recognized by the Company.

     2.2 Rights of First Refusal.

          (a) Transfer Notice. If at any time a Neptunus Party (a "TRANSFEROR") proposes to transfer Equity Securities to one or more third parties pursuant to an understanding with such third parties (a "TRANSFER"), then the Transferor shall give the Company and each Holder written notice of the Transferor's intent to make the Transfer (the "TRANSFER NOTICE"), which Transfer Notice shall include (i) a description of the Equity Securities to be transferred (the "OFFERED SHARES"), including, without limitation, the number of Equity Securities to be sold or transferred, (ii) the identity (including name and address) of any prospective transferee, and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Transferor has received a firm offer from each prospective transferee and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer.

          (b) Company's Option. The Company shall have an option for a period of thirty (30) days from receipt of the Transfer Notice to elect to purchase the Offered Shares at the same price and subject to the same material terms and conditions as are described in the Transfer Notice. The Company may exercise such purchase option and, thereby, purchase all or a portion of the Offered Shares by notifying the Transferor in writing before expiration of the thirty-day period as to the number of such shares which it wishes to purchase. If the Company gives the Transferor notice that it desires to purchase such shares, then payment for the Offered Shares shall be by check or wire transfer, against delivery of the Offered Shares to be purchased, at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than sixty (60) days after the Company's receipt of the Transfer Notice, unless the Transfer Notice contemplated a later closing with any prospective third party transferee or unless the value of the purchase price has not yet been established pursuant to Section 2.2(e).

          (c) Additional Transfer Notice. If the Company has declined to purchase all, or a portion of, the Offered Shares in connection with a proposed Transfer, then the Transferor shall give each Holder a written "ADDITIONAL TRANSFER NOTICE," which shall include all of the information and certifications required in a Transfer Notice, and shall additionally identify the Offered Shares which the Company has declined to purchase (the "REMAINING SHARES") and briefly describe the Holders' rights of first refusal with respect to the proposed Transfer.

          (d) Holders' Option.

               (i) Each Holder shall have an option for a period of thirty (30) days from the Holder's receipt of the Additional Transfer Notice to elect to purchase its respective pro rata share of the Remaining Shares at the same price and subject to the same material terms and conditions as described in the Additional Transfer Notice.

               (ii) Each Holder may exercise such purchase option and, thereby, purchase all or any portion of its pro rata share of the Remaining Shares, by notifying the Transferor and the Company in writing, before expiration of the thirty-day period as to the number of such shares which it wishes to purchase. For purposes of this clause (ii), each Holder's pro rata share of the Remaining Shares shall be a fraction of the Remaining Shares, of which the number of Equity Securities (assuming the exercise, conversion and exchange of any Common Share Equivalents) owned by such Holder on the date of the Transfer Notice shall be the numerator and the total number of Equity Securities (assuming the exercise, conversion and exchange of any Common Share Equivalents) held by all Holders on the date of the Transfer Notice shall be the denominator.

               (iii) If any Holder fails to exercise its option to purchase its pro rata share of the Remaining Shares, the Company shall give written notice (a "Reallotment Notice") to each Holder who has fully exercised its option to purchase a pro rata portion of the Remaining Shares. The Reallotment Notice shall include all of the information and certifications required in a Transfer Notice and briefly describe the Holders' rights of reallotment. The Reallotment Notice shall further identify the Remaining Shares in respect of which any Holder has failed to exercise its right of first refusal (or in the case where there has been a prior Reallotment Period, in respect of which any Holder has failed to exercise its right of reallotment) (the "Reallotment Shares").

               (iv) Each Holder entitled to receive a Reallotment Notice (a "Participating Holder") shall have an option to purchase, at the same price and subject to the same material terms and conditions as described in any Reallotment Notice, all or part of its pro rata share of the Reallotment Shares described in such Reallotment Notice. Such option shall be exercisable by each Participating Holder by notifying the Company and the Transferor in writing, within thirty (30) days after delivery to the Participating Holder of the Reallotment Notice (a "Reallotment Period"). For purposes of this clause (iv), each Participating Holder's pro rata share of the Reallotment Shares shall be a fraction of the Reallotment Shares, of which the number of Equity Securities (assuming the exercise, conversion and exchange of any Common Share Equivalents) owned by such Participating Holder on the date of the Transfer Notice shall be the numerator and the total number of Equity Securities (assuming the exercise, conversion and exchange of any Common Share Equivalents) held by all Participating Holders on the date of the Transfer Notice shall be the denominator.

               (v) On expiration of any Reallotment Period, the Company shall issue a new Reallotment Notice to each of the Holders that have exercised their right of reallotment in such period, and such Holders shall be given an additional right of reallotment under clause (iv) above, unless either
     (x) the Holders have exercised any rights of first refusal and rights of reallotment with respect to all the Remaining Shares or (y) no Holder shall have exercised its right of reallotment during such Reallotment Period.

               (vi) Each Holder shall be entitled to apportion Remaining Shares to be purchased among its partners and affiliates, provided that such Holder notifies the Transferor of such allocation.

               (vii) If any Holder exercises its option under this paragraph (d) to purchase any Remaining Shares, then payment for the Remaining Shares shall be by check or wire transfer, against delivery of the Remaining Shares to be purchased at a place agreed by the parties and at the time of the scheduled closing therefor, which shall be no later than thirty (30) days after the expiration of any period for exercise by such Holders of their right of first refusal with respect to the Remaining Shares and all periods for exercise by the Holders of any right of reallotment, unless the Additional Transfer Notice contemplated a later closing with any prospective third party transferee or unless the value of the purchase price has not yet been established pursuant to Section 2.2(e).

          (e) Valuation of Property.

               (i) Should the purchase price specified in the Transfer Notice or Additional Transfer Notice be payable in property other than cash or evidences of indebtedness, the Company (or the Holders) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property.

               (ii) If the Transferor and the Company (or, failing exercise by the Company of its option under Section 2.2(b), the Holders) cannot agree on such cash value within ten (10) days after the Company's receipt of the Transfer Notice (or the Holders' receipt of the Additional Transfer Notice), the valuation shall be made by an appraiser of recognized international reputation and standing selected by the Transferor and the Company (or the Holders) or, if they cannot agree on an appraiser within twenty (20) days after the Company's receipt of the Transfer Notice (or the Holders' receipt of the Additional Transfer Notice), each shall select an appraiser of recognized international reputation and standing and the two appraisers shall designate a third appraiser of recognized international reputation and standing, whose appraisal shall be determinative of such value.

               (iii) The cost of such appraisal shall be borne by the Transferor.

               (iv) If the time for the closing of the Company's purchase (or the Holders' purchase) has expired but for the determination of the value of the purchase price offered by the prospective transferee(s), such closing shall be held on or prior to the fifth (5th) business day after such valuation shall have been made pursuant to this Section 2.2(e).

     2.3 Right of Co-Sale.

          (a) To the extent the Company and the Holders do not exercise their respective rights of first refusal (and any right of reallotment) as to all of the Offered Shares within the time period stipulated in Section 2.2, then subject to this Section 2.3, the Transferor may sell the Offered Shares as to which the Company and the Holders did not exercise their rights of first refusal (the "CO-SALE SHARES").

          (b) Within fifteen (15) days after expiration of the time for exercise by the Company and the Holders of any rights of first refusal hereunder (and any right of reallotment) in respect of the Offered Shares, the Transferor shall give written notice to each Holder which has not exercised a right of first refusal in respect of the Offered Shares, which notice shall indicate the number of Co-Sale Shares and advise such Holder of its co-sale rights with respect to such Co-Sale Shares. Each such Holder (a "SELLING HOLDER") that notifies the Transferor in writing within fifteen (15) days after receipt of the co-sale notice shall have a right to participate in any sale by the Transferor of the Co-Sale Shares on the same terms and conditions as specified in the Transfer Notice. Such Selling Holder's notice to the Transferor shall indicate the number of Equity Securities the Selling Holder wishes to sell under its right to participate.

          (c) To the extent one or more of the Holders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Equity Securities that the Transferor may sell in the Transfer shall be correspondingly reduced.

          (d) Each Selling Holder may elect to sell up to such number of Equity Securities equal to (assuming the exercise, conversion and exchange of any Common Share Equivalents) the product of (i) the aggregate number of Common Shares covered by the Transfer Notice (including the number of Common Shares that would be issuable upon the exercise, conversion or exchange of Common Share Equivalents) by (ii) a fraction, the numerator of which is the number of Common Shares (including the number of Common Shares that would be issuable upon the exercise, conversion or exchange of Common Share Equivalents) owned by the Selling Holder on the date of the Transfer Notice, and the denominator of which is the total number of Common Shares (including the number of Common Shares that would be issuable upon the exercise, conversion or exchange of Common Share Equivalents) owned by the Transferor and all of the Selling Holders on the date of the Transfer Notice.

          (e) Each Selling Holder shall effect its participation in the sale by promptly delivering to the Transferor for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the type and number of Equity Securities which such Selling Holder elects to sell; provided, however that if the prospective third-party purchaser objects to the delivery of Equity Securities in lieu of Common Shares, such Selling Holder shall convert such Equity Securities into Common Shares and deliver certificates corresponding to such Common Shares. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser and contingent on such transfer.

          (f) The share certificate or certificates that a Selling Holder delivers to the Transferor pursuant to Section 2.3(e) shall be transferred to the prospective purchaser in consummation of the sale of the Equity Securities pursuant to the terms and conditions specified in the Transfer Notice, and the Transferor shall concurrently therewith remit to such Selling Holder that portion of the sale proceeds to which such Selling Holder is entitled by reason of its participation in such sale.

          (g) To the extent that any prospective purchaser prohibits the participation of a Selling Holder exercising its co-sale rights hereunder in a proposed Transfer or otherwise refuses to purchase shares or other securities from a Selling Holder exercising its co-sale rights hereunder, the Transferor shall not sell to such prospective purchaser any Equity Securities unless and until, simultaneously with such sale, the Transferor shall purchase such shares or other securities from such Selling Holder for the same consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice.

     2.4 Non-Exercise of Rights.

          (a) To the extent that the Company and the Holders have not exercised their rights to purchase the Offered Shares within the time periods specified in
Section 2.2 and the Holders have not exercised their rights to participate in the sale of the Offered Shares within the time periods specified in Section 2.3, the Transferor shall have a period of sixty (60) days from the expiration of such rights in which to sell the Offered Shares to any third-party transferee identified in the Transfer Notice so long as (i) the terms and conditions (including the purchase price) of such sale are no more favorable than those specified in the Transfer Notice and (ii) such third-party transferee shall have executed a binding instrument, in form and substance acceptable to a Holder Majority, assuming all the rights and obligations of the Transferor as a Neptunus Party under this Agreement, including, without limitation, the obligations under this Section 2 with respect to any transfer of Equity Securities by a Neptunus Party. Within fifteen (15) days of entering into any agreement to sell Offered Shares to a third-party transferee under this Section 2.4, the Transferor shall furnish each Holder with a copy of all agreements relating to such sale.

          (b) In the event the Transferor does not consummate the sale or disposition of the

Offered Shares or the Remaining Shares within sixty (60) days from the expiration of such rights, the Company's first refusal rights and the Holders' first refusal rights and co-sale rights shall continue to be applicable to any subsequent disposition of the Offered Shares or the Remaining Shares by the Transferor until such rights lapse in accordance with the terms of this Agreement.

          (c) The exercise or non-exercise of the rights of the Company and the Holders under this Section 2 to purchase Equity Securities from a Transferor or participate in the sale of Equity Securities by a Transferor shall not adversely affect their rights to make subsequent purchases from the Neptunus Parties of Equity Securities or subsequently participate in sales of Equity Securities by the Neptunus Parties hereunder.

     2.5 Transfers of ManagerCo Shares. Notwithstanding the provisions of
Section 2.2 and Section 2.3, the rights of first refusal and co-sale of the Holders shall not apply to any transfer to NeptunusBVI of Equity Securities held as of the date hereof by ManagerCo (the "ManagerCo Shares") pursuant to that certain Agreement, dated October 6, 2004, between NeptunusBVI and ManagerCo. The parties hereto acknowledge that NeptunusBVI may subsequently seek to sell all or part of the ManagerCo Shares to a third party and agree that they shall procure to cause the Company's Board of Directors to approve such sale so long as (i) the terms thereof comply with the terms of this Agreement, the Redemption Agreement, and the Voting Agreement, (ii) it shall be established to the reasonable satisfaction of a Holder Majority that the Person acquiring the ManagerCo Shares from NeptunusBVI will be the ultimate beneficial owner of such shares, and (iii) it shall be established to the reasonable satisfaction of a Holder Majority that the Person acquiring the ManagerCo Shares is reputable and creditworthy.

     2.6 Prohibited Transfers.

          (a) In the event any Neptunus Party should sell any Equity Securities in contravention of the co-sale rights of the Holders under Section 2.3 (a "PROHIBITED TRANSFER"), the Holders, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and such Neptunus Party shall be bound by the applicable provisions of such option.

          (b) In the event of a Prohibited Transfer, each Holder shall have the right to sell to the Neptunus Party the type and number of Equity Securities equal to the number of Equity Securities such Holder would have been entitled to transfer to the third-party transferee(s) under Section 2.3 hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

               (i) The price per share at which the shares are to be sold to the Neptunus Party shall be equal to the price per share paid by the third-party transferee(s) to the Neptunus Party in the Prohibited Transfer. The Neptunus Party shall also reimburse each Holder for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of such Holder's rights under Section 2.

               (ii) Within ninety (90) days after the later of the dates on which the Holder

               (A) received notice of the Prohibited Transfer or (B) otherwise becomes aware of the Prohibited Transfer, such Holder shall, if exercising the option created hereby, deliver to the Neptunus Party the certificate or certificates representing shares to be sold under this Section 2.6 by such Holder, each certificate to be properly endorsed for transfer.

               (iii) The Neptunus Party shall, upon receipt of the certificate or certificates for the shares to be sold by a Holder, pursuant to this
     Section 2.6, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in clause (i), in cash or by other means acceptable to the Holder.

               (iv) Notwithstanding the foregoing, any attempt by a Neptunus Party to transfer Equity Securities in violation of this Section 2 shall be void, and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee(s) as the holder of such shares without the written consent of a majority in interest of the Holders.

SECTION 3 RESTRICTIONS ON SHARE TRANSFER BY HOLDERS

     3.1 Rights of First Offer.

          (a) If at any time a Holder (an "OFFERING HOLDER") proposes to transfer any of its Equity Securities (the "AVAILABLE SECURITIES"), then before offering such Available Securities to any third party that is not either a Holder or an affiliate of a Holder, the Offering Holder shall give each of the Neptunus Parties and the other Holders written notice (the "OFFERING NOTICE") of the Offering Holder's intent to transfer the Available Securities, which Offering Notice shall include a description of the Available Securities.

          (b) Each of the Neptunus Parties and the other Holders shall have a right, within ten (10) days after delivery of the Offering Notice, to make an offer in writing (a "Purchase Offer") to purchase all, but not less than all, of the Available Securities. Any Purchase Offer shall set forth the consideration and the material terms and conditions upon which the party making the Purchase Offer proposes to acquire the Available Securities. Within ten (10) days of receiving a timely Purchase Offer, the Offering Holder shall accept or decline the Purchase Offer in writing, and prior to expiration of such 10-day period, the Purchase Offer shall not be rescinded.

          (c) If the Offering Holder shall accept a Purchase Offer, then the Offering Holder and the party making such Purchase Offer shall use their good faith efforts to conclude, within sixty (60) days after the date of the Offering Notice, a sale between them of the Available Securities pursuant to the terms and conditions of the Purchase Offer. If the Offering Holder and the party making the Purchase Offer have not timely concluded the sale of the Available Securities within such 60-day period, the Purchase Offer shall be deemed to have been rescinded, and neither the party making such Purchase Offer or the Offering Holder shall have any further obligation to consummate a sale of the Available Securities pursuant to the terms and conditions of such Purchase Offer.

          (d) In respect of any Offering Notice for Available Securities, following the Release of such Available Securities from the right of first offer contained in this Section 3, the Offering Holder may either withdraw its intention to sell the Available Securities or, for a period of 180 days from the date of the Release, the Offering Holder shall have the right to solicit an offer from a third party to purchase the Available Securities; provided that the terms and conditions of any sale of the Available Securities to a third party shall be more favorable to the Offering Holder than the terms and conditions contained in any timely Purchase Offer. If the Offering Holder has not concluded a binding sale and purchase agreement for the Available Securities within such 180-day period, the Offering Holder shall not further offer the Available Securities to any third party without first again permitting the Neptunus Parties and the other Holders to exercise their right of first offer under this Section 3. In respect of any Offering Notice for Available Securities, "Release" shall mean the earlier of (i) the date that the 10-day period for making Purchase Offers hereunder shall expire without the Offering Holder having received a Purchase Offer, (ii) the date that the Offering Holder shall have declined to accept all timely Purchase Offers or (iii) the date that any Purchase Offer accepted by the Offering Holder may subsequently be rescinded.

SECTION 4 PRE-EMPTIVE RIGHT

     4.1 General. The Company hereby grants to each Holder a pre-emptive right to purchase up to a pro rata share of any New Securities which the Company may, from time to time, propose to sell and issue. A Holder's "pro rata share," for purposes of this pre-emptive right, shall be determined according to the number of Common Shares (assuming the exercise, conversion or exchange of any Common Share Equivalents) owned by such Holder immediately prior to the issuance of the New Securities in relation to the total number of Common Shares (assuming the exercise, conversion or exchange of any Common Share Equivalents) outstanding immediately prior to the issuance of the New Securities. Each Holder shall further have a right of over-allotment such that, if any Holder fails to exercise its right hereunder to purchase its full pro rata share of any New Securities, any other Holder may purchase any remaining New Securities on a pro rata basis, determined according to the number of Common Shares (assuming the exercise, conversion or exchange of any Common Share Equivalents) held by such other Holder immediately prior to the issuance of the New Securities, in relation to the number of Common Shares (assuming the exercise, conversion or exchange of any Common Share Equivalents) held immediately prior to the issuance of the New Securities by all Holders exercising such right of over-allotment.

     4.2 Exercise of Right. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Holder written notice (an "Issuance Notice") of such intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Holder shall have thirty (30) days after any such Issuance Notice is delivered to exercise its pre-emptive right under this Section 4 to purchase up to its pro rata share of such New Securities, for the price and upon the terms specified in the Issuance Notice, by giving written notice to the Company and stating therein the quantity of New Securities to be purchased in the exercise of such right. Upon expiration of such thirty-day period, the Company shall give each Holder which has exercised its pre-emptive right to purchase its full pro rata share of such New Securities further written notice, describing any New Securities with respect to which any Holder has not exercised its pre-emptive right. Each Holder entitled to receive such notice shall have thirty (30) days after such further notice is delivered to exercise its right of over-allotment under this Section 4, for the price and upon the terms specified in the Issuance Notice, by giving written notice to the Company and stating therein the quantity of New Securities to be purchased in the exercise of such right of over-allotment.

     4.3 Sales by the Company. In connection with any proposed issuance of New Securities, for sixty (60) days after the expiration of any period for exercise by the Holders of their pre-emptive right and any right of over-allotment under this
Section 4 in respect of such proposed issuance, the Company may sell any New Securities with respect to which the Holders have not exercised such rights, at a price and upon terms no more favorable to the purchasers thereof than specified in the Issuance Notice so long as each of the purchasers of such New Securities shall have executed a binding instrument, in form and substance acceptable to a Holder Majority, acceding to all the rights and agreeing to be bound by all the obligations of a Neptunus Party under this Agreement, including, without limitation, the obligations under Section 2 with respect to any transfer of Equity Securities by a Neptunus Party. In the event the Company has not sold such New Securities within such 60-day period, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Holders in the manner provided in Section 4.2 above.

SECTION 5 ASSIGNMENTS AND TRANSFERS

     This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives. The rights of any Holder hereunder are only assignable (i) by such Holder to any other Holder, (ii) to a partner or affiliate of such Holder, or (iii) to an assignee or transferee who holds such aggregate number of Equity Securities (assuming the exercise, conversion and exchange of any Common Share Equivalents) after the assignment or transfer as are equivalent to 6,000,000 Common Shares (as adjusted for stock splits, reverse stock splits, stock dividends, recapitalizations and the like). Except as provided above or as required by Section 2.4(a) or Section 4.3, this Agreement and the rights and obligations of any party hereunder shall not otherwise be assigned without the mutual written consent of the other parties.

SECTION 6 LEGEND

     Each existing or replacement certificate for shares now owned or hereafter acquired by the Neptunus Parties shall bear the following legend upon its face:

          "THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SHARE RESTRICTION AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN HOLDERS OF SHARES OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."

The above restrictions on share transfer should also be recorded in a notation on the share register in the Company's stock books.

SECTION 7 MISCELLANEOUS

     7.1 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of Hong Kong, without regard to conflicts of laws principles thereunder.

     7.2 Notices. All notices, claims, certificates, requests, demands and other communications under this Agreement shall be made in writing and shall be delivered to any party hereto by hand or sent by facsimile, or sent, postage prepaid, by reputable overnight courier services at the address given for such party on the signature pages hereof (or at such other address for such party as shall be specified by like notice), and shall be deemed given when so delivered by hand, or if sent by facsimile, upon receipt of a confirmed transmittal receipt, or if sent by overnight courier, five (5) calendar days after delivery to or pickup by the overnight courier service.

     7.3 Term. This Agreement shall terminate upon the closing of a Qualified
IPO.

     7.4 Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof, supersedes all other agreements between or among any of the parties with respect to the subject matter hereof.

     7.5 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the parties hereto. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the parties and their respective successors and assigns.

     7.6 Ownership. Each Neptunus Party represents and warrants that he or it is the sole legal and beneficial owner of the Equity Securities subject to this Agreement and that no other person has any interest in such shares.

     7.7 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     7.8 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party may reasonably request to give effect to the terms and intent of this Agreement.

     7.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     7.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.11 Language. The governing version of this Agreement is the English language version. Any translation of this Agreement into Chinese or any other language is for the convenience of the parties only.

     7.12 Dispute Resolution.

          (a) Any dispute, controversy or claim (each, a "DISPUTE") arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved at the first instance through consultation between the parties to such Dispute. Such consultation shall begin immediately after any party has delivered written notice to any other party to the Dispute requesting such consultation.

          (b) If the Dispute is not resolved within sixty (60) days following the date on which such notice is given, the Dispute shall be submitted to arbitration upon the request of any party to the Dispute with notice to each other party to the Dispute (the "ARBITRATION NOTICE").

          (c) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the "CENTRE"). There shall be three (3) arbitrators. The claimants in the Dispute shall collectively choose one arbitrator, and the respondents shall collectively choose one arbitrator. The Secretary General of the Centre shall select the third arbitrator, who shall be qualified to practice law in Hong Kong. If any of the members of the arbitral tribunal have not been appointed within thirty (30) days after the Arbitration Notice is given, the relevant appointment shall be made by the Secretary General of the Centre.

          (d) The arbitration proceedings shall be conducted in English and Chinese. The arbitration tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law, as in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 7.12, including the provisions concerning the appointment of arbitrator, the provisions of this Section 7.12 shall prevail.

          (e) Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of an providing complete access to all information and documents requested by such other party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

          (f) The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

          (g) The arbitrator shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of Hong Kong and shall not apply any other substantive law.

          (h) Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

          (i) During the course of the arbitration tribunal's adjudication of the dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

     7.13 No Third Party Beneficiary. Nothing in this Agreement is intended to confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights, benefits, or obligations hereunder.

     IN WITNESS WHEREOF the parties hereto have caused their duly authorized representatives to execute this Agreement as of the first date written above.

                                        CHINA NEPSTAR CHAIN DRUGSTORE LTD.


                                        By:
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                                        Capacity:

                                        Address for notice:

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                                        [Print Name of Investor]


                                        By:
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                                        Name:
                                        Capacity:
                                        Address for notice:

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                                        Attn:
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                                        [Print Name of Investor]


                                        By:
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                                        Name:
                                        Capacity:
                                        Address for notice:

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                                        Attn:
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                          SCHEDULE A - NEPTUNUS PARTIES

1. China Neptunus Drugstore Holding Ltd., an international business company organized and existing under the laws of the British Virgin Islands Class/Series of Stock: Common Shares
Number of Shares: 86,200,000

2. China Star Chain Ltd., an international business company organized and existing under the laws of the British Virgin Islands
Class/Series of Stock: Common Shares
Number of Shares: 7,200,000

                             SCHEDULE B - INVESTORS

1. GS Capital Partners 2000, L.P., a limited partnership organized and existing under the laws of the State of Delaware.

2. GS Capital Partners 2000 Offshore, L.P., a limited partnership organized and existing under the laws of the Cayman Islands.

3. GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, an entity organized and existing under the laws of Germany.

4. GS Capital Partners 2000 Employee Fund, L.P., a limited partnership organized and existing under the laws of the State of Delaware.

5. Goldman Sachs Direct Investment Fund 2000, L.P., a limited partnership organized and existing under the laws of the State of Delaware.

                      EXHIBIT G - FORM OF VOTING AGREEMENT

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                                VOTING AGREEMENT

THIS VOTING AGREEMENT (this "AGREEMENT"), dated October 6, 2004, is entered into by and among China Nepstar Chain Drugstore Ltd., a limited company organized and existing under the laws of the Cayman Islands (the "COMPANY"), China Neptunus Drugstore Holding Ltd., an international business company organized and existing under the laws of the British Virgin Islands ("NEPTUNUSBVI"), China Star Chain Ltd., an international business company organized and existing under the laws of the British Virgin Islands ("MANAGERCO"), and each of the parties set forth in Schedule A (the "INVESTORS").

                                    RECITALS

     WHEREAS the parties hereto have entered into a certain Securities Purchase Agreement, dated October 6, 2004 (as the same may be amended from time to time, the "SECURITIES PURCHASE AGREEMENT"), pursuant to which the Investors are to invest in the Company by purchasing certain Series A-1 Preferred Shares, par value US$0.0001 per share (the "SERIES A-1 PREFERRED SHARES"), of the Company and certain Series A-2 Preferred Shares, par value US$0.0001 per share (together with the Series A-1 Preferred Shares, the "SERIES A PREFERRED SHARES"), of the Company;

     WHEREAS it is a condition precedent to the Investors' investment in the Company under the Securities Purchase Agreement that the Company, the Investors, NeptunusBVI and ManagerCo enter into this Agreement;

     WHEREAS the Company, NeptunusBVI and ManagerCo seek to induce the Investors to consummate their investment in the Company as contemplated in the Securities Purchase Agreement, and to such ends, seek to satisfy the conditions precedent to such investment by entering into this Agreement;

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises set forth above, the mutual covenants and agreements set forth herein and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1 INTERPRETATION

     1.1 Definitions. Unless otherwise defined in this Agreement, capitalized terms used in the English version of this Agreement shall have the following meanings:

          "ACCOUNTING PRINCIPLES" shall mean International Financial Reporting Standards as promulgated from time to time by the IASB (including, without limitation, standards and interpretations approved by the IASB and International Accounting Principles issued under previous constitutions thereof), together with the IASB's pronouncements thereon from time to time, all as consistently applied.

          "AFFILIATE" means, with respect to any given Person, a Person that Controls, is Controlled by, or is under common Control with the given Person.

          "AUDITORS" means Ernst & Young, or such successor thereto as may be from time to time duly appointed by the Company's Board of Directors to audit the Company's annual financial statements.

          "COMMON SHARES" shall mean the Company's Common Shares, par value US$0.0001 per share.

          "COMMON SHARE EQUIVALENTS" shall mean warrants, options and rights exercisable for Common Shares and instruments convertible or exchangeable for Common Shares.

          "COMPETITOR" means, as of any given time, any Person (i) whose main line of business at such time is the operation of pharmaceutical retail stores and (ii) who enjoys at such time, whether individually or through an Affiliate, more than a 20% interest in the equity or proceeds in or from an enterprise (whether in the form of a limited liability company, joint stock company, joint venture, partnership, cooperative arrangement, enterprise, trust, unincorporated organization or any other entity or organization) operating pharmaceutical retail stores in the PRC.

          "CONSTITUTIONAL DOCUMENTS" means, with respect to any Person, the Certificate of Incorporation, Memorandum of Association, Articles of Association, Joint Venture Agreement, or similar constitutive documents for such Person.

          "CONTROL" means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

          "EARNOUT WARRANT" means those certain warrants issued by the Company pursuant to the Securities Purchase Agreement and any succeeding warrant of like tenor issued pursuant to any Earnout Warrant.

          "EBIT" means, with reference to any year, net income (or net loss) for such year, less any amount credited in arriving at such net income amount in respect of any extraordinary gain, plus the sum of all amounts deducted in arriving at such net income amount in respect of (i) interest charges (net of interest income) accrued on any indebtedness for borrowed money at the rates applicable to such indebtedness for such year and (ii) Taxes accrued for such year, all as computed for the Company and the Group Companies on a consolidated basis in accordance with the Accounting Principles and as certified by the Auditors.

          "EBIT REALIZATION" means, with reference to any year, such percentage as equals the ratio of EBIT for such year to RMBY30,000,000.

          "EBITDA" means, with reference to any year, net income (or net loss) for such year, less any amount credited in arriving at such net income amount in respect of any extraordinary gain, plus the sum of all amounts deducted in arriving at such net income amount in respect of (i) interest charges (net of interest income) accrued on any indebtedness for borrowed money at the rates applicable to such indebtedness for such year, (ii) depreciation of fixed assets and amortization of intangible assets for such year, and (iii) Taxes accrued for such year, all as computed for the Company and the Group Companies on a consolidated basis in accordance with the Accounting Principles and as certified by the Auditors.

          "EBITDA REALIZATION" means, with reference to any year, such percentage as equals the ratio of EBITDA for such year to RMBY80,000,000.

          "ENCUMBRANCE" means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise.

          "EQUITY SECURITIES" shall mean any Common Shares or Common Share Equivalents.

          "GROUP COMPANY" means any Person that is not a natural Person and that is Controlled by the Company.

          "GS CAPITAL PARTNERS" means GS Capital Partners 2000, L.P., a limited partnership organized and existing under the laws of the State of Delaware.

          "HOLDERS" shall mean the Investors, together with the permitted transferees and assigns of any Holder's rights hereunder.

          "HOLDER MAJORITY" means, for any given time, Holders representing a majority in voting power of the Equity Securities then held by all Holders.

          "IASB" means the International Accounting Standards Board.

          "IPO" means a firm-commitment underwritten initial public offering of the Company's Common Shares on the New York Stock Exchange, the Nasdaq Stock Market's National Market System, the Main Board of the Hong Kong Stock Exchange or any other exchange of the recognized international reputation and standing duly approved by the Company's Board of Directors.

          "LIABILITIES" means, with respect to any Person, liabilities owing by such Person of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

          "MILESTONE WARRANT" means that certain warrant, dated the date of the execution date of the Securities Purchase Agreement, granted by the Company to the NeptunusBVI.

          "NET REVENUE" means, with respect to any year, revenues for such year, exclusive of any value-added Tax, less any returns, discounts or allowances for such year, all as computed for the Company and the Group Companies on a consolidated basis in accordance with the Accounting Principles and as certified by the Auditors.

          "NET REVENUE REALIZATION" means, with reference to any year, such percentage as equals the ratio of Net Revenue for such year to RMBY1,320,000,000.

          "PERSON" means any natural person, limited liability company, joint stock company, joint venture, partnership, enterprise, trust, unincorporated organization or any other entity or organization.

          "PRC" means the People's Republic of China, but solely for purposes of this Agreement, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the islands of Taiwan.

          "QUALIFIED IPO" means an IPO that values the Company at no less than US$250,000,000 immediately prior to the IPO and that results in aggregate proceeds to the Company of US$50,000,000, net of Selling Expenses.

          "REDEMPTION AGREEMENT" means that certain Redemption Agreement, to be entered into on or around the date hereof, among the Company, Ankeen Enterprises Limited, NeptunusBVI, ManagerCo and the Investors, as the same may be amended from time to time.

          "SELLING EXPENSES" means, with respect to the issue or sale of any securities, any expenses payable directly or indirectly by the Company and any underwriting, brokerage or similar commissions, compensation, discounts or concessions paid or allowed by the Company in connection with such issue or sale.

          "TAXES" means any national, provincial or local income, sales and use, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or charge imposed by any Government Entity, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, and any loss or Tax Liability incurred in connection with the determination, settlement or litigation of any Liability arising therefrom.

          "TAX RETURNS" means any tax return, declaration, reports, estimates, claim for refund, claim for extension, information returns, or statements relating to Taxes, including any schedule or attachment thereto.

          "TRUE-UP SUBSCRIPTION AGREEMENT" means that certain Subscription Agreement, dated the date hereof, between the Company and NeptunusBVI.

     1.2 Interpretation. For all purposes of this Agreement, except as otherwise expressly herein provided, (i) the terms defined in Section 1 shall have the meanings assigned to them in Section 1 and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned under the Accounting Principles, (iii) all references in this Agreement to designated "Sections" and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms,
(v) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, and (vi) all references in this Agreement to designated Schedules, Exhibits and Annexes are to the Schedules, Exhibits and Annexes attached to this Agreement.

SECTION 2 BOARD OF DIRECTORS

     2.1 Board Size. The parties hereto shall take such action as is necessary such that the Board of Directors for each of the Company and the Group Companies shall consist of five (5) directors. In the case of any Group Company where, as of the date hereof, the Board of Directors does not consist of five (5) directors, the Company shall take such action as is necessary to remedy such situation within thirty (30) days after the date hereof.

     2.2 Board Composition.

     (a) Subject to paragraph (b) below, the composition of the Board of Directors for each of the Company and the Group Companies shall be determined as follows:

     (1) For so long as the Holders shall continue to hold any Equity Securities, a Holder Majority shall have the right to nominate, from time to time, individuals to occupy two of the five positions on the Board of Directors of each of the Company and the Group Companies; provided that for so long as GS Capital Partners shall continue to hold any Equity Securities, (i) it shall have the right to nominate, from time to time, individuals to occupy one of the five positions on the Board of Directors of each of the Company and the Group Companies and (ii) a Holder Majority shall have the right to nominate, from time to time, individuals to occupy only one of the five positions on the Board of Directors of each of the Company and the Group Companies.

     (2) For so long as NeptunusBVI shall continue to hold any Equity Securities, NeptunusBVI shall have the right to nominate, from time to time, individuals to occupy two of the five positions on the Board of Directors of each of the Company and the Group Companies.

     (3) For so long as both NeptunusBVI and the Holders shall continue to hold Equity Securities, the Chief Executive Officer of the Company shall occupy one of the five positions on the Board of Directors of each of the Company and the Group Companies.

     (4) The balance, if any, of the positions on the Board of Directors of any of the Company or the Group Companies shall be agreed by shareholders of the Company representing a majority in voting power of the Company's Equity Securities.

     (b) From the occurrence of a Work-Out Trigger, the composition of the Board of Directors of each of the Company and the Group Companies shall be determined as follows:

     (1) For so long as GS Capital Partners shall continue to hold any Equity Securities, it shall have the right to nominate, from time to time, individuals to occupy one of the five positions on the Board of Directors of each of the Company and the Group Companies.

     (2) For so long as the Holders shall continue to hold any Equity Securities, a Holder Majority shall have the right to nominate, from time to time, individuals to occupy the balance of the positions on the Board of Directors of each of the Company and the Group Companies.

     (3) From such time as there shall cease to be Holders holding any Equity Securities, the positions on the Board of Directors of any of the Company or the Group Companies shall be agreed by shareholders of the Company representing a majority in voting power of the Company's Equity Securities.

     2.3 Election and Removal of Directors.

     (a) Upon the death, resignation, removal or incapacity of any director nominated as of right hereunder to the Board of Directors of any of the Company or the Group Companies by any party hereto, such party shall be entitled to nominate such director's replacement to the applicable Board of Directors. Upon the death, resignation, removal or incapacity of any director nominated as of right hereunder to the Board of Directors of any of the Company or the Group Companies by a Holder Majority, a Holder Majority shall be entitled to nominate such director's replacement to the applicable Board of Directors. Any director nominated as of right hereunder by any party hereto to the Board of Directors of any of the Company or the Group Companies shall be removed from office upon motion by such party. Any director nominated as of right hereunder by a Holder Majority to the Board of Directors of any of the Company or the Group Companies shall be removed from office upon motion by a Holder Majority. Except as provided in paragraph (c) below, (i) no director appointed by any party as of right hereunder shall be removed from the Board of Directors of any of the Company or the Group Companies unless the appointing party consents to the removal and (ii) no director appointed by a Holder Majority as of right hereunder shall be removed from the Board of Directors of any of the Company or the Group Companies unless a Holder Majority consents to the removal.

     (b) Each party agrees to vote all Equity Securities owned by it in favor of the election of any director nominated to the Board of Directors of the Company pursuant to this Section 2. The Company agrees to take such action, and each other party hereto agrees to procure the Company to take such action, as is necessary to cause the election of any director nominated to the Board of Directors of any Group Company pursuant to this Section 2. Upon a motion to remove any director from the Board of Directors of the Company in accordance with this Section 2, each party agrees to vote all Equity Securities owned thereby to effect removal of such director from the Board of Directors of the Company. Upon a motion to remove any director from the Board of Directors of any Group Company in accordance with this Section 2, the Company agrees to take such action, and each other party hereto agrees to procure the Company to take such action, as is necessary to cause the removal of such director from the applicable Board of Directors.

     (c) Any director nominated by a party hereto as of right hereunder to a position on the Board of Directors of any of the Company or the Group Companies, following such time as the party shall cease to hold the right hereunder to nominate individuals to occupy such position, shall be promptly removed therefrom as if a motion had been duly made for such removal under this Section
2. Any director nominated by a Holder Majority as of right hereunder to a position on the Board of Directors of any of the Company or the Group Companies, following such time as a Holder Majority shall cease to hold the right hereunder to nominate individuals to occupy such position, shall be promptly removed therefrom as if a motion had been duly made for such removal under this Section 2.

     (d) For so long as Section 2.2(a)(3) shall continue to apply, (i) the acting Chief Executive Officer of the Company shall continue to serve on the Board of Directors of each of the Company and the Group Companies and shall not be removed from such position and (ii) upon the death, resignation, removal or incapacity of the Chief Executive Officer of the Company, each party agrees to vote all Equity Securities owned by it, and the Company agrees to take such action as is necessary, such that the succeeding Chief Executive Officer shall be elected to the Board of Directors of each of the Company and the Group Companies in place of the departing Chief Executive Officer.

     (e) David T.Y. Chou shall hereby be deemed nominated to the Board of Directors of the Company by GS Capital Partners. Stephanie Hui shall hereby be deemed nominated to the Board of Directors of the Company by a Holder Majority. Zhang Simin, Feng Jiaxin and Qian Shunyao shall hereby be deemed nominated to the Board of Directors of the Company by NeptunusBVI.

     2.4 Work-Out Trigger. For purposes of this Agreement, a "WORK-OUT TRIGGER" shall be deemed to have occurred in any of the following events: (i) the average of Net Revenue Realization, EBITDA Realization and EBIT Realization, as certified by the Auditors for the year ending December 31, 2005, is less than 70%; (ii) the Auditors shall have failed to certify Net

Revenue Realization, EBITDA Realization and EBIT Realization for the year ending December 31, 2005 within ninety (90) days after the end of such year or (iii) the Company shall fail to timely pay any amount that shall become due and payable under the Redemption Agreement in respect of the repurchase of Series A Preferred Shares.

SECTION 3 PROTECTIVE PROVISIONS

     Notwithstanding anything to the contrary in the Constitutional Documents of the Company or any Group Company, the parties hereto shall ensure that none of the Company or the Group Companies shall take any of the actions described below unless approved in a resolution adopted by the affirmative vote of (or consented to in writing by) the holders of more than fifty percent (50%) in voting power of the Series A Preferred Shares then issued and outstanding:

     (1) A material change to the objectives and principal business of the Company or any Group Company outside the retailing of pharmaceuticals.

     (2) Any change in the number of directors permitted to serve on the Board of Directors of the Company or any Group Company other than as required by
Section 2.1.

     (3) The winding up, dissolution or liquidation of any of the Company or the Group Companies.

     (4) The issuance, sale, offer to sell, redemption or acquisition by the Company or any Group Company of any equity interest therein or equity derivatives, including any options, warrants or other interests representing, or convertible into, an equity interest therein or a right to obtain an equity interest therein or rights equivalent thereto, except: (i) securities issued upon conversion of the Series A Preferred Shares; (ii) securities to be issued under the Securities Purchase Agreement; (iii) securities issued pursuant to any Earnout Warrant; (iv) securities issued pursuant to the Milestone Warrant; (v) securities issued pursuant to the True-Up Subscription Agreement or (vi) the repurchase of Series A Preferred Shares pursuant to the Redemption Agreement.

     (5) The payment or declaration of a distribution or dividend with respect to any of the share capital of the Company or any Group Company except for (i) any redemption of the Series A Preferred Shares pursuant to the Redemption Agreement, (ii) any distribution payable with respect to the Series A Preferred Shares upon conversion thereof, whether in the way of payment for fractional shares or otherwise; or (iii) any distribution or dividend with respect to which the sole recipient of any proceeds therefrom will be the Company or any Group Company.

     (6) The alteration or re-organization of the share capital of the Company or any Group Company, including, without limitation, any increase, reduction or cancellation of authorized share capital or any consolidation, subdivision or conversion of, or any alteration of the rights in respect of, any share capital.

     (7) Except as specifically contemplated in the Securities Purchase Agreement and the ancillary documents thereto, the entry into any transaction or series of transactions between (or the termination, extension, continuation after expiry, renewal, amendment, variation or waiver of any term under agreement with respect to any transaction or series of transactions) (i) which is between, the Company or any Group Company, on the one hand, and the holder of any equity interest in the Company or any Group Company (other than with respect to any equity interest held therein by the

Company or another Group Company), or any director, officer or employee of the Company or any Group Company, or any director, officer or employee of the Company's Affiliates, on the other hand, and (ii) which is not in the ordinary course of business or for which the aggregate value exceeds the equivalent of RMBY1,000,000.

     (8) The adoption of the annual budget, operating plan for each of the Company and the Group Companies.

     (9) The selection of, and any change in, the Company's Auditors or the auditors for any Group Company.

     (10) The selection of, and any change in, any Person retained by the Company or any Group Company (other than employees hired thereby in the ordinary course) to provide Tax advisory services thereto or to assist in the preparation of Tax Returns therefor.

     (11) Any significant change in the accounting principles of the Company or any Group Company, except as required by applicable laws or regulations.

     (12) The timing and circumstances of any proposed initial public offering by the Company or any Group Company other than a Qualified IPO.

     (13) The sale, transfer, lease, assignment, parting with or disposal by the Company or any Group Company, whether directly or indirectly, of all or substantially all of the property, assets or revenues of the Company or such Group Company. except as required by the Redemption Agreement.

     (14) The merger, consolidation, reorganization, or amalgamation of the Company or any Group Company with or into any other Person or any scheme of arrangement or other business combination with or into any other Person

     (15) The purchase or other acquisition by any of the Company or the Group Companies, or any combination of the foregoing, of another Person or all (or substantially all) of the business and/or assets of another Person.

     (16) The adoption of any amendment to the Constitutional Documents of the Company or any Group Company.

     (17) The appointment or removal of any senior member of management for any of the Company or the Group Companies, including, without limitation, the chief executive officer, chief financial officer or chief operating officer of the Company or any Group Company.

     (18) As among all the employees of the Company and the Group Companies, any increase in the compensation of any of the five most highly compensated employees by more than 15% in any twelve-month period, whether in the form of cash, shares, options or other cash or non-cash consideration.

     (19) Any capital commitment on the part of any of the Company or the Group Companies, or any combination of the foregoing (i) in excess of RMBY5,000,000 where incurred in a single transaction or a series of related transactions or
(ii) in excess of RMBY15,000,000 where taken together with all other capital commitments undertaken by the Company and the Group Companies within the immediately preceding twelve-month period.

     (20) Any borrowing by any of the Company or the Group Companies, or any combination of the foregoing, whether in a single transaction or a series of related transactions, which exceeds the equivalent of RMBY5,000,000. For purposes of this paragraph, "borrowing" shall include money raised in any transaction or series of related transactions on acceptances or deposits or by discounting, factoring, finance leases, hire purchase, sale and lease-back, sale and repurchase and any other financing arrangements which are intended to achieve the same or substantially similar commercial effect.

     (21) The creation of any mortgage, charge, pledge, lien or other encumbrance with respect to assets of any of the Company or the Group Companies other than in the ordinary course of business or as imposed by operation of law.

     (22) The giving of any guarantee or indemnity in excess of the equivalent of RMBY1,000,000 by any of the Company or the Group Companies, or any combination of the foregoing.

     (23) The commencement or settlement of litigation involving the Company or any Group Company.

     (24) The formation of any committee of the Board of Directors of the Company or any Group Company and any changes to the powers granted to any such committee.

     (25) The entry into transaction or series of related transactions pursuant to which the Company, directly or indirectly, gives up Control over any Group Company.

     (26) The establishment of any new Group Company or subsidiary by, or entry into any joint venture by, any of the Company or the Group Companies.

     (27) The re-domestication, continuance or removal of the Company or any Group Company to any other jurisdiction.

     (28) The prescription of any regulation in general meeting that would limit the powers of the Board of Directors of any of the Company or the Group Companies.

     (29) The entry into any transaction or series of related transactions by any of the Company or the Group Companies, or by any combination of the foregoing, which has as an objective and/or the effect of securing a tax benefit therefor.

     (30) The tax-motivated restructuring of any of the Company or the Group Companies, or of any combination of the foregoing, or of the business, operations or practices thereof.

SECTION 4 ASSIGNMENTS AND TRANSFERS; NO THIRD PARTY BENEFICIARIES

     4.1 Prohibition on Transfer of Shares. None of the parties hereto shall sell, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of in any way, all or any part of any interest in any Equity Securities now or hereafter owned or held thereby unless the Person to whom such Equity Securities are sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of shall have entered into a binding instrument, in form and substance satisfactory to a Holder Majority, acceding to the terms of this Agreement as if it were an original party hereto. Any sale, assignment, transfer, pledge, hypothecation or other encumbrance or disposition of any of the capital shares of the Company not made in conformance with this Agreement shall be null and void, shall not be recorded on the books of the Company, and shall not be recognized by the Company.

     4.2 Assignment. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives. The rights of any Holder hereunder shall be assignable by such Holder (i) to any other Holder,
(ii) to a partner or Affiliate of such Holder, or (iii) to an assignee or transferee who holds such aggregate number of Equity Securities (assuming the exercise, conversion and exchange of any Common Share Equivalents) after the assignment or transfer as are equivalent to 6,000,000 Common Shares (as adjusted for stock splits, reverse stock splits, stock dividends, recapitalizations and the like). Except as provided above or as required by Section 4.1, this Agreement and the rights and obligations of any party hereunder shall not otherwise be assigned without the mutual written consent of the other parties.

SECTION 5 LEGEND

Each existing or replacement certificate for capital shares of the Company now owned or hereafter acquired by any party hereto shall bear the following legend upon its face:

          "THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN VOTING AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN OTHER PARTIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."

The above restrictions on share transfer should also be recorded in a notation on the Company's share register.

SECTION 6 MISCELLANEOUS

     6.1 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Hong Kong Special Administrative Region, without regard to conflicts of laws principles thereunder.

     6.2 Termination. This Agreement shall terminate upon the closing of a Qualified IPO. The rights of a Holder Majority under Section 3(4), Section 3(8),
Section 3(12), Section 3(15), Section 3(17), Section 3(18), Section 3(19),
Section 3(20), Section 3(21), Section 3(22), Section 3(23) and Section 3(26) shall terminate at such time as Holders that qualify as Competitors shall hold aggregate Equity Securities representing a majority in voting power of the Equity Security then held by all Holders.

     6.3 Dispute Resolution.

     (a) Any dispute, controversy or claim (each, a "DISPUTE") arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved at the first instance through consultation between the parties to such Dispute. Such consultation shall begin immediately after any party has delivered written notice to any other party to the Dispute requesting such consultation.

     (b) If the Dispute is not resolved within sixty (60) days following the date on which such notice is given, the Dispute shall be submitted to arbitration upon the request of any party to the Dispute with notice to each other party to the Dispute (the "ARBITRATION NOTICE").

     (c) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the "CENTRE"). There shall be three (3) arbitrators. The claimants in the Dispute shall collectively choose one arbitrator, and the respondents shall collectively choose one arbitrator. The Secretary General of the Centre shall select the third arbitrator, who shall be qualified to practice law in the Hong Kong Special Administrative Region. If any of the members of the arbitral tribunal have not been appointed within thirty (30) days after the Arbitration Notice is given, the relevant appointment shall be made by the Secretary General of the Centre.

     (d) The arbitration proceedings shall be conducted in English and Chinese. The arbitration tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law, as in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this
Section 6.3, including the provisions concerning the appointment of arbitrator, the provisions of this Section 6.3 shall prevail.

     (e) Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

     (f) The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

     (g) The arbitrators shall decide any dispute submitted by the parties to the arbitration tribunal strictly in accordance with the substantive law of the Hong Kong Special Administrative Region and shall not apply any other substantive law.

     (h) Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

     (i) During the course of the arbitration tribunal's adjudication of the dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

     6.4 Language. The governing version of this Agreement is the English language version. Any translation of this Agreement into Chinese or any other language is for the convenience of the parties hereto only.

     6.5 Amendments. Except as otherwise permitted herein, this Agreement and its provisions may be amended, changed, waived, discharged or terminated only by a writing signed by each of the parties hereto.

     6.6 Notices. All notices, claims, certificates, requests, demands and other communications under this Agreement shall be made in writing and shall be delivered to any party hereto by hand or sent by facsimile, or sent, postage prepaid, by reputable overnight courier services at the address given for such party on the signature pages hereof (or at such other address for such party as shall be specified by like notice), and shall be deemed given when so delivered by hand, or if sent by facsimile, upon receipt of a confirmed transmittal receipt, or if sent by overnight courier, five (5) calendar days after delivery to or pickup by the overnight courier service.

     6.7 Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party may reasonably request to give effect to the terms and intent of this Agreement. In the event of any conflict or inconsistency between any of the terms of this Agreement and any of the terms of the Constitutional Documents for any of the Company or the Group Companies, the terms of this Agreement shall prevail, and accordingly, the parties hereto shall exercise all voting and other rights and powers to procure any required alteration to such Constitutional Documents to resolve such conflict or inconsistency.

     6.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral understandings or agreements.

     6.9 Severability. If any provision of this Agreement shall be held invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     6.10 Remedies Cumulative. The rights and remedies available under this Agreement or otherwise available shall be cumulative of all other rights and remedies and may be exercised successively.

     6.11 Counterpart Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     6.12 No Third Party Beneficiary. Nothing in this Agreement is intended to confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights, benefits, or obligations hereunder.

         [The remainder of this page has been left intentionally blank.]

     IN WITNESS WHEREOF the parties hereto have executed, or caused their duly authorized representatives to execute, this Agreement as of the first date written above.

                                        CHINA NEPSTAR CHAIN DRUGSTORE LTD.


                                        By:
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                                        Name:
                                        Capacity:

                                        Address for notice:

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                                        CHINA NEPTUNUS DRUGSTORE HOLDING LTD.


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                                        Address for notice:

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                                        CHINA STAR CHAIN LTD.


                                        By:
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                                        Name:
                                        Capacity:

                                        Address for notice:

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


                                        ----------------------------------------
                                        [Print Name of Investor]


                                        By:
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                                        Name:
                                        Capacity:

                                        Address for notice:

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

                             SCHEDULE A - INVESTORS

1 GS Capital Partners 2000, L.P., a limited partnership organized and existing under the laws of the State of Delaware.

2 GS Capital Partners 2000 Offshore, L.P., a limited partnership organized and existing under the laws of the Cayman Islands.

3 GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, an entity organized and existing under the laws of Germany.

4 GS Capital Partners 2000 Employee Fund, L.P., a limited partnership organized and existing under the laws of the State of Delaware.

5 Goldman Sachs Direct Investment Fund 2000, L.P., a limited partnership organized and existing under the laws of the State of Delaware.

                  EXHIBIT H - FORM OF CLAWBACK RIGHTS AGREEMENT

                            CLAWBACK RIGHTS AGREEMENT

     THIS CLAWBACK RIGHTS AGREEMENT (this "AGREEMENT"), dated October 6, 2004, is entered into by and among China Nepstar Chain Drugstore Ltd., an exempted company organized and existing under the laws of the Cayman Islands (the "COMPANY"), China Neptunus Drugstore Holding Ltd., an international business company organized and existing under the laws of the British Virgin Islands ("NEPTUNUSBVI"), Zhang Simin (CHINESE CHARACTERS), of 28th Floor, Tower A, Neptunus Building, Nanyou Avenue, Nanshan District, Shenzhen, Guangdong Province, the People's Republic of China, and each of the parties set forth in Schedule A (the "INVESTORS").

                                    RECITALS

     WHEREAS, as of the date hereof, Neptunus BVI holds 86,200,000 of the Company's Common Shares;

     WHEREAS NeptunusBVI has been established by Mr. Zhang to invest in and hold an interest in the Company and, subject to the terms and conditions of this Agreement, it is intended that, as of any given time, Mr. Zhang should be the ultimate beneficial owner of all the Nepstar Shares (the "AGREED BENEFICIAL INTEREST");

     WHEREAS the Company, NeptunusBVI and the Investors are parties to a Securities Purchase Agreement, dated October 6, 2004 (the "SECURITIES PURCHASE AGREEMENT");

     WHEREAS it is a condition precedent under the Securities Purchase Agreement that the Company, NeptunusBVI and Mr. Zhang enter into this Agreement;

     WHEREAS the Company, NeptunusBVI and Mr. Zhang seek to induce the Investors to consummate their investment in the Company as contemplated in the Securities Purchase Agreement, and to such ends, seek to satisfy the conditions precedent to such investment by entering into this Agreement;

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises set forth above, the mutual covenants and agreements set forth herein and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1 INTERPRETATION

     1.1 Definitions. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the following meanings:

          "ACCOUNTING PRINCIPLES" shall mean International Financial Reporting Standards as promulgated from time to time by the IASB (including, without limitation, standards and interpretations approved by the IASB and International Accounting Principles issued under previous constitutions thereof), together with the IASB's pronouncements thereon from time to time, all as consistently applied.

          "AFFILIATE" means, with respect to any given Person, a Person that Controls, is Controlled by, or is under common Control with the given Person.

          "AGREED BENEFICIAL OWNER" means, as of the date hereof, Zhang Simin and, subsequently, such Person as Zhang Simin may transfer all of his interest in NeptunusBVI in accordance with Section 3.

          "ANCILLARY DOCUMENTS" has the meaning ascribed thereto in the Securities Purchase Agreement.

          "COMMON SHARES" means the Common Shares, par value US$0.0001 per share, of the Company.

          "COMMON SHARE EQUIVALENTS" means warrants, options and rights exercisable for Common Shares and instruments convertible or exchangeable for Common Shares.

          "CONTROL" means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

          "DEBTOR RELIEF LAW" means any laws relating to the liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief in any applicable jurisdiction from time to time in effect and affecting the rights of creditors generally.

          "ENCUMBRANCE" means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise.

          "EQUITY SECURITIES" means any Common Shares or Common Share
     Equivalents.

          "HOLDERS" means, the Investors, together with the permitted transferees and assigns of any Holder.

          "HOLDER MAJORITY" means, for any given time, Holders representing a majority in voting power of the Series A Preferred Shares then held by all Holders.

          "HONG KONG" means the Hong Kong Special Administrative Region.

          "IASB" means the International Accounting Standards Board.

          "IPO" means a firm-commitment underwritten initial public offering of the Company's Common Shares on the New York Stock Exchange, the Nasdaq Stock Market's National Market System, the Main Board of the Hong Kong Stock Exchange or any other exchange of the recognized international reputation and standing duly approved by the Company's Board of Directors.

          "LIABILITIES" means, with respect to any Person, liabilities owing by such Person of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

          "NEPSTAR SHARES" means, as of any given time, all Common Shares of the Company held by NeptunusBVI.

          "PERSON" means any natural person, limited liability company, joint stock company, joint venture, partnership, enterprise, trust, unincorporated organization or any other entity or organization.

          "PRC" means the People's Republic of China, solely for purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and the islands of Taiwan.

          "QUALIFIED IPO" means an IPO that values the Company at no less than US$250,000,000 immediately prior to the IPO and that results in aggregate proceeds to the Company of US$50,000,000, net of Selling Expenses.

          "SELLING EXPENSES" means, with respect to the issue or sale of any securities, any expenses payable directly or indirectly by the Company and any underwriting, brokerage or similar commissions, compensation, discounts or concessions paid or allowed by the Company in connection with such issue or sale.

          "SERIES A PREFERRED SHARES" means the Series A-1 Preferred Shares, par value US$0.0001 per share, of the Company and the Series A-2 Preferred Shares, par value US$0.0001 per share, of the Company.

     1.2 Interpretation. For all purposes of this Agreement, except as herein otherwise expressly provided, (i) the terms defined in Section 1 shall have the meanings assigned to them in Section 1 and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned under the Accounting Principles, (iii) all references in this Agreement to designated "Sections" and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms,
(v) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, and (vi) all references in this Agreement to designated Schedules, Exhibits and Annexes are to the Schedules, Exhibits and Annexes attached to this Agreement.

SECTION 2 PROHIBITION ON TRANSFERS OR INDEBTEDNESS

     2.1 Transfer of Interest. Except as provided in Section 3, the Agreed Beneficial Owner will not sell, assign, transfer, pledge, hypothecate, or otherwise permit to be encumbered or dispose of in any way, all or any part of any interest in NeptunusBVI now or hereafter owned or held by the Agreed Beneficial Owner. Any sale, assignment, transfer, pledge, hypothecation or other encumbrance or disposition of any interest in NeptunusBVI not made in conformance with this Agreement shall be null and void, shall not be recorded on the books of NeptunusBVI, and shall not be recognized by NeptunusBVI.

     2.2 Indebtedness. NeptunusBVI shall not create, incur, assume, guaranty or otherwise suffer to exist any Liability other than (i) pursuant to this Agreement, the Securities Purchase Agreement, or the Ancillary Documents or (ii) any Liability for legal fees or other amounts incurred in the ordinary course to maintain NeptunusBVI as a company in good standing in the British Virgin Islands which Liability is discharged within thirty (30) days of becoming due and payable.

SECTION 3 PERMITTED TRANSFERS.

     Notwithstanding anything to the contrary in Section 2.1, Mr. Zhang may transfer all, but not less than all, his interest in NeptunusBVI to Shenzhen Neptunus Health Chain Stores Co., Ltd. (CHINESE CHARACTERS) ("NEPTUNUS CHAIN STORE") so long as Neptunus Chain Store shall enter into binding instrument, in form and substance reasonably satisfactory to a Holder Majority assuming all the rights and obligations of Mr. Zhang as the Agreed Beneficial Owner hereunder.

SECTION 4 CLAWBACK

     4.1 Clawback Right. Subject to the terms and conditions under this Section, NeptunusBVI hereby grants the Holders a right (a "CLAWBACK RIGHT") to purchase all, but not less than all, the Nepstar Shares at a price equal to the aggregate par value thereof (the "CLAWBACK PRICE") following the occurrence of an Event of Default.

     4.2 Optional Exercise.

          (a) The Clawback Right granted under this Section may be exercised by a Holder Majority delivering written notice (a "CLAWBACK EXERCISE NOTICE") to NeptunusBVI, together with a certified or bank cashier's check for not less than the Clawback Price, not later than the date one (1) year after the first date that NeptunusBVI shall give written notice to each Holder of the occurrence of an Event of Default. At such time as an Holder Majority delivers a Clawback Exercise Notice to NeptunusBVI, the Holder Majority shall also deliver a copy of such notice to the Company and to each other Holder.

          (b) Upon delivery of a Clawback Exercise Notice by a Holder Majority and payment of the Clawback Price to NeptunusBVI, notwithstanding that the Company's register of members may not have been updated or that share certificates may not immediately be delivered to the Holders, (i) the Nepstar Shares shall be deemed to have been transferred to the Holders pro rata, according to the respective number of Common Shares held thereby (assuming the exercise, conversion or exchange of any Common Share Equivalents) at the date of the Clawback Exercise Notice, and each Holder shall be deemed to be the holder of record of the applicable number of Nepstar Shares, and (ii) NeptunusBVI shall be deemed to have transferred all rights that it may have with respect to the Nepstar Shares, shall no longer have any rights as a holder thereof and shall promptly deliver all certificates evidencing the Nepstar Shares, together with duly executed instruments of transfer with respect thereto, to such Person as is designated in the Clawback Exercise Notice to represent the Holders in such respect.

          (c) The Holder Majority exercising the Clawback Rights hereunder shall have a right to seek reimbursement from each other Holder for a pro rata portion of the Clawback Price paid by the Holder Majority to NeptunusBVI, determined according to the respective number of Common Shares held by the Holders (assuming the exercise, conversion or exchange of any Common Share Equivalents) at the date of the Clawback Exercise Notice. Each other Holder shall pay such pro rata portion of the Clawback Price promptly, and in any event within fifteen (15) days after receipt of written notice from the Holder Majority requesting payment thereof, payment to be made in accordance with any payment instructions as shall be set forth in such notice.

     4.3 Automatic Exercise.

          (a) Following the occurrence of an Event of Default under Section 4.4(c), the Clawback Right granted hereunder shall be deemed to have been automatically exercised immediately as of the time of such Event of Default. From such exercise, notwithstanding that the Company's register of members may not have been updated or that share certificates may not immediately be delivered to the Holders, (i) the Nepstar Shares shall be deemed to have been transferred to the Holders pro rata, according to the respective number of Common Shares held thereby (assuming the exercise, conversion or exchange of any Common Share Equivalents) at the time of the Event of Default, and each Holder shall be deemed to be the holder of record of the applicable number of Nepstar Shares, and (ii) NeptunusBVI shall be deemed to have transferred all rights that it may have with respect to the Nepstar Shares, shall no longer have any rights as a holder thereof and shall promptly deliver to such Person as is indicated in the Clawback Exercise Notice all certificates evidencing the Nepstar Shares, together with duly executed instruments of transfer with respect thereto.

          (b) Promptly following NeptunusBVI giving notice thereto of an Event of Default under Section 4.4(c) below, each Holder shall pay NeptunusBVI, at the principal office of NeptunusBVI, or at such other office or agency as NeptunusBVI may designate by notice to such Holder in writing, an amount equal to such Holder's pro rata portion of the Clawback Price, determined according to the respective number of Common Shares held by the Holders (assuming the exercise, conversion or exchange of any Common Share Equivalents) at the date of such Event of Default.

     4.4 Event of Default. For purposes of this Agreement, an "EVENT OF DEFAULT" shall mean the occurrence of any of the circumstances described below, following the date hereof:

     (a) subject to Section 3, (i) the Agreed Beneficial Owner shall cease to hold its full Agreed Beneficial Interest, (ii) any Person other than the Agreed Beneficial Owner shall acquire any interest in the equity securities of NeptunusBVI, whether directly or indirectly, or (iii) any Person other than the Agreed Beneficial Owner shall Control NeptunusBVI.

     (b) all or any part of Nepstar Shares or the issued and outstanding shares of NeptunusBVI shall become subject to any Encumbrance (other than any Encumbrance imposed by this Agreement), and such Encumbrance shall not be removed within fifteen (15) days of coming into existence.

     (c) NeptunusBVI or the Agreed Beneficial Owner institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes anassignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of

          NeptunusBVI or the Agreed Beneficial Owner and the appointment continues undischarged or unstayed for thirty (30) calendar days; or any proceeding under any Debtor Relief Law relating to NeptunusBVI or the Agreed Beneficial Owner or to all or any material part of the property thereof is instituted without the consent thereof and continues undismissed or unstayed for thirty (30) calendar days, or an order for relief is entered in any such proceeding; or

     (d) NeptunusBVI or the Agreed Beneficial Owner shall be in breach of any of its obligations under this Agreement and shall not remedy such breach within fifteen (15) days after any Holder has delivered written notice to NeptunusBVI thereof.

     4.5 Notice. Promptly following the occurrence of an Event of Default, and in any event within three (3) days thereafter, NeptunusBVI shall deliver written notice of the Event of Default to each of the Holders and the Company.

     4.6 Additional Shares or Substituted Securities. In the event of the declaration of a share dividend, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Nepstar Shares, the Clawback Right under this Section 4 shall apply mutatis mutandis to any new, substituted or additional securities that by reason of such transaction are distributed with respect to any Nepstar Share, or into which such Nepstar Share thereby becomes convertible.

SECTION 5 INFORMATION RIGHTS

     5.1 Disclosure of Beneficial Ownership. In furtherance of the intent of this Agreement:

          (a) On the date hereof, NeptunusBVI shall provide the Company with evidence reasonably satisfactory to the Company that the Agreed Beneficial Owner owns its full Agreed Beneficial Interest.

          (b) Within fifteen (15) days after such time as any of the Company or the Holders may give written notice requesting such evidence, NeptunusBVI shall provide the Company or such Holder with evidence reasonably satisfactory to the Company or such Holder that no Event of Default has occurred.

The right granted to the Company and the Holders under paragraph (b) above may be exercised as often as may be reasonably requested by the Company or any Holder.

     5.2 Other Information Rights. NeptunusBVI shall permit any representative designated by any of the Company or the Holders to inspect any of the properties or assets of NeptunusBVI, including, without limitation, NeptunusBVI's books of account and register of members, and to discuss its affairs, finances and accounts with its officers or employees, all at such reasonable times and as often as may be reasonably requested.

     5.3 Accuracy of Records. NeptunusBVI will at all times keep records with respect to its issued and outstanding share capital (and any warrants, options and rights exercisable for its share capital and instruments convertible or exchangeable for its share capital) which are as accurate, complete and comprehensive as those customarily maintained by a reasonably prudent company.

SECTION 6 MISCELLANEOUS

     6.1 Termination. This Agreement shall terminate upon the closing of a Qualified IPO.

     6.2 Binding Effect; Assignment. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors and permitted assigns. The rights of any Holder hereunder shall be assignable by such Holder (i) to any other Holder,
(ii) to a partner or Affiliate of such Holder, or (iii) to an assignee or transferee who holds such aggregate number of Equity Securities (assuming the exercise, conversion and exchange of any Common Share Equivalents) after the assignment or transfer as are equivalent to 6,000,000 Common Shares (as adjusted for stock splits, reverse stock splits, stock dividends, recapitalizations and the like). Except as provided above and in Section 3, this Agreement and the rights and obligations of any party hereunder shall not otherwise be assigned without the mutual written consent of the other parties.

     6.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of Hong Kong, without regard to conflicts of laws principles thereunder.

     6.4 Dispute Resolution.

          (a) Any dispute, controversy or claim (each, a "DISPUTE") arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved at the first instance through consultation between the parties to such Dispute. Such consultation shall begin immediately after any party has delivered written notice to any other party to the Dispute requesting such consultation.

          (b) If the Dispute is not resolved within sixty (60) days following the date on which such notice is given, the Dispute shall be submitted to arbitration upon the request of any party to the Dispute with notice to each other party to the Dispute (the "ARBITRATION NOTICE").

          (c) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the "CENTRE"). There shall be three (3) arbitrators. The claimants in the Dispute shall collectively choose one arbitrator, and the respondents shall collectively choose one arbitrator. The Secretary General of the Centre shall select the third arbitrator, who shall be qualified to practice law in Hong Kong. If any of the members of the arbitral tribunal have not been appointed within thirty (30) days after the Arbitration Notice is given, the relevant appointment shall be made by the Secretary General of the Centre.

          (d) The arbitration proceedings shall be conducted in English and Chinese. The arbitration tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law, as in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 6.4, including the provisions concerning the appointment of arbitrator, the provisions of this Section 6.4 shall prevail.

          (e) Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

          (f) The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

          (g) The arbitrator shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of Hong Kong and shall not apply any other substantive law.

          (h) Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

          (i) During the course of the arbitration tribunal's adjudication of the dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

     6.5 Language. The governing version of this Agreement is the English language version. Any translation of this Agreement into Chinese or any other language is for the convenience of the parties only.

     6.6 Amendments. Except as otherwise permitted herein, this Agreement and its provisions may be amended, changed, waived, discharged or terminated only by a writing signed by each of the parties hereto.

     6.7 Notices. All notices, claims, certificates, requests, demands and other communications under this Agreement shall be made in writing and shall be delivered to any party hereto by hand or sent by facsimile, or sent, postage prepaid, by reputable overnight courier services at the address given for such party on the signature pages hereof (or at such other address for such party as shall be specified by like notice), and shall be deemed given when so delivered by hand, or if sent by facsimile, upon receipt of a confirmed transmittal receipt, or if sent by overnight courier, five (5) calendar days after delivery to or pickup by the overnight courier service.

     6.8 Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto may reasonably request to give effect to the terms and intent of this Agreement.

     6.9 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral understandings or agreements.

     6.10 Severability. If any provision of this Agreement shall be held invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     6.11 Remedies Cumulative. The rights and remedies available under this Agreement or otherwise available shall be cumulative of all other rights and remedies and may be exercised successively.

     6.12 Counterpart Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     6.13 No Third Party Beneficiary. Nothing in this Agreement is intended to confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights, benefits, or obligations hereunder.

         [The remainder of this page has been left intentionally blank.]

     IN WITNESS WHEREOF the parties hereto have caused their duly authorized representatives to execute this Agreement as of the first date written above.

                                        CHINA NEPSTAR CHAIN DRUGSTORE LTD.


                                        By:
                                            ------------------------------------

                                        Name:
                                        Capacity:
                                        Address for notice:

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                                        Attn:
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                                        ZHANG SIMIN


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                                        Address for notice:

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                                        Attn:
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

                                        CHINA NEPTUNUS DRUGSTORE HOLDING LTD.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Capacity:
                                        Address for notice:

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                                        Attn:
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                                        ----------------------------------------
                                        [Print Name of Investor]


                                        By:
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                                        Name:
                                        Capacity:
                                        Address for notice:

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                             SCHEDULE A - INVESTORS

1. GS Capital Partners 2000, L.P., a limited partnership organized and existing under the laws of the State of Delaware.

2. GS Capital Partners 2000 Offshore, L.P., a limited partnership organized and existing under the laws of the Cayman Islands.

3. GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, an entity organized and existing under the laws of Germany.

4. GS Capital Partners 2000 Employee Fund, L.P., a limited partnership organized and existing under the laws of the State of Delaware.

5. Goldman Sachs Direct Investment Fund 2000, L.P., a limited partnership organized and existing under the laws of the State of Delaware.

                  EXHIBIT I - FORM OF CLAWBACK RIGHTS AGREEMENT

                            CLAWBACK RIGHTS AGREEMENT

     THIS CLAWBACK RIGHTS AGREEMENT (this "AGREEMENT"), dated October 6, 2004, is entered into by and among China Nepstar Chain Drugstore Ltd., an exempted company organized and existing under the laws of the Cayman Islands (the "COMPANY"), China Star Chain Ltd., an international business company organized and existing under the laws of the British Virgin Islands ("MANAGERCO"), Zhu Dan (CHINESE CHARACTERS), of 15th Floor, Tower A, Neptunus Building, Nanyou Avenue, Nanshan District, Shenzhen, Guangdong Province, the People's Republic of China, and each of the parties set forth in Schedule A (the "INVESTORS").

                                    RECITALS

     WHEREAS, as of the date hereof, ManagerCo holds 7,200,000 of the Company's Common Shares;

     WHEREAS ManagerCo has been established by Mr. Zhu to invest in and hold an interest in the Company and, subject to the terms and conditions of this Agreement, it is intended that, as of any given time, Mr. Zhu should be the ultimate beneficial owner of all such interest in the Company (the "AGREED BENEFICIAL INTEREST");

     WHEREAS the Company, ManagerCo and the Investors are parties to a Securities Purchase Agreement, dated October 6, 2004 (the "SECURITIES PURCHASE AGREEMENT");

     WHEREAS it is a condition precedent under the Securities Purchase Agreement that the Company, ManagerCo and Mr. Zhu enter into this Agreement;

     WHEREAS the Company, ManagerCo and Mr. Zhu seek to induce the Investors to consummate their investment in the Company as contemplated in the Securities Purchase Agreement, and to such ends, seek to satisfy the conditions precedent to such investment by entering into this Agreement;

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises set forth above, the mutual covenants and agreements set forth herein and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1 INTERPRETATION

     1.1 Definitions. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the following meanings:

          "ACCOUNTING PRINCIPLES" shall mean International Financial Reporting Standards as promulgated from time to time by the IASB (including, without limitation, standards and interpretations approved by the IASB and International Accounting Principles issued under previous constitutions thereof), together with the IASB's pronouncements thereon from time to time, all as consistently applied.

          "AFFILIATE" means, with respect to any given Person, a Person that Controls, is

     Controlled by, or is under common Control with the given Person.

          "AGREED BENEFICIAL OWNER" means, as of the date hereof, Zhu Dan.

          "ANCILLARY DOCUMENTS" has the meaning ascribed thereto in the Securities Purchase Agreement.

          "COMMON SHARES" means the Common Shares, par value US$0.0001 per share, of the Company.

          "COMMON SHARE EQUIVALENTS" means warrants, options and rights exercisable for Common Shares and instruments convertible or exchangeable for Common Shares.

          "CONTROL" means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

          "DEBTOR RELIEF LAW" means any laws relating to the liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief in any applicable jurisdiction from time to time in effect and affecting the rights of creditors generally.

          "ENCUMBRANCE" means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise.

          "EQUITY SECURITIES" means any Common Shares or Common Share
     Equivalents.

          "HOLDERS" means, the Investors, together with the permitted transferees and assigns of any Holder.

          "HOLDER MAJORITY" means, for any given time, Holders representing a majority in voting power of the Series A Preferred Shares then held by all Holders.

          "HONG KONG" means the Hong Kong Special Administrative Region.

          "IASB" means the International Accounting Standards Board.

          "IPO" means a firm-commitment underwritten initial public offering of the Company's Common Shares on the New York Stock Exchange, the Nasdaq Stock Market's National Market System, the Main Board of the Hong Kong Stock Exchange or any other exchange of the recognized international reputation and standing duly approved by the Company's Board of Directors.

          "LIABILITIES" means, with respect to any Person, liabilities owing by such Person of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

          "NEPSTAR SHARES" means, as of any given time, all Common Shares of the Company held by ManagerCo.

          "PERSON" means any natural person, limited liability company, joint stock company, joint venture, partnership, enterprise, trust, unincorporated organization or any other entity or organization.

          "PRC" means the People's Republic of China, solely for purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and the islands of Taiwan.

          "QUALIFIED IPO" means an IPO that values the Company at no less than US$250,000,000 immediately prior to the IPO and that results in aggregate proceeds to the Company of US$50,000,000, net of Selling Expenses.

          "SELLING EXPENSES" means, with respect to the issue or sale of any securities, any expenses payable directly or indirectly by the Company and any underwriting, brokerage or similar commissions, compensation, discounts or concessions paid or allowed by the Company in connection with such issue or sale.

          "SERIES A PREFERRED SHARES" means the Series A-1 Preferred Shares, par value US$0.0001 per share, of the Company and the Series A-2 Preferred Shares, par value US$0.0001 per share, of the Company.

     1.2 Interpretation. For all purposes of this Agreement, except as herein otherwise expressly provided, (i) the terms defined in Section 1 shall have the meanings assigned to them in Section 1 and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned under the Accounting Principles, (iii) all references in this Agreement to designated "Sections" and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms,
(v) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, and (vi) all references in this Agreement to designated Schedules, Exhibits and Annexes are to the Schedules, Exhibits and Annexes attached to this Agreement.

SECTION 2 PROHIBITION ON TRANSFERS OR INDEBTEDNESS

     2.1 Transfer of Interest. The Agreed Beneficial Owner will not sell, assign, transfer, pledge, hypothecate, or otherwise permit to be encumbered or dispose of in any way, all or any part of any interest in ManagerCo now or hereafter owned or held by the Agreed Beneficial Owner. Any sale, assignment, transfer, pledge, hypothecation or other encumbrance or disposition of any interest in ManagerCo not made in conformance with this Agreement shall be null and void, shall not be recorded on the books of ManagerCo, and shall not be recognized by ManagerCo.

     2.2 Indebtedness. ManagerCo shall not create, incur, assume, guaranty or otherwise suffer to exist any Liability other than (i) pursuant to this Agreement, the Securities Purchase Agreement, or the Ancillary Documents or (ii) any Liability for legal fees or other amounts incurred in the ordinary course to maintain ManagerCo as a company in good standing in the British Virgin Islands which Liability is discharged within thirty (30) days of becoming due and payable.

SECTION 3 CLAWBACK

     3.1 Clawback Right. Subject to the terms and conditions under this Section, ManagerCo hereby grants the Holders a right (a "CLAWBACK RIGHT") to purchase all, but not less than all, the Nepstar Shares at a price equal to the aggregate par value thereof (the "CLAWBACK PRICE") following the occurrence of an Event of Default.

     3.2 Optional Exercise.

          (a) The Clawback Right granted under this Section may be exercised by a Holder Majority delivering written notice (a "CLAWBACK EXERCISE NOTICE") to ManagerCo, together with a certified or bank cashier's check for not less than the Clawback Price, not later than the date one (1) year after the first date that ManagerCo shall give written notice to each Holder of the occurrence of an Event of Default. At such time as an Holder Majority delivers a Clawback Exercise Notice to ManagerCo, the Holder Majority shall also deliver a copy of such notice to the Company and to each other Holder.

          (b) Upon delivery of a Clawback Exercise Notice by a Holder Majority and payment of the Clawback Price to ManagerCo, notwithstanding that the Company's register of members may not have been updated or that share certificates may not immediately be delivered to the Holders, (i) the Nepstar Shares shall be deemed to have been transferred to the Holders pro rata, according to the respective number of Common Shares held thereby (assuming the exercise, conversion or exchange of any Common Share Equivalents) at the date of the Clawback Exercise Notice, and each Holder shall be deemed to be the holder of record of the applicable number of Nepstar Shares, and (ii) ManagerCo shall be deemed to have transferred all rights that it may have with respect to the Nepstar Shares, shall no longer have any rights as a holder thereof and shall promptly deliver all certificates evidencing the Nepstar Shares, together with duly executed instruments of transfer with respect thereto, to such Person as is designated in the Clawback Exercise Notice to represent the Holders in such respect.

          (c) The Holder Majority exercising the Clawback Rights hereunder shall have a right to seek reimbursement from each other Holder for a pro rata portion of the Clawback Price paid by the Holder Majority to ManagerCo, determined according to the respective number of Common Shares held by the Holders (assuming the exercise, conversion or exchange of any Common Share Equivalents) at the date of the Clawback Exercise Notice. Each other Holder shall pay such pro rata portion of the Clawback Price promptly, and in any event within fifteen
(15) days after receipt of written notice from the Holder Majority requesting payment thereof, payment to be made in accordance with any payment instructions as shall be set forth in such notice.

     3.3 Automatic Exercise.

          (a) Following the occurrence of an Event of Default under Section 3.4(c), the Clawback Right granted hereunder shall be deemed to have been automatically exercised immediately as of the time of such Event of Default. From such exercise, notwithstanding that the Company's register of members may not have been updated or that share certificates may not immediately be delivered to the Holders, (i) the Nepstar Shares shall be deemed to have been transferred to the Holders pro rata, according to the respective number of Common Shares held thereby (assuming the exercise, conversion or exchange of any Common Share Equivalents) at the time of the Event of

Default, and each Holder shall be deemed to be the holder of record of the applicable number of Nepstar Shares, and (ii) ManagerCo shall be deemed to have transferred all rights that it may have with respect to the Nepstar Shares, shall no longer have any rights as a holder thereof and shall promptly deliver to such Person as is indicated in the Clawback Exercise Notice all certificates evidencing the Nepstar Shares, together with duly executed instruments of transfer with respect thereto.

          (b) Promptly following ManagerCo giving notice thereto of an Event of Default under Section 3.4(c) below, each Holder shall pay ManagerCo, at the principal office of ManagerCo, or at such other office or agency as ManagerCo may designate by notice to such Holder in writing, an amount equal to such Holder's pro rata portion of the Clawback Price, determined according to the respective number of Common Shares held by the Holders (assuming the exercise, conversion or exchange of any Common Share Equivalents) at the date of such Event of Default.

     3.4 Event of Default. For purposes of this Agreement, an "EVENT OF DEFAULT" shall mean the occurrence of any of the circumstances described below, following the date hereof:

     (a) (i) the Agreed Beneficial Owner shall cease to hold its full Agreed Beneficial Interest, (ii) any Person other than the Agreed Beneficial Owner shall acquire any interest in the equity securities of ManagerCo, whether directly or indirectly, or (iii) any Person other than the Agreed Beneficial Owner shall Control ManagerCo.

     (b) all or any part of Nepstar Shares or the issued and outstanding shares of ManagerCo shall become subject to any Encumbrance (other than any Encumbrance imposed by this Agreement), and such Encumbrance shall not be removed within fifteen (15) days of coming into existence.

     (c) ManagerCo or the Agreed Beneficial Owner institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of ManagerCo or the Agreed Beneficial Owner and the appointment continues undischarged or unstayed for thirty (30) calendar days; or any proceeding under any Debtor Relief Law relating to ManagerCo or the Agreed Beneficial Owner or to all or any material part of the property thereof is instituted without the consent thereof and continues undismissed or unstayed for thirty (30) calendar days, or an order for relief is entered in any such proceeding; or

     (d) ManagerCo or the Agreed Beneficial Owner shall be in breach of any of its obligations under this Agreement and shall not remedy such breach within fifteen (15) days after any Holder has delivered written notice to ManagerCo thereof.

     3.5 Notice. Promptly following the occurrence of an Event of Default, and in any event within three (3) days thereafter, ManagerCo shall deliver written notice of the Event of Default to each of the Holders and the Company.

     3.6 Additional Shares or Substituted Securities. In the event of the declaration of a share dividend, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Nepstar Shares, the Clawback Right under this Section 3 shall apply mutatis mutandis to any new, substituted or additional securities that by reason of such transaction are distributed with respect to any Nepstar Share, or into which such Nepstar Share thereby becomes convertible.

SECTION 4 INFORMATION RIGHTS

     4.1 Disclosure of Beneficial Ownership. In furtherance of the intent of this Agreement:

          (a) On the date hereof, ManagerCo shall provide the Company with evidence reasonably satisfactory to the Company that the Agreed Beneficial Owner owns its full Agreed Beneficial Interest.

          (b) Within fifteen (15) days after such time as any of the Company or the Holders may give written notice requesting such evidence, ManagerCo shall provide the Company or such Holder with evidence reasonably satisfactory to the Company or such Holder that no Event of Default has occurred.

The right granted to the Company and the Holders under paragraph (b) above may be exercised as often as may be reasonably requested by the Company or any Holder.

     4.2 Other Information Rights. ManagerCo shall permit any representative designated by any of the Company or the Holders to inspect any of the properties or assets of ManagerCo, including, without limitation, ManagerCo's books of account and register of members, and to discuss its affairs, finances and accounts with its officers or employees, all at such reasonable times and as often as may be reasonably requested.

     4.3 Accuracy of Records. ManagerCo will at all times keep records with respect to its issued and outstanding share capital (and any warrants, options and rights exercisable for its share capital and instruments convertible or exchangeable for its share capital) which are as accurate, complete and comprehensive as those customarily maintained by a reasonably prudent company.

SECTION 5 MISCELLANEOUS

     5.1 Termination. This Agreement shall terminate upon the closing of a Qualified IPO.

     5.2 Binding Effect; Assignment. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors and permitted assigns. The rights of any Holder hereunder shall be assignable by such Holder (i) to any other Holder,
(ii) to a partner or Affiliate of such Holder, or (iii) to an assignee or transferee who holds such aggregate number of Equity Securities (assuming the exercise, conversion and exchange of any Common Share Equivalents) after the assignment or transfer as are equivalent to 6,000,000 Common Shares (as adjusted for stock splits, reverse stock splits, stock dividends, recapitalizations and the like). Except as provided above, this Agreement and the rights and obligations of any party hereunder shall not otherwise be assigned without the mutual written consent of the other parties.

     5.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of Hong Kong, without regard to conflicts of laws principles thereunder.

     5.4 Dispute Resolution.

          (a) Any dispute, controversy or claim (each, a "DISPUTE") arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved at the first instance through consultation between the parties to such Dispute. Such consultation shall begin immediately after any party has delivered written notice to any other party to the Dispute requesting such consultation.

          (b) If the Dispute is not resolved within sixty (60) days following the date on which such notice is given, the Dispute shall be submitted to arbitration upon the request of any party to the Dispute with notice to each other party to the Dispute (the "ARBITRATION NOTICE").

          (c) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the "CENTRE"). There shall be three (3) arbitrators. The claimants in the Dispute shall collectively choose one arbitrator, and the respondents shall collectively choose one arbitrator. The Secretary General of the Centre shall select the third arbitrator, who shall be qualified to practice law in Hong Kong. If any of the members of the arbitral tribunal have not been appointed within thirty (30) days after the Arbitration Notice is given, the relevant appointment shall be made by the Secretary General of the Centre.

          (d) The arbitration proceedings shall be conducted in English and Chinese. The arbitration tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law, as in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 5.4, including the provisions concerning the appointment of arbitrator, the provisions of this Section 5.4 shall prevail.

          (e) Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

          (f) The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

          (g) The arbitrators shall decide any dispute submitted by the parties to the arbitration tribunal strictly in accordance with the substantive law of Hong Kong and shall not apply any other substantive law.

          (h) Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

          (i) During the course of the arbitration tribunal's adjudication of the dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

     5.5 Language. The governing version of this Agreement is the English language version. Any translation of this Agreement into Chinese or any other language is for the convenience of the parties only.

     5.6 Amendments. Except as otherwise permitted herein, this Agreement and its provisions may be amended, changed, waived, discharged or terminated only by a writing signed by each of the parties hereto.

     5.7 Notices. All notices, claims, certificates, requests, demands and other communications under this Agreement shall be made in writing and shall be delivered to any party hereto by hand or sent by facsimile, or sent, postage prepaid, by reputable overnight courier services at the address given for such party on the signature pages hereof (or at such other address for such party as shall be specified by like notice), and shall be deemed given when so delivered by hand, or if sent by facsimile, upon receipt of a confirmed transmittal receipt, or if sent by overnight courier, five (5) calendar days after delivery to or pickup by the overnight courier service.

     5.8 Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto may reasonably request to give effect to the terms and intent of this Agreement.

     5.9 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral understandings or agreements.

     5.10 Severability. If any provision of this Agreement shall be held invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     5.11 Remedies Cumulative. The rights and remedies available under this Agreement or otherwise available shall be cumulative of all other rights and remedies and may be exercised successively.

     5.12 Counterpart Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     5.13 No Third Party Beneficiary. Nothing in this Agreement is intended to confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights, benefits, or obligations hereunder.

         [The remainder of this page has been left intentionally blank.]

     IN WITNESS WHEREOF the parties hereto have caused their duly authorized representatives to execute this Agreement as of the first date written above.


                                        CHINA NEPSTAR CHAIN DRUGSTORE LTD.


                                        By:
                                           -------------------------------------
                                        Name:
                                        Capacity:
                                        Address for notice:

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                                        ZHU DAN


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

                                        CHINA NEPTUNUS DRUGSTORE HOLDING LTD.


                                        By:
                                           -------------------------------------
                                        Name:
                                        Capacity:
                                        Address for notice:

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


                                        ----------------------------------------
                                        [Print Name of Investor]


                                        By:
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                                        Name:
                                        Capacity:
                                        Address for notice:

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

                             SCHEDULE A - INVESTORS

1. GS Capital Partners 2000, L.P., a limited partnership organized and existing under the laws of the State of Delaware.

2. GS Capital Partners 2000 Offshore, L.P., a limited partnership organized and existing under the laws of the Cayman Islands.

3. GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, an entity organized and existing under the laws of Germany.

4. GS Capital Partners 2000 Employee Fund, L.P., a limited partnership organized and existing under the laws of the State of Delaware.

5. Goldman Sachs Direct Investment Fund 2000, L.P., a limited partnership organized and existing under the laws of the State of Delaware.

                      EXHIBIT J - FORM OF SPONSOR AGREEMENT

                                SPONSOR AGREEMENT

     THIS SPONSOR AGREEMENT (this "AGREEMENT"), dated October 6, 2004, is entered into by and among Shenzhen Neptunus Group Corporation (CHINESE CHARACTERS), a foreign invested company limited by shares organized and existing under the laws of the People's Republic of China ("NEPTUNUS GROUP"), and each of the parties set forth in Schedule A (the "INVESTORS").

                                    RECITALS

     WHEREAS China Nepstar Chain Drugstore Ltd., an exempted company organized and existing under the laws of the Cayman Islands (the "COMPANY"), has been established by Neptunus Group as a holding company and Neptunus Group has caused its subsidiary, Shenzhen Neptunus Health Chain Stores Co. Ltd. (CHINESE CHARACTERS) ("NEPTUNUS CHAIN STORE") to transfer to the Company all interest in the business and assets of Neptunus Chain Store related to the operation of pharmaceutical retail outlets in the PRC (the "RESTRUCTURING");

     WHEREAS Neptunus Group holds an indirect beneficial interest in a majority of the issued and outstanding share capital of the Company through an arrangement with Zhang Simin (CHINESE CHARACTERS), of 27th Floor, Tower A, Neptunus Building, Nanyou Avenue, Nanshan District, Shenzhen, Guangdong Province, the People's Republic of China;

     WHEREAS Neptunus Group, the Investors, and the Company are parties to a Securities Purchase Agreement, dated October 6, 2004 (as the same may be amended from time to time, the "SECURITIES PURCHASE AGREEMENT"), pursuant to which the Investors are to invest in the Company by purchasing certain Series A-1 Preferred Shares, par value US$0.0001 per share (the "SERIES A-1 PREFERRED SHARES"), of the Company and certain Series A-2 Preferred Shares, par value US$0.0001 per share (together with the Series A-1 Preferred Shares, the "SERIES A PREFERRED SHARES"), of the Company;

     WHEREAS the Investors seek certain assurances that Neptunus Group and its Affiliates will not compete with the Company or disclose any confidential information of the Company;

     WHEREAS the Investors further seek assurances that, in connection with any subsequent sale of substantially all the Company's business and assets, the manner in which the Restructuring was effected will not have a negative impact on the Investors' returns by giving rise to taxable income from such sale which exceeds any appreciation in the value of the Company;

     WHEREAS it is a condition precedent to the Investors' investment in the Company under the Securities Purchase Agreement that Neptunus Group enter into this Agreement;

     WHEREAS Neptunus Group seeks to induce the Investors to consummate their investment in the Company as contemplated in the Securities Purchase Agreement and, to such ends, seeks to satisfy the conditions precedent to such investment by entering into this Agreement;

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises set forth above, the mutual covenants and agreements set forth herein and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1 INTERPRETATION

     1.1 Definitions. Unless otherwise defined in this Agreement, capitalized terms used herein shall have the following meanings:

          "AFFILIATE" means, with respect to any given Person, a Person that Controls, is Controlled by, or is under common Control with the given Person.

          "APPLICABLE LAW" means, with respect to any Person, any and all provisions of any constitution, treaty, statute, law, regulation, ordinance, code, rule, judgment, rule of common law, order, decree, award, injunction, governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Government Entity, whether in effect as of the date hereof or thereafter and in each case as amended, applicable to such Person or its subsidiaries or their respective assets.

          "COMMON SHARES" means the Company's Common Shares, par value US$0.0001 per share.

          "COMMON SHARE EQUIVALENTS" means warrants, options and rights exercisable for Common Shares and instruments convertible or exchangeable for Common Shares.

          "COMPETITIVE BUSINESS" has the meaning ascribed thereto in Section
     2.1.

          "CONSENT" means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Government Entity.

          "CONTROL" means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

          "EARNOUT WARRANT" means those certain warrants, of even date herewith, granted by the Company to the Investors pursuant to the Securities Purchase Agreement and any succeeding warrant of like tenor issued pursuant to any Earnout Warrant.

          "ENCUMBRANCE" means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise.

          "EQUITY SECURITIES" means any Common Shares or Common Share
     Equivalents.

          "GOVERNMENT ENTITY" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government.

          "GROUP COMPANY" means any Person that is not a natural person and that is Controlled by the Company.

          "HOLDERS" means the Investors, together with the permitted transferees and assigns of any Holder's rights hereunder.

          "HONG KONG" means the Hong Kong Special Administrative Region.

          "INDEMNIFIABLE LOSS" means, with respect to any Holder, any action, cost, damage, disbursement, expense, Liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature. Notwithstanding anything to the contrary provided in the preceding sentence, "Indemnifiable Loss" shall include, but shall not be limited to,
     (i) interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses reasonably incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by an indemnified party, and (ii) any Taxes that may be payable by such indemnified party by reason of the indemnification of any Indemnifiable Loss hereunder, other than Taxes that would have been payable notwithstanding the event giving rise to indemnification.

          "LIABILITIES" means, with respect to any Person, liabilities owing by such Person of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

          "MILESTONE WARRANT" means that certain Warrant, of even date herewith, warrants, granted by the Company to NeptunusBVI and any succeeding warrant of like tenor issued pursuant to any Milestone Warrant.

          "NEPTUNUSBVI" means China Neptunus Drugstore Holding Ltd., an international business company organized and existing under the laws of the British Virgin Islands.

          "PERSON" means any natural person, limited liability company, joint stock company, joint venture, partnership, enterprise, trust, unincorporated organization or any other entity or organization.

          "PRC" means the People's Republic of China, solely for purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and the islands of Taiwan.

          "PRE-MONEY VALUATION" means, as of any given date, the amount determined according to the following formula:

                                           FS
Pre-Money Valuation = US$15,000,000 x ------------
                                       T1S + EWS
where:

      FS = an amount equal to sum of (i) the number of Common Shares issued and outstanding as of the date hereof, (ii) the number of Common Shares subscribed to under the True-Up Subscription Agreement, and
           (iii) the maximum number of Common Shares which may be issued under the Milestone Warrant;

     T1S = the number of Series A-1 Preferred Shares issuable at the Tranche
           1 Closing; and

     EWS = the sum of all Series A-1 Preferred Shares issued or issuable pursuant to Earnout Warrants as of such given date.

          "QUALIFYING INCOME" means, with respect to any sale by the Company of substantially all its business and assets, the excess of (i) the gross consideration received by the Company in such sale, without giving effect to any Taxes which may be payable in respect thereto, over (ii) the sum of
     (x) all amounts invested by Holders in the Company from time to time on and after the date hereof and (y) the Pre-Money Valuation.

          "TAXES" means any national, provincial or local income, sales and use, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or charge imposed by any Government Entity, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, and any loss or Tax Liability incurred in connection with the determination, settlement or litigation of any Liability arising therefrom.

          "TRADE SECRETS" means proprietary, confidential or non-public processes, designs, drawings, specifications, technology, formulae, databases, algorithms, models, methods, research and development, know-how, manufacturing and production processes and techniques, information about business plans and strategies, marketing ideas and concepts, especially with respect to unannounced products and services, present and future product plans, pricing, volume estimates, financial data, product enhancement information, business plans, marketing plans, sales strategies, customer information (including customers' applications and environments), market testing information, development plans, customer requirements, configurations, plans, apparatus, sketches, data, prototypes, inventions, discoveries, concepts, ideas, technical data and other technical and business proprietary non-public information, which are relating to the business of the Company or any Group Company as presently conducted or as conducted at any time during the Non-Compete Period. "Trade Secrets" shall not include any information which is generally available to and known by the public, other than a result of a disclosure directly or indirectly by Neptunus Group or by any of its Affiliates other than the Company or the Group Companies.

          "TRANCHE 1 CLOSING" has the meaning ascribed thereto in the Securities Purchase Agreement.

          "TRUE-UP SUBSCRIPTION AGREEMENT" means that certain Subscription Agreement, dated the date hereof, between the Company and NeptunusBVI.

     1.2 Interpretation. For all purposes of this Agreement, except as otherwise expressly herein provided, (i) the terms defined in this Section 1 shall have the meanings assigned to them in this

Section 1 and include the plural as well as the singular, (ii) all references in this Agreement to designated "Sections" and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iii) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (iv) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (v) all references in this Agreement to designated Schedules, Exhibits and Annexes are to the Schedules, Exhibits and Annexes attached to this Agreement and (vi) any formula that purports to calculate the excess of one value over another shall be deemed to yield a value equal to zero if there is no excess.

SECTION 2 NON-COMPETITION

     2.1 General Provisions. Except as provided in Section 2.2 below, for so long as Neptunus Group, Zhang Simin or any Affiliate of the foregoing shall continue to hold any interest in the equity of the Company, and for three (3) years thereafter (the "NON-COMPETE PERIOD"), Neptunus Group agrees that neither it nor its Affiliates (other than the Company or any Group Company) shall at any time, directly or indirectly, (i) own, manage, operate or control, or be connected in any manner with the ownership, management, operation, or control of any Person that engages in, a business or any activity that is the same as, similar to or in competition with the Company or any Group Company in the PRC as presently conducted or as conducted at any time during the Non-Compete Period (a "COMPETITIVE BUSINESS"); (ii) interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company or any Group Company, on the one hand, and any customer or prospective customer, supplier, lessee or employee (including without limitation the customers and suppliers prior to the date of the Tranche 1 Closing) of the Company or any Group Company, on the other hand; (iii) solicit employment for or of any employee of the Company or any Group Company, or otherwise intentionally induce any Person to leave the employ of the Company or any Group Company; (iv) lend or allow its name or reputation to be used by or in connection with any Competitive Business; or (v) render advice to any Competitive Business.

     2.2 Exceptions. Notwithstanding anything to the contrary in Section 2.1, nothing in this Agreement shall restrict (i) Weifang Minkang Medical Chain Store Co., Ltd. (CHINESE CHARACTERS) ("MINKANG") from operating retail drugstores located in Weifang, Shandong Province, the PRC or (ii) Neptunus Group or its Affiliates from, directly or indirectly, holding an interest in the equity of Minkang so long as Minkang continues to operate any retail drugstores solely in Weifang, Shandong Province, the PRC.

SECTION 3 CONFIDENTIALITY

     3.1 Trade Secrets. During the Non-Compete Period, Neptunus Group agrees that it will keep confidential, and will cause each of its Affiliates other than the Company and the Group Companies to keep confidential, all Trade Secrets.

     3.2 Disclosure under Legal Compulsion. If Neptunus Group or any of its Affiliates other than the Company and the Group Companies is requested or required (by oral question, interrogatory, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any Trade Secrets, it shall promptly notify each of the Holders of such request or requirement and shall cooperate with the Holders so that the Holders may seek an appropriate protective order or other appropriate remedy. If, in the absence of a protective order or the receipt of a waiver hereunder, Neptunus Group or such Affiliate is, in the reasonable opinion of its legal counsel, compelled to disclose the Trade Secrets or else stand liable for contempt of a competent Government Entity or suffer other censure or material legal penalty, it may disclose only so much of the Trade Secrets to the Person compelling disclosure as is required by Applicable Law. Neptunus Group or such Affiliate, as the case may be, shall exercise its commercially reasonable efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded to such Trade Secrets.

SECTION 4 CERTAIN TAX MATTERS

     Neptunus Group hereby represents, warrants and covenants that, in connection with any sale by the Company of substantially all its business or assets, the Holders will not suffer any reduction of proceeds as a result of Taxes payable under the laws of the PRC other than against Qualifying Income from such sale.

SECTION 5 INDEMNITY

     5.1 Indemnity. Neptunus Group hereby agrees to indemnify and hold harmless each Holder from and against any and all Indemnifiable Losses suffered by such Holder, directly or indirectly, as a result of, or based upon or arising from any breach of this Agreement.

     5.2 Procedure.

     (a) Each Holder shall be entitled to select its own counsel in defense of any action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (each, a "CLAIM"), that may cause Indemnifiable Losses to such Holder. Neptunus Group shall advance all reasonable expenses, including attorneys' fees and all other related costs, expenses and obligations incurred in connection with investigating or defending against a Claim (collectively, the "DEFENSE EXPENSES"). Defense Expenses shall be paid by Neptunus Group to a Holder as they are incurred, but in any event no later than fifteen (15) days after a written request and supporting documentation are supplied by such Holder to Neptunus Group.

     (b) If a Claim is asserted by any third party against a Holder, such Holder may request Neptunus Group to defend the Claim on behalf of the Holder by a written notice. If Neptunus Group fails to defend the Holder upon such request, a recovery against the Holder suffered by it shall be conclusive in its favor against Neptunus Group.

     (c) All payments to be made by Neptunus Group to a Holder hereunder shall be made in U.S. Dollars, in immediately available funds to a bank account designated by such Holder. Neptunus Group covenants and agrees that (i) it has full authority and resources to make any payment hereunder to or for the account of an Holder in U.S. Dollars if so required; and (ii) it shall make all payments hereunder irrespective of and without deduction for, any counterclaim, defense, recoupment, or set-off.

SECTION 6 REPRESENTATIONS AND WARRANTIES

     Neptunus Group represents, warrants and covenants to each Investor that:

     (a) It is duly organized and validly existing under the laws of the jurisdiction of its formation and has the corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted and to perform each of its obligations under this Agreement.

     (b) Any corporate action necessary on the part of Neptunus Group and its officers, directors and shareholders has been taken for the authorization, execution, and delivery by it of this Agreement and the performance of its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Neptunus Group, enforceable in accordance with the terms hereof, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other remedies in the nature of equitable remedies.

     (c) The execution, delivery, and performance by Neptunus Group of this Agreement requires no Consent of any third party and (i) will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice, any provision of its constitutional documents as in effect at the date hereof, any Applicable Law, or any material contract or obligation to which it is a party or by which it is bound, or (ii) accelerate or constitute an event entitling the holder of any indebtedness of Neptunus Group to accelerate the maturity of any such indebtedness or to increase the rate of interest presently in effect with respect to such indebtedness, or (iii) result in the creation of any Encumbrance upon any of the properties or assets of Neptunus Group.

     (d) No breach or default, alleged breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default under any agreement, undertaking or instrument to which Neptunus Group is a party or by which Neptunus Group may be bound (including, inter alia this Agreement) has occurred, or as a result of this Agreement, or the performance hereof, will occur.

     (e) No litigation, arbitration or administrative proceedings are at present current or pending, or to the knowledge of Neptunus Group, threatened, which would have a material adverse effect upon the ability of Neptunus Group to fulfill its obligations hereunder.

SECTION 7 MISCELLANEOUS

     7.1 Binding Effect; Assignment. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors and permitted assigns. The rights of any Holder hereunder shall be assignable by such Holder (i) to any other Holder,
(ii) to a partner or Affiliate of such Holder; or (iii) to an assignee or transferee who holds such aggregate number of Equity Securities (assuming the exercise, conversion and exchange of any Common Share Equivalents) after the assignment or transfer as are equivalent to 6,000,000 Common Shares (as adjusted for stock splits, reverse stock splits, stock dividends, recapitalizations and the like). Except as provided above, this Agreement and the rights and obligations of any party hereunder shall not otherwise be assigned without the mutual written consent of the other parties.

     7.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of Hong Kong, without regard to conflicts of laws principles thereunder.

     7.3 Dispute Resolution.

     (a) Any dispute, controversy or claim (each, a "DISPUTE") arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved at the first instance through consultation between the parties to such Dispute. Such consultation shall begin immediately after any party has delivered written notice to any other party to the Dispute requesting such consultation.

     (b) If the Dispute is not resolved within sixty (60) days following the date on which such notice is given, the Dispute shall be submitted to arbitration upon the request of any party to the Dispute with notice to each other party to the Dispute (the "ARBITRATION NOTICE").

     (c) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the "CENTRE"). There shall be three (3) arbitrators. The claimants in the Dispute shall collectively choose one arbitrator, and the respondents shall collectively choose one arbitrator. The Secretary General of the Centre shall select the third arbitrator, who shall be qualified to practice law in Hong Kong. If any of the members of the arbitral tribunal have not been appointed within thirty (30) days after the Arbitration Notice is given, the relevant appointment shall be made by the Secretary General of the Centre.

     (d) The arbitration proceedings shall be conducted in English and Chinese. The arbitration tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law, as in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this
Section 7.3, including the provisions concerning the appointment of arbitrator, the provisions of this Section 7.3 shall prevail.

     (e) Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

     (f) The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

     (g) The arbitrator shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of Hong Kong and shall not apply any other substantive law.

     (h) Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

     (i) During the course of the arbitration tribunal's adjudication of the dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

     7.4 Language. The governing version of this Agreement is the English language version. Any translation of this Agreement into Chinese or any other language is for the convenience of the parties only.

     7.5 Amendments. Except as otherwise permitted herein, this Agreement and its provisions may be amended, changed, waived, discharged or terminated only by a writing signed by each of the parties.

     7.6 Notices. All notices, claims, certificates, requests, demands and other communications under this Agreement shall be made in writing and shall be delivered to any party hereto by hand or sent by facsimile, or sent, postage prepaid, by reputable overnight courier services at the address given for such party on the signature pages hereof (or at such other address for such party as shall be specified by like notice), and shall be deemed given when so delivered by hand, or if sent by facsimile, upon receipt of a confirmed transmittal receipt, or if sent by overnight courier, five (5) calendar days after delivery to or pickup by the overnight courier service.

     7.7 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party may reasonably request to give effect to the terms and intent of this Agreement.

     7.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior written or oral understandings or agreements.

     7.9 Severability. If any provision of this Agreement shall be held invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     7.10 Remedies Cumulative. The rights and remedies available under this Agreement or otherwise available shall be cumulative of all other rights and remedies and may be exercised successively.

     7.11 Counterpart Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     7.12 No Third Party Beneficiary. Nothing in this Agreement is intended to confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights, benefits, or obligations hereunder.

         [The remainder of this page has been left intentionally blank.]

     IN WITNESS WHEREOF the parties hereto have caused their duly authorized representatives to execute this Agreement as of the first date written above.

                                        SHENZHEN NEPTUNUS GROUP CORPORATION


                                        By:
                                           -------------------------------------
                                        Name:
                                        Capacity:
                                        Address for notice:

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        Attn:
                                             -----------------------------------
                                        Tel:
                                             -----------------------------------
                                        Fax:
                                             -----------------------------------

                                        ----------------------------------------
                                        [Print Name of Investor]


                                        By:
                                           -------------------------------------
                                        Name:
                                        Capacity:
                                        Address for notice:

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        Attn:
                                             -----------------------------------
                                        Tel:
                                             -----------------------------------
                                        Fax:
                                             -----------------------------------

                             SCHEDULE A - INVESTORS

1 GS Capital Partners 2000, L.P., a limited partnership organized and existing under the laws of the State of Delaware.

2 GS Capital Partners 2000 Offshore, L.P., a limited partnership organized and existing under the laws of the Cayman Islands.

3 GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, an entity organized and existing under the laws of Germany.

4 GS Capital Partners 2000 Employee Fund, L.P., a limited partnership organized and existing under the laws of the State of Delaware.

5 Goldman Sachs Direct Investment Fund 2000, L.P., a limited partnership organized and existing under the laws of the State of Delaware.

                     EXHIBIT K - FORM OF INDEMNITY AGREEMENT

                               INDEMNITY AGREEMENT

     THIS INDEMNITY AGREEMENT (this "AGREEMENT"), dated October 6, 2004, is entered into by and among Shenzhen Neptunus Group Corporation (CHINESE CHARACTERS), a foreign invested company limited by shares organized and existing under the laws of the People's Republic of China ("NEPTUNUS GROUP"), China Nepstar Chain Drugstore Ltd., an exempted company organized and existing under the laws of the Cayman Islands (the "COMPANY"), each of the parties set forth in Schedule A (the "EXISTING SUBSIDIARIES"), and each of the parties set forth in Schedule B (the "INVESTORS").

                                    RECITALS

     WHEREAS Neptunus Group, the Company, the Existing Subsidiaries, and the Investors are parties to a Securities Purchase Agreement, dated October 6, 2004 (the "SECURITIES PURCHASE AGREEMENT");

     WHEREAS it is a condition precedent under the Securities Purchase Agreement that Neptunus Group, the Company and the Existing Subsidiaries enter into this Agreement;

     WHEREAS Neptunus Group, the Company and the Existing Subsidiaries seek to induce the Investors to consummate their investment in the Company as contemplated in the Securities Purchase Agreement, and to such ends, seek to satisfy the conditions precedent to such investment by entering into this Agreement;

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises set forth above, the mutual covenants and agreements set forth herein and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1 INTERPRETATION

     1.1 Definitions. Unless otherwise defined in this Agreement, capitalized terms used herein shall have the following meanings:

          "AFFILIATE" means, with respect to any given Person, a Person that Controls, is Controlled by, or is under common Control with the given Person.

          "APPLICABLE LAW" means, with respect to any Person, any and all provisions of any constitution, treaty, statute, law, regulation, ordinance, code, rule, judgment, rule of common law, order, decree, award, injunction, governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Government Entity, whether in effect as of the date hereof or thereafter and in each case as amended, applicable to such Person or its subsidiaries or their respective assets.

          "COMMON SHARES" shall mean the Common Shares, par value US$0.0001 per share, of the Company.

          "COMMON SHARE EQUIVALENTS" shall mean warrants, options and rights exercisable for Common Shares and instruments convertible or exchangeable for Common Shares.

          "CONSENT" means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Government Entity.

          "CONTROL" means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" have meanings correlative to the foregoing.

          "ENCUMBRANCE" means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise.

          "EQUITY SECURITIES" shall mean any Common Shares or Common Share Equivalents.

          "GOVERNMENT ENTITY" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government.

          "HOLDERS" means the Investors, together with the permitted transferees and assigns of any Holder's rights hereunder.

          "HONG KONG" means the Hong Kong Special Administrative Region.

          "INDEMNIFIABLE LOSS" means, with respect to any Indemnified Party, any action, cost, damage, disbursement, expense, Liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature. Notwithstanding anything to the contrary provided in the preceding sentence, "Indemnifiable Loss" shall include, but shall not be limited to,
     (i) interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses reasonably incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by such Indemnified Party, and (ii) any Taxes that may be payable by such Indemnified Party by reason of the indemnification of any Indemnifiable Loss hereunder, other than Taxes that would have been payable notwithstanding the event giving rise to indemnification.

          "INDEMNIFIED PARTY" has the meaning ascribed thereto in Sections 2.1.

          "LIABILITIES" means, with respect to any Person, liabilities owing by such Person of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

          "PERSON" means any natural person, limited liability company, joint stock company, joint venture, partnership, enterprise, trust, unincorporated organization or any other entity or organization.

          "PRC" means the People's Republic of China, but solely for purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and the islands of Taiwan.

          "TAXES" means any national, provincial or local income, sales and use, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or charge imposed by any Government Entity, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, and any loss or Tax Liability incurred in connection with the determination, settlement or litigation of any Liability arising therefrom.

          "TRANCHE 1 CLOSING" has the meaning ascribed thereto in the Securities Purchase Agreement.

     1.2 Interpretation. For all purposes of this Agreement, except as otherwise expressly herein provided, (i) the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular, (ii) all references in this Agreement to designated "Sections" and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iii) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (iv) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, and
(v) all references in this Agreement to designated Schedules, Exhibits and Annexes are to the Schedules, Exhibits and Annexes attached to this Agreement.

SECTION 2 INDEMNITY

     2.1 Indemnity. Neptunus Group hereby agrees to indemnify and hold harmless each Holder, the Company, and each of the Existing Subsidiaries (each, an "INDEMNIFIED PARTY"), from and against any and all Indemnifiable Losses suffered by such Indemnified Party, directly or indirectly, as a result of, or based upon or arising from (i) any underpayment or underfunding of any social benefits that the Company or any of the Existing Subsidiaries may be, or may have been, required by Applicable Law to pay or fund to or on behalf of any of the prior or continuing employees thereof prior to the date of the Tranche 1 Closing; (ii) failure by the Company or any of the Existing Subsidiaries to pay any value-added Tax prior to the date of the Tranche 1 Closing; or (iii) entry by the Company or any of the Existing Subsidiaries prior to the date of the Tranche 1 Closing into multiple lease contracts with concurrent terms for a single business premises where there is a discrepancy between such multiple leases in terms of rental or other material terms.

     2.2 Procedure.

          (a) Each Indemnified Party shall be entitled to select its own counsel in defense of any action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (each, a "CLAIM") that may cause Indemnifiable Losses to such Indemnified Party. Neptunus Group shall advance all reasonable expenses, including attorneys' fees and all other related costs, expenses and obligations incurred in connection with investigating or defending against a Claim (collectively, the "DEFENSE EXPENSES"). Defense Expenses shall be paid by Neptunus Group to the Indemnified Party as they are incurred but in any event no later than fifteen
(15) days after a written request and supporting documentation are supplied by such Indemnified Party to Neptunus Group.

          (b) If a Claim is asserted by any third party against an Indemnified Party, such Indemnified Party may request Neptunus Group to defend the Claim on behalf of the Indemnified Party by a written notice. If Neptunus Group fails to defend the Indemnified Party upon such request, a recovery against the Indemnified Party shall be conclusive in its favor against Neptunus Group, provided, however, that, if Neptunus Group has not received reasonable notice of the Claim or is not allowed to control its defense, judgment against the Indemnified Party shall only constitute presumptive evidence against Neptunus Group.

          (c) All payments to be made by Neptunus Group to an Indemnified Party hereunder shall be made in immediately available funds to a bank account designated by such Indemnified Party. All payments to be made to the Company or any Holder hereunder shall be made in U.S. Dollars. Neptunus Group covenants and agrees that (i) it has full authority and resources to make any payment hereunder to or for the account of the Company or any Holder in U.S. Dollars if so required; and (ii) it shall make all payments hereunder irrespective of and without deduction for, any counterclaim, defense, recoupment, or set-off.

SECTION 3 REPRESENTATIONS AND WARRANTIES

     Neptunus Group represents, warrants and covenants to each Indemnified Party that:

          (a) It is duly organized and validly existing under the laws of the jurisdiction of its formation and has the corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted and to perform each of its obligations under this Agreement.

          (b) Any corporate action necessary on the part of Neptunus Group and its officers, directors and shareholders has been taken for the authorization, execution, and delivery by it of this Agreement and the performance of its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Neptunus Group, enforceable in accordance with the terms hereof, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other remedies in the nature of equitable remedies.

          (c) The execution, delivery, and performance by Neptunus Group of this Agreement requires no Consent of any third party and (i) will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice, any provision of its constitutional documents as in effect at the date hereof, any Applicable Law, or any material contract or obligation to which it is a party or by which it is bound, or (ii) accelerate or constitute an event entitling the holder of any indebtedness of Neptunus Group to accelerate the maturity of any such indebtedness or to increase the rate of interest presently in effect with respect to such indebtedness, or (iii) result in the creation of any Encumbrance upon any of the properties or assets of Neptunus Group.

          (d) No breach or default, alleged breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default under any agreement, undertaking or instrument to which Neptunus Group is a party or by which Neptunus Group may be bound (including, inter alia this Agreement) has occurred, or as a result of this Agreement, or the performance hereof, will occur.

          (e) No litigation, arbitration or administrative proceedings are at present current or pending, or to the knowledge of Neptunus Group, threatened, which would have a material adverse effect upon the ability of Neptunus Group to fulfill its obligations hereunder.

SECTION 4 MISCELLANEOUS

     4.1 Binding Effect; Assignment This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives. The rights of any Holder hereunder shall be assignable by such Holder (i) to any other Holder, (ii) to a partner or Affiliate of such Holder, or (iii) to an assignee or transferee who holds such aggregate number of Equity Securities (assuming the exercise, conversion and exchange of any Common Share Equivalents) after the assignment or transfer as are equivalent to 6,000,000 Common Shares (as adjusted for stock splits, reverse stock splits, stock dividends, recapitalizations and the like). Except as provided above, this Agreement and the rights and obligations of any party hereunder shall not otherwise be assigned without the mutual written consent of Neptunus Group and each of the Holders then holding any Equity Securities.

     4.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of Hong Kong, without regard to conflicts of laws principles thereunder.

     4.3 Dispute Resolution.

          (a) Any dispute, controversy or claim (each, a "DISPUTE") arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved at the first instance through consultation between the parties to such Dispute. Such consultation shall begin immediately after any party has delivered written notice to any other party to the Dispute requesting such consultation.

          (b) If the Dispute is not resolved within sixty (60) days following the date on which such notice is given, the Dispute shall be submitted to arbitration upon the request of any party to the Dispute with notice to each other party to the Dispute (the "ARBITRATION NOTICE").

          (c) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the "CENTRE"). There shall be three (3) arbitrators. The claimants in the Dispute shall collectively choose one arbitrator, and the respondents shall collectively choose one arbitrator. The Secretary General of the Centre shall select the third arbitrator, who shall be qualified to practice law in Hong Kong. If any of the members of the arbitral tribunal have not been appointed within thirty (30) days after the Arbitration Notice is given, the relevant appointment shall be made by the Secretary General of the Centre.

          (d) The arbitration proceedings shall be conducted in English and Chinese. The arbitration tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law, as in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 4.3, including the provisions concerning the appointment of arbitrator, the provisions of this Section 4.3 shall prevail.

          (e) Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

          (f) The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

          (g) The arbitrator shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of Hong Kong and shall not apply any other substantive law.

          (h) Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

          (i) During the course of the arbitration tribunal's adjudication of the dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

     4.4 Language. The governing version of this Agreement is the English language version. Any translation of this Agreement into Chinese or any other language is for the convenience of the parties only.

     4.5 Amendments. Except as otherwise permitted herein, this Agreement and its provisions may be amended, changed, waived, discharged or terminated only by a writing signed by each of the parties.

     4.6 Notices. All notices, claims, certificates, requests, demands and other communications under this Agreement shall be made in writing and shall be delivered to any party hereto by hand or sent by facsimile, or sent, postage prepaid, by reputable overnight courier services at the address given for such party on the signature pages hereof (or at such other address for such party as shall be specified by like notice), and shall be deemed given when so delivered by hand, or if sent by facsimile, upon receipt of a confirmed transmittal receipt, or if sent by overnight courier, five (5) calendar days after delivery to or pickup by the overnight courier service.

     4.7 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party may reasonably request to give effect to the terms and intent of this Agreement.

     4.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior written or oral understandings or agreements.

     4.9 Severability. If any provision of this Agreement shall be held invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     4.10 Remedies Cumulative. The rights and remedies available under this Agreement or otherwise available shall be cumulative of all other rights and remedies and may be exercised successively.

     4.11 Counterpart Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     4.12 No Third Party Beneficiary. Nothing in this Agreement is intended to confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights, benefits, or obligations hereunder.

         [The remainder of this page has been left intentionally blank.]

     IN WITNESS WHEREOF the parties hereto have caused their duly authorized representatives to execute this Agreement as of the first date written above.

                                        SHENZHEN NEPTUNUS GROUP CORPORATION


                                        By:
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                                        Capacity:
                                        Address for notice:

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                                        CHINA NEPSTAR CHAIN DRUGSTORE LTD.


                                        By:
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                                        Capacity:
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                                        ----------------------------------------
                                        [Print Name of Investor]


                                        By:
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                                        Name:
                                        Capacity:
                                        Address for notice:

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                                        Attn:
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                                        ----------------------------------------
                                        [Print Name of Investor]


                                        By:
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                                        Name:
                                        Capacity:
                                        Address for notice:

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

                       SCHEDULE A - EXISTING SUBSIDIARIES

1. Shenzhen Nepstar Commercial Development Co., Ltd. (CHINESE CHARACTERS) a wholly foreign-owned enterprise organized and existing under the laws of the PRC

2. Shenzhen Neptunus Medical & Pharmaceutical Electronic Technology Co., Ltd. (CHINESE CHARACTERS) a wholly foreign-owned enterprise organized and existing under the laws of the PRC

3. Shenzhen Nepstar Medical Co., Ltd. (CHINESE CHARACTERS), a limited liability company organized and existing under the laws of the PRC

4. Shenzhen Nepstar Health Drugstore Chain Co., Ltd. (CHINESE CHARACTERS), a limited liability company organized and existing under the laws of the PRC

5. Shanghai Nepstar Drugstore Co., Ltd. (CHINESE CHARACTERS), a limited liability company organized and existing under the laws of the PRC

6. Sichuan Nepstar Health Drugstore Co., Ltd. (CHINESE CHARACTERS), a limited liability company organized and existing under the laws of the PRC

7. Yunnan Jianzhijia Chain Health Drugstore Co., Ltd. (CHINESE CHARACTERS), a limited liability company organized and existing under the laws of the PRC

8. Jiangsu Nepstar Health Drugstore Chain Co., Ltd. (CHINESE CHARACTERS), a limited liability company organized and existing under the laws of the PRC

9. Dalian Nepstar Medical Co., Ltd. (CHINESE CHARACTERS), a limited liability company organized and existing under the laws of the PRC

10. Ningbo Huamei Star Health Drugstore Co., Ltd. (CHINESE CHARACTERS), a limited liability company organized and existing under the laws of the PRC

11. Hangzhou Nepstar Health Drugstore Co., Ltd. (CHINESE CHARACTERS), a limited liability company organized and existing under the laws of the PRC

12. Guangzhou Nepstar Medical Chain Co., Ltd. (CHINESE CHARACTERS), a limited liability company organized and existing under the laws of the PRC

13. Changzhou Nepstar Health Drugstore Co., Ltd. (CHINESE CHARACTERS), a limited liability company organized and existing under the laws of the PRC

14. Suzhou Nepstar Health Drugstore Co., Ltd. (CHINESE CHARACTERS), a limited liability company organized and existing under the laws of the PRC

15. Wuxi Nepstar Drug Retail Co., Ltd. (CHINESE CHARACTERS), a limited liability Company organized and existing under the laws of the PRC

16. Medicine Shoppe Medical Chains Management Consulting (Shenzhen) Co., Ltd. (CHINESE CHARACTERS), a Sino-foreign equity joint venture organized and existing under the laws of the PRC

                             SCHEDULE B - INVESTORS

1. GS Capital Partners 2000, L.P., a limited partnership organized and existing under the laws of the State of Delaware.

2. GS Capital Partners 2000 Offshore, L.P., a limited partnership organized and existing under the laws of the Cayman Islands.

3. GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, an entity organized and existing under the laws of Germany.

4. GS Capital Partners 2000 Employee Fund, L.P., a limited partnership organized and existing under the laws of the State of Delaware.

5. Goldman Sachs Direct Investment Fund 2000, L.P., a limited partnership organized and existing under the laws of the State of Delaware.

                    EXHIBIT L - FORM OF REDEMPTION AGREEMENT

                              REDEMPTION AGREEMENT

     THIS REDEMPTION AGREEMENT (this "AGREEMENT"), dated October 6, 2004, is entered into by and among China Nepstar Chain Drugstore Ltd., a limited company organized and existing under the laws of the Cayman Islands (the "COMPANY"), Ankeen Enterprises Limited, a private company limited by shares organized and existing under the laws of Hong Kong ("ANKEEN"), China Neptunus Drugstore Holding Ltd., an international business company organized and existing under the laws of the British Virgin Islands ("NEPTUNUSBVI"), China Star Chain Ltd., an international business company organized and existing under the laws of the British Virgin Islands ("MANAGERCO") and each of the parties set forth in Schedule A (the "INVESTORS").

                                    RECITALS

     WHEREAS the parties hereto have entered into a certain Securities Purchase Agreement, dated October 6, 2004 (as the same may be amended from time to time, the "SECURITIES PURCHASE AGREEMENT"), pursuant to which the Investors are to invest in the Company by purchasing certain Series A-1 Preferred Shares, par value US$0.0001 per share (the "SERIES A-1 PREFERRED SHARES"), of the Company and certain Series A-2 Preferred Shares, par value US$0.0001 per share (together with the Series A-1 Preferred Shares, the "SERIES A PREFERRED SHARES"), of the Company;

     WHEREAS it is a condition precedent to the Investors' investment in the Company under the Securities Purchase Agreement that the Company, the Investors, Ankeen, NeptunusBVI and ManagerCo enter into this Agreement;

     WHEREAS the Company, Ankeen, NeptunusBVI and ManagerCo seek to induce the Investors to consummate their investment in the Company as contemplated in the Securities Purchase Agreement, and to such ends, seek to satisfy the conditions precedent to such investment by entering into this Agreement;

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises set forth above, the mutual covenants and agreements set forth herein and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1 INTERPRETATION

     1.1 Definitions. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the following meanings:

          "ACCOUNTING PRINCIPLES" shall mean International Financial Reporting Standards as promulgated from time to time by the IASB (including, without limitation, standards and interpretations approved by the IASB and International Accounting Principles issued under previous constitutions thereof), together with the IASB's pronouncements thereon from time to time, all as consistently applied.

          "AFFILIATE" means, with respect to any given Person, a Person that Controls, is Controlled by, or is under common Control with the given Person.

          "APPLICABLE LAW" means, with respect to any Person, any and all provisions of any constitution, treaty, statute, law, regulation, ordinance, code, rule, judgment, rule of common law, order, decree, award, injunction, governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Government Entity, whether in effect as of the date hereof or thereafter and in each case as amended, applicable to such Person or its subsidiaries or their respective assets.

          "BASE PRICE" has the meaning ascribed thereto in the Company's Amended and Restated Articles of Association, adopted October 6, 2004, as the same may be amended from time to time.

          "COMMON SHARES" mean the Common Shares, par value US$0.0001 per share, of the Company.

          "COMMON SHARE EQUIVALENTS" means warrants, options and rights exercisable for Common Shares and instruments convertible or exchangeable for Common Shares.

          "COMPANY" has the meaning ascribed thereto in the preamble hereto.

          "COMPETITOR" means, as of any given time, any Person (i) whose main line of business at such time is the operation of pharmaceutical retail stores and (ii) who enjoys at such time, whether individually or through an Affiliate, more than a 20% interest in the equity or proceeds in or from an enterprise (whether in the form of a limited liability company, joint stock company, joint venture, partnership, cooperative arrangement, enterprise, trust, unincorporated organization or any other entity or organization) operating pharmaceutical retail stores in the PRC.

          "CONSENT" means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Government Entity.

          "CONTROL" means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

          "ENCUMBRANCE" means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise.

          "EQUITY SECURITIES" means any Common Shares or Common Share
     Equivalents.

          "GOVERNMENT ENTITY" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government.

          "GROUP COMPANY" means any Person that is not a natural person and that is Controlled by the Company.

          "HOLDERS" means, the Investors, together with the permitted transferees and assigns of any Holder.

          "HONG KONG" means the Hong Kong Special Administrative Region.

          "HOLDER MAJORITY" means, for any given time, Holders representing a majority in voting power of the Series A Preferred Shares then held by all Holders.

          "IASB" means the International Accounting Standards Board.

          "IPO" means a firm-commitment underwritten initial public offering of the Company's Common Shares on the New York Stock Exchange, the Nasdaq Stock Market's National Market System, the Main Board of the Hong Kong Stock Exchange or any other exchange of the recognized international reputation and standing duly approved by the Company's Board of Directors.

          "PARTICIPATING SHAREHOLDERS" means NeptunusBVI, ManagerCo and the Investors, together with any Person acceding to the obligations of a Participating Shareholder pursuant to Section 6.1.

          "PERSON" means any natural person, limited liability company, joint stock company, joint venture, partnership, enterprise, trust, unincorporated organization or any other entity or organization.

          "PRC" means the People's Republic of China, but solely for purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and the islands of Taiwan.

          "QUALIFIED IPO" means an IPO that values the Company at no less than US$250,000,000 immediately prior to the IPO and that results in aggregate proceeds to the Company of US$50,000,000, net of Selling Expenses.

          "SELLING EXPENSES" means, with respect to the issue or sale of any securities, any expenses payable directly or indirectly by the Company and any underwriting, brokerage or similar commissions, compensation, discounts or concessions paid or allowed by the Company in connection with such issue or sale.

          "TAXES" means any national, provincial or local income, sales and use, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or charge imposed by any Government Entity, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, and any loss or Tax liability incurred in connection with the determination, settlement or litigation of any liability arising therefrom.

          "TRANCHE 1 CLOSING" shall have the meaning ascribed thereto in the Securities Purchase Agreement.

     1.2 Interpretation. For all purposes of this Agreement, except as otherwise herein expressly provided, (i) the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned under the Accounting Principles, (iii) all references in this Agreement to designated "Sections" and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms,
(v) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, and (vi) all references in this Agreement to designated Schedules, Exhibits and Annexes are to the Schedules, Exhibits and Annexes attached to this Agreement.

SECTION 2 REDEMPTION OF THE SERIES A PREFERRED SHARES

     2.1 Redemption Right. Following the first occurrence of a Redemption Event, a Holder Majority may require the Company to repurchase all, but not less than all, the issued and outstanding Series A Preferred Shares at a price per share (the "REDEMPTION PRICE") as determined in Section 2.2 below. Such right shall be exercisable after the occurrence of such Redemption Event and prior to October 5, 2014 by delivery of written notice (a "REDEMPTION NOTICE") to the Company and to each other Holder. A Redemption Notice shall fix a date for redemption (the "REDEMPTION DATE"), which shall be no later than sixty (60) days after the date which such notice is delivered to the Company. Each Holder agrees that, following the due delivery of a Redemption Notice and to the extent such shares are not previously converted into Common Shares, it shall be obligated to sell all the Series A Preferred Shares held thereby to the Company at such time and in accordance with such terms as are provided hereunder.

     2.2 Redemption Price. The Redemption Price payable by the Company in respect of the repurchase of any Series A Preferred Share under this Section 2 shall be the sum of (i) the Base Price for such share at the Redemption Date,
(ii) the amount which would have accrued on such Base Price at the compound annual rate of 8% from the date of the share's issuance under the Securities Purchase Agreement up to and including such date as the Redemption Price is paid with respect to such share, and (iii) any declared but unpaid dividends on the share. The Redemption Price shall be payable to any Holder at the last address shown for such Holder in the share registrar of the Company or to such account as the Holder may specify to the Company in written notice delivered on or prior to the Redemption Date.

     2.3 Redemption Event. For purposes of this Agreement, the occurrence of any of the following events shall constitute a "REDEMPTION EVENT":

          (i) As of the fourth anniversary of the Tranche 1 Closing, the Investors or their Affiliates shall continue to hold at least 12,000,000 Series A Preferred Shares (as adjusted for stock splits, stock dividends, reverse stock splits, recapitalizations and the like) and the Company shall not have completed an IPO;

          (ii) Applicable Law shall require, or any Government Entity shall otherwise impose any obligation on, any of the Company or the Group Companies, or any combination of the foregoing, to reorganize their corporate structure, business or operations; or

          (iii) Applicable Law shall prevent the Company from carrying out an IPO or any Government Entity shall otherwise take any action which would effectively prevent the Company from carrying out an IPO within the reasonably foreseeable future.

     2.4 Redemption Mechanics.

          (a) Except as otherwise provided in paragraph (b) below, on or after the Redemption Date, each Holder shall surrender to the Company, at the principal office of the Company, or at such other office or agency as the Company may designate by notice to such Holder in writing, all certificates held by the Holder representing the Series A Preferred Shares owned thereby. Upon receipt of any such certificate for Series A Preferred Shares, the Company shall promptly pay the Redemption Price with respect to such shares to the order of the Holder whose name appears on such certificate or certificates, and each surrendered certificate shall be cancelled. In the case of any lost, stolen or destroyed certificate, the Company shall promptly pay the Redemption Price to the Holder of the Series A Preferred Shares that would have been evidenced by such certificate upon such Holder executing an agreement reasonably satisfactory to the Company to indemnify the Company for any loss incurred by it in connection with such lost, stolen or destroyed certificate. In the event the name of the Person appearing on a certificate or certificates surrendered to the Company by a Holder is other than the name of such Holder, the Company shall promptly pay such Holder the Redemption Price with respect to the Series A Preferred Shares evidenced by such certificate or certificates upon the Holder's title to such shares being established to the reasonable satisfaction of the Company.

          (b) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights with respect to the Series A Preferred Shares subject to repurchase pursuant to these provisions (except the right to receive the Redemption Price therefor in accordance with paragraph (a) above) shall cease with respect to such shares, and such shares shall not be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.

          (c) If the funds of the Company legally available for repurchase of Series A Preferred Shares on the Redemption Date are insufficient to repurchase all the Series A Preferred Shares required to be repurchased at such date, those funds which are legally available will be used to repurchase ratably from the Holders, according to the Base Price of the Series A Preferred Shares held thereby, the maximum possible number of Series A Preferred Shares. Thereafter, as additional funds of the Company from time to time become legally available for the repurchase of Series A Preferred Shares, such funds shall immediately be applied towards repurchasing ratably from the Holders, according to the Base Price of the Series A Preferred Shares then held thereby, the balance of any Series A Preferred Shares which were otherwise required to be repurchased at the Redemption Date. Notwithstanding anything to the contrary contained herein, any Series A Preferred Shares with respect to which the Company has failed to pay the Redemption Price as required shall continue to have all the powers, designations, preferences and other rights (including, without limitation, rights to accrue dividends or convert such shares) which such shares had prior to the Redemption Date, until the Redemption Price shall have been paid in full with respect to such shares.

          (d) Each Holder shall be entitled to retain the certificate or certificates evidencing any Series A Preferred Shares which the Company has failed to repurchase hereunder, and in the event only part of the Series A Preferred Shares evidenced by any certificate are repurchased, the Company will issue a new certificate to the Holder evidencing the unpurchased Series A Preferred Shares.

SECTION 3 GUARANTEE

     3.1 Guarantee. Ankeen (the "GUARANTOR") hereby irrevocably, absolutely and unconditionally, guarantees, as principal obligor and not merely as surety, the full, prompt and complete payment of all amounts payable by the Company under this Agreement, when and as payment of such amounts shall become due, and irrevocably and unconditionally undertakes with the Holders that, if and whenever the Company shall be in default in payment of any such sum whatsoever under or in connection with the Company's obligations pursuant to this Agreement, the Guarantor will on first demand make good in U.S. Dollars the default and pay all sums which may be payable as if the Guarantor, instead of the Company, were the primary obligor. Without limiting the foregoing, as a separate and independent covenant, the Guarantor hereby agrees that any sum expressed to be payable by the Company under this Agreement but which is for any reason (whether or not now existing and whether or not now known or becoming known to any party thereto) not recoverable from the Guarantor on the basis of a guarantee shall nevertheless be recoverable from the Guarantor as if the Guarantor were the sole principal obligor and shall be paid by the Guarantor to the Holders on demand in U.S. Dollars.

     3.2 Continuing Obligation. The guarantee given under this Section 3 is the continuing obligation of the Guarantor and shall remain in force until all sums guaranteed hereunder which may be or become payable have been paid in full. Such guarantee shall continue to be effective or shall be reinstated, as the case may be, if at any time payment of any sums guaranteed hereunder must be restored by any Holder upon the bankruptcy, liquidation or reorganization of the Company or otherwise.

     3.3 Preservation of Guaranty. The obligations of the Guarantor under this
Section 3 shall not be affected by any act, omission, matter, or thing which, but for this Section 3.3, might operate to release or otherwise exonerate the Guarantor from its obligations hereunder or otherwise affect such obligations, including without limitation and whether or not known to the Guarantor or the Holders, (i) any time or indulgence granted to or composition with the Company or any other Person; (ii) the taking, variation, compromise, renewal, release of or refusal or neglect to perfect or enforce any rights, remedies or securities against the Company or any other Person; (iii) any legal limitation, disability, incapacity or other circumstances relating to the Company or any other Person or any amendment or supplement to or variation of the rights and preferences of the Series A Preferred Shares, the provisions of this Agreement or any other document or security; (iv) any irregularity, unenforceablity or invalidity of any obligations of the Company or any other Person with respect to the Series A Preferred Shares, under this Agreement or under any other document or security; or (v) the failure of the Company to maintain its corporate existence or the ownership of substantially all of its assets.

     3.4 Waiver. The Guarantor hereby waives diligence, presentment, demand, protest, notice and any right it may have of first requiring any Holder to proceed against or enforce any other guaranty or security of, or claim payment from, the Company or any other Person.

     3.5 Non-Competition. After a claim has been made pursuant to this Section 3 and until all sums guaranteed hereunder shall have been paid in full, the Guarantor shall not (i) be entitled nor shall claim to rank as creditor against the estate or in the bankruptcy or liquidation of the Company in competition with any Holder or (ii) receive, claim or have the benefit of any payment or distribution from or on account of the Company or claim the benefit of any security or moneys held by any Holder.

     3.6 Additional Security. The guarantee given by the Guarantor under this
Section 3 shall be in addition to and shall not in any way be prejudiced by any collateral or other security now or hereafter held by any Holder or by any lien to which any Holder may be entitled.

     3.7 Payments.

          (a) All payments to be made by the Guarantor under this Section 3 shall be made in immediately available funds, in U.S. Dollars and at the place or places in and at which the corresponding sums are payable by the Company under this Agreement. The Guarantor covenants and agrees that it shall pay all amounts payable hereunder free and clear of, and without deduction or withholding for or on account of, any Taxes and shall indemnify and hold harmless each Holder from any Taxes that may be payable by such Holder in respect of any payment by the Guarantor under this Section 3, other than Taxes that would have been payable notwithstanding the event giving rise to the Guarantor's payment obligation hereunder.

          (b) All payments to a Holder under this Section 3 shall be made by the Guarantor irrespective of and without deduction for, any counterclaim, defense, recoupment, or set-off and shall be final.

          (c) The Guarantor hereby represents and warrants that it has full authority to make all payments hereunder to or for the account of the Holders in
U. S. Dollars.

     3.8 Evidence and Demand. A certificate from any Holder setting forth an amount due thereto from the Company or the Guarantor shall be conclusive evidence of such amount. Upon the Guarantor's receipt of any such certificate from a Holder, the Guarantor shall immediately pay the amount specified in such certificate to the Holder in accordance with the terms of Section 3.7.

     3.9 General Undertakings. The Guarantor undertakes that, from and after the date hereof and for so long as any amount payable or guaranteed under this
Section 3 remains unpaid, it shall obtain and promptly renew from time to time all Consents as may be required to perform its obligations under this Section 3 or required for the validity or enforceability of this Agreement, shall comply with the terms of the same and will ensure the availability and transferability of sufficient foreign exchange to enable it to comply with its obligations under this Section 3.

     3.8 Evidence and Demand. A certificate from any Holder setting forth an amount due thereto from the Company or the Guarantor shall be conclusive evidence of such amount. Upon the Guarantor's receipt of any such certificate from a Holder, the Guarantor shall immediately pay the amount specified in such certificate to the Holder in accordance with the terms of Section 3.7.

     3.9 General Undertakings. The Guarantor undertakes that, from and after the date hereof and for so long as any amount payable or guaranteed under this
Section 3 remains unpaid, it shall obtain and promptly renew from time to time all Consents as may be required to perform its obligations under this Section 3 or required for the validity or enforceability of this Agreement, shall comply with the terms of the same and will ensure the availability and transferability of sufficient foreign exchange to enable it to comply with its obligations under this Section 3.

     3.10 Negative Pledge.

          (a) The Guarantor undertakes that, from and after the date hereof and so long as any amount payable or guaranteed hereunder is outstanding, the Guarantor will not, create or permit to exist any Encumbrance on or over any of its present or future assets or revenues as security for any present or future loan, debt, guaranty or other obligation (whether of the Guarantor or any other Person) unless it shall ensure (in a manner satisfactory to a Holder Majority) that the obligations of the Guarantor hereunder either (i) share equally and ratably with such loan, debt, guaranty or other obligation thereby secured, or
(ii) receive the benefit of an Encumbrance on other assets or revenues of the Guarantor equivalent to that granted to such other loan, debt, guaranty or obligation. However, the foregoing undertaking shall not apply to:

          (i) any Encumbrance created or granted to secure indebtedness having a maturity of not more than one (1) year (other than indebtedness incurred pursuant to an agreement to extend credit, in one or more advances and irrespective of the term of individual advances, under which the date of expiration of the commitment to advance funds or the latest date on which advances may remain outstanding is more than one (1) year from the date of such agreement) or any guaranty thereof, it being understood that any indebtedness initially having a maturity of one (1) year or less which is extended, renewed or replaced in related transactions by other indebtedness so as to result in a final maturity of such indebtedness (taken together with all such other indebtedness) of more than two (2) years shall, as of the time of the extension, renewal or replacement having such effect cease to be considered as indebtedness having a maturity of not more than one (1) year for the purposes hereof; and

          (ii) any Encumbrance existing at the date of this Agreement.

          (b) The Guarantor undertakes that its obligations hereunder will constitute direct, unconditional, unsecured, unsubordinated and general obligations of, and will rank at least pari passu with, all other present and future outstanding unsecured indebtedness issued, created, assumed or guaranteed by it.

     3.11 Currency Indemnity. The obligations of the Guarantor to make payment in U.S. Dollars of all amounts due hereunder shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than U.S. Dollars, except to the extent such tender or recovery shall result in the actual receipt by the appropriate party of the full amount of U.S. Dollars due hereunder. The obligations of the Guarantor to make payments in U.S Dollars as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in U.S. Dollars of the amount, if any, by which such actual receipt shall fall short of the full amount of U.S. Dollars due hereunder, and shall not be affected by the judgment being obtained for any other sums due under this
Section 3.

SECTION 4 COMPULSORY SALE

     4.1 Right to Require Compulsory Sale. In the event of any default by the Company in paying the Redemption Price with respect to any Series A Preferred Share (a "DEFAULT"), then for so long as such Default is continuing, a Holder Majority may cause the sale (a "COMPULSORY SALE") of the Company to a third party ("PROSPECTIVE PURCHASER") in a bona-fide, arms-length transaction and may distribute the proceeds therefrom to the Participating Shareholders in accordance with

Section 4.3. Without limiting the generality of the foregoing, in furtherance of a Compulsory Sale, a Holder Majority (i) may require the sale of all or a material part of the business, assets and undertakings of any of the Company or the Group Companies, (ii) may require the continuation of the Company to another jurisdiction, (iii) may require the merger, amalgamation or consolidation of the Company with or into another Person, (iv) may require the Participating Shareholders to sell all the capital shares in the Company held thereby or (v) may require the Company and/or the Participating Shareholders to take all such other actions as a Holder Majority may deem appropriate to effect a Compulsory Sale.

     4.2 Further Assurances. Each Participating Shareholder shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as a Holder Majority may request in furtherance of any proposed Compulsory Sale of the Company, including, without limitation:

          (i) Voting all the capital shares of the Company held by such Participating Shareholder to approve any resolution which may be required to consummate such Compulsory Sale; and

          (ii) Delivering to any representative appointed by a Holder Majority all certificates evidencing any capital shares of the Company held by such Participating Shareholder, together with (i) an instrument of transfer, duly executed in blank and in proper form to permit the disposition of such shares to a Prospective Purchaser and (ii) a limited power-of-attorney, in form and substance reasonably satisfactory to a Holder Majority, authorizing the representative of such Holder Majority to effect the disposition of such shares to the Prospective Purchaser on such terms and conditions as shall be agreed between the Holder Majority and the Prospective Purchaser for the Compulsory Sale. If any Participating Holder shall fail to deliver such certificate, instrument of transfer and limited power-of-attorney to the representative of a Holder Majority as required under this clause, the disposition of any capital shares held by such Participating Holder may be effected without the Participating Shareholder's consent or surrender of its certificate.

     4.3 Distribution of Proceeds. Upon a Compulsory Sale any proceeds therefrom payable to the Participating Shareholders shall be distributed promptly among the Participating Shareholders as follows:

          FIRST, to the holders of Series A Preferred Shares (i) pro rata, according to the Base Price of the Series A Preferred Shares held thereby, until each such holder shall have received an amount which equals 150% of the aggregate Base Price of the Series A Preferred Shares held thereby and (ii) pro rata, according to the amount of any dividends that have been declared but remain unpaid with respect to all Series A Preferred Shares held thereby, until all dividends that have been declared with respect to the Series A Preferred Shares have been paid; SECOND, to the holders of Common Shares (i) pro rata, according to the number of Common Shares held thereby, until an aggregate amount has been paid to such holders collectively which is equal to the sum of all prior amounts paid with respect to the Series A Preferred Shares under this Section 4.3 and (ii) pro rata, according to the amount of any dividends that have been declared but remain unpaid with respect to all Common Shares held thereby, until all dividends that have been declared with respect to the Common Shares have been paid; and THIRD, to all holders pro rata, according to the number of Common Shares held thereby (treating any Series A Preferred Shares on an as-if converted basis).

     4.4 Discharge of Obligation to Pay Redemption Price.

          (a) If the proceeds paid to a Holder from a Compulsory Sale exceed the sum of all amounts payable to such Holder in respect of the Redemption Price on any Series A Preferred Shares outstanding immediately prior to the Compulsory Sale, then the Company's obligation to pay such Redemption Price to the Holder shall be deemed discharged; provided that, notwithstanding anything to the contrary in this Section 4.4, the Company's obligation to pay the Redemption Price with respect to any Series A Preferred Share shall continue to be effective or shall be reinstated, as the case may be, if at any time (i) all or any part of the proceeds paid to any Holder from a Compulsory Sale must be restored by such Holder upon the bankruptcy, liquidation or reorganization of the Company or otherwise and (ii) as a consequence, the resulting proceeds to such Holder from the Compulsory Sale shall be less than the sum of all amounts that were payable to such Holder in respect of the Redemption Price on any Series A Preferred Shares outstanding immediately prior to the Compulsory Sale.

          (b) To the extent the proceeds paid to a Holder from a Compulsory Sale are less than the sum of all amounts payable to such Holder in respect of the Redemption Price on any Series A Preferred Shares outstanding immediately prior to the Compulsory Sale, the Company undertakes to pay such deficiency to the Holder regardless of whether the Holder shall continue to hold the Series A Preferred Shares following consummation of the Compulsory Sale.

SECTION 5 REPRESENTATIONS AND WARRANTIES

     Each of the Company, Ankeen, ManagerCo and NeptunusBVI (collectively, the "WARRANTORS") jointly and severally represent, warrant and covenant to each of the Investors that:

          (a) It is duly organized and validly existing under the laws of the jurisdiction of its formation and has the corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted and to perform each of its obligations under this Agreement.

          (b) All corporate action necessary on the part of such Warrantor and its officers, directors and shareholders has been taken for the authorization, execution, and delivery by such Warrantor of this Agreement and the performance by the Warrantor of its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Warrantor, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other remedies in the nature of equitable remedies.

          (c) The execution, delivery, and performance by such Warrantor of this Agreement requires no Consent of any third party and (i) will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice, any provision of its constitutional documents as in effect at the date hereof, any Applicable Law, or any material contract or obligation to which it is a party or by which it is bound, or (ii) accelerate or constitute an event entitling the holder of any indebtedness of the Warrantor to accelerate the maturity of any such indebtedness or to increase the rate of interest presently in effect with respect to such indebtedness, or (iii) result in the creation of any Encumbrance upon any of the properties or assets of the Warrantor.

          (d) No breach or default, alleged breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default under any agreement, undertaking or instrument to which the Warrantor is a party or by which the Warrantor may be bound (including, inter alia this Agreement) has occurred, or as a result of this Agreement, or the performance hereof, will occur.

          (e) Except such Consents as are described in Schedule B of this Agreement, no Consent is required of any Government Entity on the part of such Warrantor, nor is advisable, in connection with the execution, delivery, performance, validity and enforceability of this Agreement. All Consents described in Schedule B of this Agreement have been duly secured and are in full force and effect as of the date hereof, and the Warrantor is in compliance with the terms of each such Consent.

          (f) No litigation, arbitration or administrative proceedings are at present current or pending, or to the knowledge of such Warrantor, threatened, which would have a material adverse effect upon the ability of the Warrantor to fulfill its obligations hereunder.

SECTION 6 ASSIGNMENTS AND TRANSFERS; NO THIRD PARTY BENEFICIARIES

     6.1 Prohibition on Transfer of Shares. Except in a Compulsory Sale, none of the Participating Shareholders shall sell, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of in any way, all or any part of any interest in the capital shares of the Company now or hereafter owned or held thereby unless the Person to whom such capital shares are sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of shall have entered into a binding instrument, in form and substance satisfactory to a Holder Majority, acceding to all of the terms of this Agreement and undertaking to observe all of the obligations of a Participating Shareholder hereunder. Any sale, assignment, transfer, pledge, hypothecation or other encumbrance or disposition of any of the capital shares of the Company not made in conformance with this Agreement shall be null and void, shall not be recorded on the books of the Company, and shall not be recognized by the Company.

     6.2 Assignment. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives. The rights of any Holder hereunder are only assignable (i) by such Holder to any other Holder,
(ii) to a partner or affiliate of such Holder, or (iii) to an assignee or transferee who holds such aggregate number of Equity Securities (assuming the exercise, conversion and exchange of any Common Share Equivalents) after the assignment or transfer as are equivalent to 6,000,000 Common Shares (as adjusted for stock splits, reverse stock splits, stock dividends, recapitalizations and the like). Except as provided above or as required by Section 6.1, this Agreement and the rights and obligations of any party hereunder shall not otherwise be assigned without the mutual written consent of the other parties.

SECTION 7 LEGEND

     Each existing or replacement certificate for capital shares of the Company now owned or hereafter acquired by the Participating Shareholders shall bear the following legend upon its face:

          "THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN REDEMPTION AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN OTHER PARTIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."

The above restrictions on share transfer should also be recorded in a notation on the Company's share register.

SECTION 8 MISCELLANEOUS

     8.1 Termination. This Agreement shall terminate upon the earlier of (i) the closing of a Qualified IPO, (ii) such date as all Series A Preferred Shares shall have been repurchased by the Company or converted into Common Shares; and
(iii) so long as a Holder Majority has not previously delivered a Redemption Notice, such time as Competitors shall hold aggregate Equity Securities representing a majority in voting power of the Equity Securities then held by all Holders. Notwithstanding anything to the contrary herein, the obligations of the Guarantor under Section 3 and the provisions of this Section 8 shall survive the termination of this Agreement. No termination of this Agreement shall relieve any party hereto of any liability for breach of this Agreement or for any misrepresentation hereunder, nor shall such termination be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.

     8.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of Hong Kong, without regard to conflicts of laws principles thereunder.

     8.3 Dispute Resolution.

          (a) Any dispute, controversy or claim (each, a "DISPUTE") arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved at the first instance through consultation between the parties to such Dispute. Such consultation shall begin immediately after any party has delivered written notice to any other party to the Dispute requesting such consultation.

          (b) If the Dispute is not resolved within sixty (60) days following the date on which such notice is given, the Dispute shall be submitted to arbitration upon the request of any party to the Dispute with notice to each other party to the Dispute (the "ARBITRATION NOTICE").

          (c) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the "CENTRE"). There shall be three (3) arbitrators. The claimants in the Dispute shall collectively choose one arbitrator, and the respondents shall collectively choose one arbitrator. The Secretary General of the Centre shall select the third arbitrator, who shall be qualified to practice law in the Hong Kong Special Administrative Region. If any of the members of the arbitral tribunal have not been appointed within thirty (30) days after the Arbitration Notice is given, the relevant appointment shall be made by the Secretary General of the Centre.

          (d) The arbitration proceedings shall be conducted in English and Chinese. The arbitration tribunal shall apply the Arbitration Rules of the United Nations Commission on

International Trade Law, as in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 8.3, including the provisions concerning the appointment of arbitrator, the provisions of this
Section 8.3 shall prevail.

          (e) Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

          (f) The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

          (g) The arbitrator shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of Hong Kong and shall not apply any other substantive law.

          (h) Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

          (i) During the course of the arbitration tribunal's adjudication of the dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

     8.4 Language. The governing version of this Agreement is the English language version. Any translation of this Agreement into Chinese or any other language is for the convenience of the parties only.

     8.5 Amendments. Except as otherwise permitted herein, this Agreement and its provisions may be amended, changed, waived, discharged or terminated only by a writing signed by each of the parties hereto.

     8.6 Notices. All notices, claims, certificates, requests, demands and other communications under this Agreement shall be made in writing and shall be delivered to any party hereto by hand or sent by facsimile, or sent, postage prepaid, by reputable overnight courier services at the address given for such party on the signature pages hereof (or at such other address for such party as shall be specified by like notice), and shall be deemed given when so delivered by hand, or if sent by facsimile, upon receipt of a confirmed transmittal receipt, or if sent by overnight courier, five (5) calendar days after delivery to or pickup by the overnight courier service.

     8.7 Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party may reasonably request to give effect to the terms and intent of this Agreement.

     8.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral understandings or agreements.

     8.9 Severability. If any provision of this Agreement shall be held invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     8.10 Remedies Cumulative. The rights and remedies available under this Agreement or otherwise available shall be cumulative of all other rights and remedies and may be exercised successively.

     8.11 Counterpart Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     8.12 No Third Party Beneficiary. Nothing in this Agreement is intended to confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights, benefits, or obligations hereunder.

         [The remainder of this page has been left intentionally blank.]

     IN WITNESS WHEREOF the parties hereto have caused their duly authorized representatives to execute this Agreement as of the first date written above.

                                        CHINA NEPSTAR CHAIN DRUGSTORE LTD.


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                                        ANKEEN ENTERPRISES LIMITED


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                                        CHINA NEPTUNUS DRUGSTORE HOLDING LTD.


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                                        CHINA STAR CHAIN LTD.


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                                         [Print Name of Investor]


                                        By:
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                             SCHEDULE A - INVESTORS

1. GS Capital Partners 2000, L.P., a limited partnership organized and existing under the laws of the State of Delaware.

2. GS Capital Partners 2000 Offshore, L.P., a limited partnership organized and existing under the laws of the Cayman Islands.

3. GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, an entity organized and existing under the laws of Germany.

4. GS Capital Partners 2000 Employee Fund, L.P., a limited partnership organized and existing under the laws of the State of Delaware.

5. Goldman Sachs Direct Investment Fund 2000, L.P., a limited partnership organized and existing under the laws of the State of Delaware.

                              SCHEDULE B - CONSENTS

                                      None

                     EXHIBIT M - FORM OF GUARANTEE AGREEMENT

                               GUARANTEE AGREEMENT

     THIS GUARANTEE AGREEMENT (this "AGREEMENT"), dated October 6, 2004, is entered into by and among Shenzhen Neptunus Group Corporation (CHINESE CHARECTERS), a foreign invested company limited by shares organized and existing under the laws of the People's Republic of China ("NEPTUNUS GROUP"), and each of the parties set forth in Schedule A (the "INVESTORS").

                                    RECITALS

     WHEREAS the parties hereto have entered into a certain Securities Purchase Agreement, dated October 6, 2004 (as the same may be amended from time to time, the "SECURITIES PURCHASE AGREEMENT"), together with China Nepstar Chain Drugstore Ltd. (the "COMPANY") and certain other parties;

     WHEREAS it is a condition precedent to the Investors' investment in the Company under the Securities Purchase Agreement that the Neptunus Group enter into this Agreement;

     WHEREAS the Neptunus Group seeks to induce the Investors to consummate their investment in the Company as contemplated in the Securities Purchase Agreement, and to such ends, seek to satisfy the conditions precedent to such investment by entering into this Agreement;

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises set forth above, the mutual covenants and agreements set forth herein and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1 INTERPRETATION

     1.1 Definitions. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the following meanings:

          "ACCOUNTING PRINCIPLES" shall mean International Financial Reporting Standards as promulgated from time to time by the IASB (including, without limitation, standards and interpretations approved by the IASB and International Accounting Principles issued under previous constitutions thereof), together with the IASB's pronouncements thereon from time to time, all as consistently applied.

          "AFFILIATE" means, with respect to any given Person, a Person that Controls, is Controlled by, or is under common Control with the given Person.

          "AGREEMENT" has the meaning ascribed thereto in the preamble hereto.

          "APPLICABLE LAW" means, with respect to any Person, any and all provisions of any constitution, treaty, statute, law, regulation, ordinance, code, rule, judgment, rule of common law, order, decree, award, injunction, governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Government Entity, whether in effect as of the date hereof or thereafter and in each case as amended, applicable to such Person or its subsidiaries or their respective assets.

          "COMMON SHARES" mean the Common Shares, par value US$0.0001 per share, of the Company.

          "COMMON SHARE EQUIVALENTS" means warrants, options and rights exercisable for Common Shares and instruments convertible or exchangeable for Common Shares.

          "COMPANY" has the meaning ascribed thereto in the preamble hereto.

          "CONSENT" means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Government Entity.

          "CONTROL" means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

          "ENCUMBRANCE" means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise.

          "EQUITY SECURITIES" means any Common Shares or Common Share
     Equivalents.

          "GOVERNMENT ENTITY" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government.

          "HOLDERS" means, the Investors, together with the permitted transferees and assigns of any Holder.

          "HONG KONG" means the Hong Kong Special Administrative Region.

          "HOLDER MAJORITY" means, for any given time, Holders representing a majority in voting power of the Series A Preferred Shares then held by all Holders.

          "IASB" means the International Accounting Standards Board.

          "INVESTOR" has the meaning ascribed thereto in the preamble hereto.

          "PERSON" means any natural person, limited liability company, joint stock company, joint venture, partnership, enterprise, trust, unincorporated organization or any other entity or organization.

          "REDEMPTION AGREEMENT" means that certain Redemption Agreement, of event date herewith, among the Company, Ankeen Enterprises Limited, China Neptunus Drugstore Holding Ltd., China Star Chain Ltd. and the Investors.

          "REDEMPTION NOTICE" has the meaning ascribed thereto in the Redemption Agreement.

          "SERIES A PREFERRED SHARES" means the Series A-1 Preferred Shares, par value US$0.0001 per share, of the Company and the Series A-2 Preferred Shares, par value US$0.0001 per share, of the Company.

          "TAXES" means any national, provincial or local income, sales and use, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or charge imposed by any Government Entity, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, and any loss or Tax liability incurred in connection with the determination, settlement or litigation of any liability arising therefrom.

     1.2 Interpretation. For all purposes of this Agreement, except as otherwise herein expressly provided, (i) the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned under the Accounting Principles, (iii) all references in this Agreement to designated "Sections" and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms,
(v) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, and (vi) all references in this Agreement to designated Schedules, Exhibits and Annexes are to the Schedules, Exhibits and Annexes attached to this Agreement.

SECTION 2 GUARANTEE

     2.1 Guarantee. Neptunus Group (the "GUARANTOR") hereby irrevocably, absolutely and unconditionally, guarantees, as principal obligor and not merely as surety, the full, prompt and complete payment of all amounts payable by the Company under the Redemption Agreement, when and as payment of such amounts shall become due, and irrevocably and unconditionally undertakes with the Holders that, if and whenever the Company shall be in default in payment of any such sum whatsoever under or in connection with the Company's obligations pursuant to the Redemption Agreement, the Guarantor will on first demand make good in U.S. Dollars the default and pay all sums which may be payable as if the Guarantor, instead of the Company, were the primary obligor. Without limiting the foregoing, as a separate and independent covenant, the Guarantor hereby agrees that any sum expressed to be payable by the Company under the Redemption Agreement but which is for any reason (whether or not now existing and whether or not now known or becoming known to any party thereto) not recoverable from the Guarantor on the basis of a guarantee shall nevertheless be recoverable from the Guarantor as if the Guarantor were the sole principal obligor and shall be paid by the Guarantor to the Holders on demand in U.S. Dollars.

     2.2 Continuing Obligation. The guarantee given under this Agreement is the continuing obligation of the Guarantor and shall remain in force until all sums guaranteed hereunder which may be or become payable have been paid in full. Such guarantee shall continue to be effective or shall be reinstated, as the case may be, if at any time payment of any sums guaranteed hereunder must be restored by any Holder upon the bankruptcy, liquidation or reorganization of the Company or otherwise.

     2.3 Preservation of Guaranty. The obligations of the Guarantor under this Agreement shall not be affected by any act, omission, matter, or thing which, but for this Section 2.3, might operate to release or otherwise exonerate the Guarantor from its obligations hereunder or otherwise affect such obligations, including without limitation and whether or not known to the Guarantor or the Holders, (i) any time or indulgence granted to or composition with the Company or any other Person; (ii) the taking, variation, compromise, renewal, release of or refusal or neglect to perfect or enforce any rights, remedies or securities against the Company or any other Person; (iii) any legal limitation, disability, incapacity or other circumstances relating to the Company or any other Person or any amendment or supplement to or variation of the rights and preferences of the Series A Preferred Shares, the provisions of the Redemption Agreement, this Agreement or any other document or security; (iv) any irregularity, unenforceablity or invalidity of any obligations of the Company or any other Person with respect to the Series A Preferred Shares, under the Redemption Agreement or under any other document or security; or (v) the failure of the Company to maintain its corporate existence or the ownership of substantially all of its assets.

     2.4 Waiver. The Guarantor hereby waives diligence, presentment, demand, protest, notice and any right it may have of first requiring any Holder to proceed against or enforce any other guaranty or security of, or claim payment from, the Company or any other Person.

     2.5 Non-Competition. After a claim has been made pursuant to this Agreement and until all sums guaranteed hereunder shall have been paid in full, the Guarantor shall not (i) be entitled nor shall claim to rank as creditor against the estate or in the bankruptcy or liquidation of the Company in competition with any Holder or (ii) receive, claim or have the benefit of any payment or distribution from or on account of the Company or claim the benefit of any security or moneys held by any Holder.

     2.6 Additional Security. The guarantee given by the Guarantor under this Agreement shall be in addition to and shall not in any way be prejudiced by any collateral or other security now or hereafter held by any Holder or by any lien to which any Holder may be entitled.

     2.7 Payments.

          (a) All payments to be made by the Guarantor under this Agreement shall be made in immediately available funds, in U.S. Dollars and at the place or places in and at which the corresponding sums are payable by the Company under the Redemption Agreement. The Guarantor covenants and agrees that it shall pay all amounts payable hereunder free and clear of, and without deduction or withholding for or on account of, any Taxes and shall indemnify and hold harmless each Holder from any Taxes that may be payable by such Holder in respect of any payment by the Guarantor under this Agreement, other than Taxes that would have been payable notwithstanding the event giving rise to the Guarantor's payment obligation hereunder.

          (b) All payments to a Holder under this Agreement shall be made by the Guarantor irrespective of and without deduction for, any counterclaim, defense, recoupment, or set-off and shall be final.

          (c) The Guarantor hereby represents and warrants that it has full authority to make all payments hereunder to or for the account of the Holders in U.S. Dollars subject to securing any Consents described in Schedule B.

     2.8 Evidence and Demand. A certificate from any Holder setting forth an amount due thereto from the Company or the Guarantor shall be conclusive evidence of such amount. Upon the Guarantor's receipt of any such certificate from a Holder, the Guarantor shall immediately pay the amount specified in such certificate to the Holder in accordance with the terms of Section 2.7.

     2.9 General Undertakings. The Guarantor undertakes that, from and after the date hereof and for so long as any amount payable or guaranteed under this Agreement remains unpaid, it shall use best efforts to obtain and promptly renew from time to time all Consents as may be required to perform its obligations under this Agreement or required for the validity or enforceability of this Agreement, shall comply with the terms of the same and will ensure the availability and transferability of sufficient foreign exchange to enable it to comply with its obligations under this Agreement.

     2.10 Negative Pledge.

          (a) The Guarantor undertakes that, from and after the date hereof and so long as any amount payable or guaranteed hereunder is outstanding, the Guarantor will not, create or permit to exist any Encumbrance on or over any of its present or future assets or revenues as security for any present or future loan, debt, guaranty or other obligation (whether of the Guarantor or any other Person) unless it shall ensure (in a manner satisfactory to a Holder Majority) that the obligations of the Guarantor hereunder either (i) share equally and ratably with such loan, debt, guaranty or other obligation thereby secured, or
(ii) receive the benefit of an Encumbrance on other assets or revenues of the Guarantor equivalent to that granted to such other loan, debt, guaranty or obligation. However, the foregoing undertaking shall not apply to:

          (i) any Encumbrance created or granted to secure indebtedness having a maturity of not more than one (1) year (other than indebtedness incurred pursuant to an agreement to extend credit, in one or more advances and irrespective of the term of individual advances, under which the date of expiration of the commitment to advance funds or the latest date on which advances may remain outstanding is more than one (1) year from the date of such agreement) or any guaranty thereof, it being understood that any indebtedness initially having a maturity of one (1) year or less which is extended, renewed or replaced in related transactions by other indebtedness so as to result in a final maturity of such indebtedness (taken together with all such other indebtedness) of more than two (2) years shall, as of the time of the extension, renewal or replacement having such effect cease to be considered as indebtedness having a maturity of not more than one (1) year for the purposes hereof; and

          (ii) any Encumbrance existing at the date of this Agreement.

          (b) The Guarantor undertakes that its obligations hereunder will constitute direct, unconditional, unsecured, unsubordinated and general obligations of, and will rank at least pari passu with, all other present and future outstanding unsecured indebtedness issued, created, assumed or guaranteed by it.

     2.11 Currency Indemnity. The obligations of the Guarantor to make payment in U.S. Dollars of all amounts due hereunder shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than

U.S. Dollars, except to the extent such tender or recovery shall result in the actual receipt by the appropriate party of the full amount of U.S. Dollars due hereunder. The obligations of the Guarantor to make payments in U.S Dollars as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in U.S. Dollars of the amount, if any, by which such actual receipt shall fall short of the full amount of U.S. Dollars due hereunder, and shall not be affected by the judgment being obtained for any other sums due under this Agreement.

SECTION 3 REPRESENTATIONS AND WARRANTIES

     Neptunus Group represents, warrants and covenants to each of the Investors that:

          (a) It is duly organized and validly existing under the laws of the jurisdiction of its formation and has the corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted and to perform each of its obligations under this Agreement.

          (b) All corporate action necessary on the part of Neptunus Group and its officers, directors and shareholders has been taken for the authorization, execution, and delivery by Neptunus Group of this Agreement and the performance by Neptunus Group of its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Neptunus Group, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other remedies in the nature of equitable remedies.

          (c) The execution, delivery, and performance by Neptunus Group of this Agreement requires no Consent of any third party and (i) will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice, any provision of its constitutional documents as in effect at the date hereof, any Applicable Law, or any material contract or obligation to which it is a party or by which it is bound, or (ii) accelerate or constitute an event entitling the holder of any indebtedness of Neptunus Group to accelerate the maturity of any such indebtedness or to increase the rate of interest presently in effect with respect to such indebtedness, or (iii) result in the creation of any Encumbrance upon any of the properties or assets of Neptunus Group.

          (d) No breach or default, alleged breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default under any agreement, undertaking or instrument to which Neptunus Group is a party or by which Neptunus Group may be bound (including, inter alia this Agreement) has occurred, or as a result of this Agreement, or the performance hereof, will occur.

          (e) Except such Consents as are described in Schedule B of this Agreement, no Consent is required of any Government Entity on the part of Neptunus Group, nor is advisable, in connection with the execution, delivery, performance, validity and enforceability of this Agreement. Neptunus Group shall file all appropriate applications for obtaining all Consents described in Schedule B of this Agreement with fifteen (15) days after the date of this Agreement and shall use best efforts to secure all such Consents as soon as possible.

          (f) No litigation, arbitration or administrative proceedings are at present current or pending, or to the knowledge of Neptunus Group, threatened, which would have a material adverse effect upon the ability of Neptunus Group to fulfill its obligations hereunder.

SECTION 4 MISCELLANEOUS

     4.1 Assignment. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives. The rights of any Holder hereunder are only assignable (i) by such Holder to any other Holder,
(ii) to a partner or affiliate of such Holder, or (iii) to an assignee or transferee who holds such aggregate number of Equity Securities (assuming the exercise, conversion and exchange of any Common Share Equivalents) after the assignment or transfer as are equivalent to 6,000,000 Common Shares (as adjusted for stock splits, reverse stock splits, stock dividends, recapitalizations and the like). Except as provided above, this Agreement and the rights and obligations of any party hereunder shall not otherwise be assigned without the mutual written consent of the other parties.

     4.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of Hong Kong, without regard to conflicts of laws principles thereunder.

     4.3 Dispute Resolution.

          (a) Any dispute, controversy or claim (each, a "DISPUTE") arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved at the first instance through consultation between the parties to such Dispute. Such consultation shall begin immediately after any party has delivered written notice to any other party to the Dispute requesting such consultation.

          (b) If the Dispute is not resolved within sixty (60) days following the date on which such notice is given, the Dispute shall be submitted to arbitration upon the request of any party to the Dispute with notice to each other party to the Dispute (the "ARBITRATION NOTICE").

          (c) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the "CENTRE"). There shall be three (3) arbitrators. The claimants in the Dispute shall collectively choose one arbitrator, and the respondents shall collectively choose one arbitrator. The Secretary General of the Centre shall select the third arbitrator, who shall be qualified to practice law in the Hong Kong Special Administrative Region. If any of the members of the arbitral tribunal have not been appointed within thirty (30) days after the Arbitration Notice is given, the relevant appointment shall be made by the Secretary General of the Centre.

          (d) The arbitration proceedings shall be conducted in English and Chinese. The arbitration tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law, as in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 4.3, including the provisions concerning the appointment of arbitrator, the provisions of this Section 4.3 shall prevail.

          (e) Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

          (f) The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

          (g) The arbitrator shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of Hong Kong and shall not apply any other substantive law.

          (h) Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

          (i) During the course of the arbitration tribunal's adjudication of the dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

     4.4 Language. The governing version of this Agreement is the English language version. Any translation of this Agreement into Chinese or any other language is for the convenience of the parties only.

     4.5 Amendments. Except as otherwise permitted herein, this Agreement and its provisions may be amended, changed, waived, discharged or terminated only by a writing signed by each of the parties hereto.

     4.6 Notices. All notices, claims, certificates, requests, demands and other communications under this Agreement shall be made in writing and shall be delivered to any party hereto by hand or sent by facsimile, or sent, postage prepaid, by reputable overnight courier services at the address given for such party on the signature pages hereof (or at such other address for such party as shall be specified by like notice), and shall be deemed given when so delivered by hand, or if sent by facsimile, upon receipt of a confirmed transmittal receipt, or if sent by overnight courier, five (5) calendar days after delivery to or pickup by the overnight courier service.

     4.7 Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party may reasonably request to give effect to the terms and intent of this Agreement.

     4.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral understandings or agreements.

     4.9 Severability. If any provision of this Agreement shall be held invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     4.10 Remedies Cumulative. The rights and remedies available under this Agreement or otherwise available shall be cumulative of all other rights and remedies and may be exercised successively.

     4.11 Counterpart Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     4.12 No Third Party Beneficiary. Nothing in this Agreement is intended to confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights, benefits, or obligations hereunder.

         [The remainder of this page has been left intentionally blank.]

     IN WITNESS WHEREOF the parties hereto have caused their duly authorized representatives to execute this Agreement as of the first date written above.

                                        SHENZHEN NEPTUNUS GROUP CORPORATION


                                        By:
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                                        Capacity:

                                        Address for notice:

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                                        -----------------------------
                                         [Print Name of Investor]


                                        By:
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                                        Capacity:
                                        Address for notice:

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

                             SCHEDULE A - INVESTORS

1. GS Capital Partners 2000, L.P., a limited partnership organized and existing under the laws of the State of Delaware.

2. GS Capital Partners 2000 Offshore, L.P., a limited partnership organized and existing under the laws of the Cayman Islands.

3. GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, an entity organized and existing under the laws of Germany.

4. GS Capital Partners 2000 Employee Fund, L.P., a limited partnership organized and existing under the laws of the State of Delaware.

5. Goldman Sachs Direct Investment Fund 2000, L.P., a limited partnership organized and existing under the laws of the State of Delaware.

                              SCHEDULE B - CONSENTS

1. Approval with respect to the guarantee hereunder of State Administration of Foreign Exchange, obtained pursuant to the Administrative Measures on Providing Security in Favor of Offshore Institutions by Domestic Institutions (CHINESE CHARECTERS), promulgated by the People's Bank of China on August 21, 1996 and effective as of October 1, 1996 and other foreign exchange regulations promulgated by the People's Bank of China or State Administration of Foreign Exchange from time to time;

2. Registration with respect to the guarantee hereunder with State Administration of Foreign Exchange Shenzhen Branch, to be conducted within fifteen (15) days after the execution of the Agreement pursuant to the Administrative Measures on Providing Security in Favor of Offshore Institutions by Domestic Institutions (CHINESE CHARECTERS), promulgated by the People's Bank of China on August 21, 1996 and effective as of October 1, 1996 and other foreign exchange regulations promulgated by the People's Bank of China or State Administration of Foreign Exchange from time to time.